UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Alexandria Real Estate Equities, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ALEXANDRIA REAL ESTATE EQUITIES, INC.

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

ALEXANDRIA CENTER

ALEXANDRIA®

Building the Future of Life-Changing Innovation™

Our Mission

Our Cluster Model

Alexandria was founded on the belief that four factors are necessary to creating world-class life science and technology clusters where innovative companies can thrive and succeed: **LOCATION + INNOVATION + TALENT + CAPITAL**.

Our unique cluster model unites cutting-edge science and technology with leading scientific and managerial talent and strategic investment capital in best-in-class locations immediately adjacent to the world's top academic institutions.

Our DNA

Each and every Alexandria employee is united in passion and purpose. We embrace a culture of mutual respect, professionalism, diversity, humility, transparency, listening, and teamwork. We continually strive to create an inclusive environment that values all people and their talents and contributions.

PASSION
Our passion and dedication to the life science and technology industries fuel our creation of collaborative and inspiring environments.

PURPOSE
Through our strategic core verticals—real estate, venture investments, thought leadership, and corporate responsibility—we are building the future of life-changing innovation.

ALEXANDRIA®

Building the Future of Life-Changing Innovation™

FRONT COVER: ALEXANDRIA CENTER® FOR LIFE SCIENCE – NEW YORK CITY

Alexandria®, Lighthouse Design® logo, Building the Future of Life-Changing Innovation™, Alexandria Center®, LaunchLabs®, Alexandria Summit®, and Alexandria Venture Investments® are trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners.

2019 Proxy Statement	i

April 9, 2019

Dear Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), to be held on Thursday, May 9, 2019, at Waldorf Astoria Beverly Hills, 9850 Wilshire Boulevard, Beverly Hills, California 90210, at 11:00 a.m., Pacific Daylight Time (the “2019 Annual Meeting”).

At the 2019 Annual Meeting, you will be asked to elect eight directors; vote upon, on a non-binding, advisory basis, a resolution to approve the compensation of our named executive officers; and vote upon the ratification of the appointment by the Audit Committee of the Board of Directors of the Company (the “Board of Directors”) of Ernst & Young LLP to serve as our independent registered public accountants for our fiscal year ending December 31, 2019. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe these matters. We urge you to read this information carefully.

Your Board of Directors unanimously believes that the election of its nominees as directors; approval, on a non-binding, advisory basis, of the compensation of our named executive officers; and ratification of the appointment of our independent registered public accountants are in the best interests of the Company and, accordingly, recommends a vote FOR the election of all the nominees as directors; FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers; and FOR the ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accountants.

In addition to the formal business to be transacted at the meeting, management will report on the progress of our business and respond to comments and questions of general interest to stockholders. You will find a summary of some of the key performance indicators on the next page and more detailed information in the Proxy Statement.

We sincerely hope that you will be able to attend and participate in the meeting. Whether or not you plan to attend the meeting, it is important that your shares be represented and voted. You may authorize a proxy to vote your shares by completing the accompanying proxy card or voting instruction form or by giving your proxy authorization via telephone or the Internet. Please read the instructions on the accompanying proxy card or voting instruction form for details on giving your proxy authorization via telephone or the Internet.

BY COMPLETING AND RETURNING THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION FORM OR BY AUTHORIZING A PROXY VIA TELEPHONE OR THE INTERNET, YOU AUTHORIZE THE PROXY HOLDERS TO REPRESENT YOU AND VOTE YOUR SHARES ACCORDING TO YOUR INSTRUCTIONS. SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE 2019 ANNUAL MEETING, BUT WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOUR PLANS CHANGE AND YOU ARE UNABLE TO ATTEND.

Sincerely,

Joel S. Marcus
Executive Chairman and Founder

2019 Proxy Statement	ii

Total Stockholder Return(1) Alexandria’s IPO to December 31, 2018(2) 1,219%	Total Stockholder Return(1) Three Years Ended December 31, 2018

ALEXANDRIA
1,219%
Microsoft
881%
Walmart
793%
BERKSHIRE HATHAWAY
612%
MSCI
525%
Nasdaq
474%
FTSE Nareit Equity Office Index
411%
Russell 2000
375%
STANDARD &POOR'S 500
342%

(5.7%)
0.5%
1.8%
23.8%
30.4%
39.7%
SNL US REIT Office Index
Proxy Peers
FTSE Nareit Equity Office Index
Russell 2000 Index
S&P 500 Index
Alexandria

Funds From Operations Per Share(3)	Net Asset Value Per Share(4)	Common Stock Dividends Per Share

(1)	Assumes reinvestment of dividends.
(2)	Total stockholder return from Alexandria’s initial public offering, or IPO, priced on May 27, 1997, to December 31, 2018. Source: Bloomberg.
(3)
Represents funds from operations per share – diluted, as adjusted. For information on the Company’s funds from operations, including definitions and a reconciliation from the most directly comparable GAAP measure, see “Non-GAAP Measures and Definitions” under Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(4)
Based on average net asset value estimates for each year presented from Bank of America Merrill Lynch, Barclays Capital Inc., Citigroup Global Markets Inc., Evercore ISI, Green Street Advisors, Inc., J.P. Morgan Securities LLC, and UBS Securities LLC.

2019 Proxy Statement	iii

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date and Time:	Thursday, May 9, 2019, at 11:00 a.m., Pacific Daylight Time

Place:	Waldorf Astoria Beverly Hills, 9850 Wilshire Boulevard, Beverly Hills, California 90210

Items of Business:
1.    To consider and vote upon the election of eight directors from the following eight nominees: Joel S. Marcus, Steven R. Hash, John L. Atkins, III, Ambassador James P. Cain, Maria C. Freire, Ph.D., Richard H. Klein, James H. Richardson, and Michael A. Woronoff to serve until the next annual meeting of stockholders of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), and until their successors are duly elected and qualify.

2.    To consider and vote upon, on a non-binding, advisory basis, a resolution to approve the compensation of the Company’s named executive officers, as described in the Proxy Statement for the 2019 Annual Meeting of Stockholders of the Company (“2019 Annual Meeting”).

3. To consider and vote upon the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accountants for the fiscal year ending December 31, 2019.

4. To transact such other business as may properly come before the 2019 Annual Meeting, or any postponement or adjournment thereof.

Record Date:
The Board of Directors of the Company (the ‘‘Board of Directors’’) has fixed the close of business on March 29, 2019, as the record date for the determination of stockholders entitled to notice of and to vote at the 2019 Annual Meeting and any postponement or adjournment thereof.

By Order of the Board of Directors

Jennifer J. Banks Co-Chief Operating Officer, General Counsel, and Corporate Secretary
Pasadena, California
April 9, 2019

2019 Proxy Statement	iv

Interior of 4796 Executive Drive, University Town Center, San Diego

2019 Proxy Statement	v

2019 Proxy Statement	vi

TABLE OF CONTENTS (continued)

10300 Campus Point Drive, University Town Center, San Diego

2019 Proxy Statement	vii

ALEXANDRIA REAL ESTATE EQUITIES, INC. 385 East Colorado Boulevard, Suite 299 Pasadena, California 91101
PROXY STATEMENT for ANNUAL MEETING OF STOCKHOLDERS to be held on
Thursday, May 9, 2019

GENERAL INFORMATION

This Proxy Statement is provided to our stockholders to solicit proxies, on the form enclosed, for exercise at the 2019 Annual Meeting of Stockholders of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), to be held on Thursday, May 9, 2019, at Waldorf Astoria Beverly Hills, 9850 Wilshire Boulevard, Beverly Hills, California 90210, at 11:00 a.m., Pacific Daylight Time, and any postponement or adjournment thereof. The Board of Directors of the Company (the “Board of Directors”) knows of no matters to come before the annual meeting other than those described in this Proxy Statement. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about April 9, 2019.

At the annual meeting, stockholders will be asked:

1.
To consider and vote upon the election of eight directors from the following eight nominees: Joel S. Marcus, Steven R. Hash, John L. Atkins, III, Ambassador James P. Cain, Maria C. Freire, Ph.D., Richard H. Klein, James H. Richardson, and Michael A. Woronoff to serve until the Company’s next annual meeting of stockholders and until their successors are duly elected and qualify.

2.	To consider and vote upon, on a non-binding, advisory basis, a resolution to approve the compensation of the Company’s named executive officers (our “NEOs”), as described in this Proxy Statement.

3.	To consider and vote upon the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accountants for the fiscal year ending December 31, 2019.

4.	To transact such other business as may properly come before the annual meeting, or any postponement or adjournment thereof.

Solicitation

This solicitation is made by mail by the Board of Directors. The Company will pay for the costs of the solicitation. Further solicitation of proxies may be made, including by mail, by telephone, by fax, in person, or by other means, by the directors, officers, or employees of the Company or its affiliates, none of whom will receive additional compensation for such solicitation. In addition, the Company has engaged Alliance Advisors, LLC, a firm specializing in proxy solicitation, to solicit proxies, and to assist in the distribution and collection of proxy materials, for an estimated fee of approximately $37,500. The Company will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals that are beneficial owners of shares of Common Stock.

2019 Proxy Statement	1

GENERAL INFORMATION (continued)

Voting Procedures

Only holders of record of Common Stock as of the close of business on March 29, 2019, the record date, will be entitled to notice of and to vote at the annual meeting. A total of 112,962,852 shares of Common Stock were issued and outstanding as of the record date. Each share of Common Stock entitles its holder to one vote. Cumulative voting of shares of Common Stock is not permitted.

The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the annual meeting will be necessary to constitute a quorum to transact business at the meeting. Stockholders who instruct their proxy to “abstain” on a matter will be treated as present for purposes of determining the existence of a quorum. At the annual meeting, a nominee will be elected as a director only if such nominee receives the affirmative vote of a majority of the total votes with respect to his or her election (that is, the number of votes cast “for” the nominee must exceed the number of votes cast “against,” or withheld as to, the nominee). The affirmative vote of a majority of the votes cast will be required to
(i) adopt, on a non-binding, advisory basis, a resolution to approve the compensation of our NEOs; and (ii) ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accountants. Abstentions and broker non-votes (proxies that are uninstructed on one or more proposals and are submitted by banks, brokers, or other nominees that lack discretionary authority to vote on a proposal, under applicable securities exchange rules, absent instructions from the beneficial owner of the shares of stock) will have no effect on the election of directors, the adoption of the non-binding, advisory stockholder vote on the compensation of our NEOs, or the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accountants.

Shares of Common Stock represented by a properly executed proxy on the form enclosed, or authorized via telephone or the Internet in accordance with instructions on such form, that are timely received by the Secretary of the Company and not revoked will be voted as instructed on the proxy. If no instruction is made on a properly authorized and returned proxy, the shares represented thereby will be voted FOR the election of each of the eight nominees for director named in this Proxy Statement; FOR the approval, on a non-binding, advisory basis, of the compensation of the Company’s NEOs; and FOR the ratification of the appointment of Ernst & Young LLP to serve as the independent registered public accountants of the Company. If any other matters properly come before the annual meeting, the enclosed proxy confers discretionary authority on the persons named as proxies to vote the shares represented by the proxy in their discretion.

If you hold your shares of Common Stock in “street name” (that is, through a broker or other nominee), your broker or nominee will not vote your share unless you provide instructions to your broker or nominee on how to vote your shares. You should instruct your broker or nominee how to vote your shares by following the directions provided by your broker or nominee on its voting instructions.

Revocability of Proxies

Stockholders may revoke a proxy at any time before the proxy is exercised. Stockholders of record may revoke a proxy by filing a notice of revocation of the proxy with the Secretary of the Company, by filing a later-dated proxy with the Secretary of the Company, by authorizing a later proxy via telephone or the Internet in accordance with the instructions on the enclosed form, or by voting in person at the annual meeting. Stockholders who own shares of Common Stock beneficially through a bank, broker, or other nominee should follow the instructions provided by their bank, broker, or other nominee to change their voting instructions.

Forward-Looking Statements

Certain information and statements included in this Proxy Statement, including, without limitation, statements containing the words “forecast,” “guidance,” “goals,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of these words or similar words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this Proxy Statement include, but are not limited to, statements regarding our five-year strategic growth framework, other statements regarding our future growth and capital plans, and statements regarding performance goals of our NEOs to the extent such goals are premised on future performance or events. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions, and financial trends that may affect our future plans of operations, business strategy, sustainability goals, results of operations, and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by the forward-looking statements herein, including, but not limited to, the risks and uncertainties described under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. We do not undertake any responsibility to update any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events, or otherwise.

2019 Proxy Statement	2

ALEXANDRIA REAL ESTATE EQUITIES, INC.
385 East Colorado Boulevard, Suite 299
Pasadena, California 91101

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. As this is only a summary, please read the entire Proxy Statement carefully before voting or authorizing your proxy to vote for you. This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company,” “we,” “our,” “us,” or “Alexandria”), on or about April 9, 2019.

2019 Annual Meeting of Stockholders

Date and Time:	Thursday, May 9, 2019, at 11:00 a.m., Pacific Daylight Time

Place:	Waldorf Astoria Beverly Hills, 9850 Wilshire Boulevard, Beverly Hills, California 90210

Voting:
Only holders of record of the Company’s common stock, $0.01 par value per share (the “Common Stock”), as of the close of business on March 29, 2019, the record date, are entitled to notice of and to vote at the 2019 Annual Meeting of Stockholders (“2019 Annual Meeting”). Each share of Common Stock entitles its holder to one vote.

Proposals and Board Recommendations

Proposal	Board Recommendation	For More Information
1. Election of directors	“FOR” all nominees	Page 24
2. A resolution to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers	“FOR”	Page 35
3. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2019	“FOR”	Page 86

How to Cast Your Vote

You may vote by any of the following methods:

Internet	Mail
until 11:59 p.m. EDT on May 8, 2019	Sign, date, and mail your proxy card or voting instruction form in the envelope provided as soon as possible.
Beneficial Owners www.proxyvote.com
Registered Stockholders www.voteproxy.com

Phone	In Person
until 11:59 p.m. EDT on May 8, 2019
Beneficial Owners
Admission is based on proof of ownership, such as a recent brokerage statement, and voting in person requires a valid “legal proxy" signed by the holder of record.
Registered Stockholders
Attend and vote your shares in person.

Beneficial Owners 800-454-8683
Registered Stockholders 800-776-9437

2019 Proxy Statement	3

PROXY STATEMENT SUMMARY (continued)

Business Overview

Nearly 25 years ago, Alexandria’s Executive Chairman and Founder, Joel S. Marcus, led the formation, financing, development, personnel recruitment, and operations of this highly sophisticated niche real estate company. Alexandria is an urban office real estate investment trust (“REIT”) uniquely focused on collaborative life science and technology campuses in AAA innovation cluster locations, with an asset base in North America of 33.1 million square feet (“SF”) as of December 31, 2018. The asset base in North America includes 22.4 million rentable square feet (“RSF”) of operating properties, and 3.9 million RSF of development and redevelopment of new Class A properties currently undergoing construction and pre-construction activities with target delivery dates ranging from 2019 through 2020. Additionally, the asset base in North America includes 6.8 million SF of intermediate-term and future development projects. Since its inception, Alexandria’s strategy has focused on developing and implementing our unique and successful business model and has generated long-term value and growth in net asset value, as well as strong long-term results. Alexandria pioneered this niche in 1994 as a garage startup with a business plan and $19 million in Series A capital stock and has since grown into an S&P 500® company with a corporate credit rating of Baa1/Stable by Moody’s Investor Services and BBB+/Stable by S&P Global Ratings, and a total market capitalization of approximately $18.4 billion as of December 31, 2018.

For Alexandria, our business has long been about more than real estate. Our mission – to create unique clusters that ignite and accelerate the world’s leading innovators in their noble pursuit of advancing human health by curing disease and improving nutrition – has shaped our differentiated business model, and it is the unifying basis around which we have built our four strategic verticals: real estate, venture investments, thought leadership, and corporate responsibility. We understand that innovation and change do not occur overnight. Accordingly, our four business verticals take the long view in building dynamic life science clusters, as well as in fostering the vitality of the life science ecosystem as a whole, to catalyze breakthroughs and innovation that benefit mankind.

•
Real Estate – With our core focus on real estate, we have a proven track record of developing Class A buildings on urban life science and technology campuses in AAA innovation cluster locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle. Our strategic focus on creating urban cluster campuses in key locations provides our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and to inspire productivity, efficiency, creativity, and success. We believe these advantages result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.

•
Venture Investments – Alexandria Venture Investments®, our strategic venture capital arm that provides strategic investment capital to the world’s most innovative life science and technology entities and enables these entities to develop breakthrough therapies and technologies. Our ability to engage with and invest in life science and technology companies at their infancy stage also gives us an opportunity to establish long-lasting successful relationships and to continue fulfilling our long-term real estate business objective to provide space to high-quality tenants. Alexandria Venture Investments was the #1 venture capital investor in the healthcare sector by U.S.-based deal volume in 2018, as recognized by Forbes.

•
Thought Leadership – Alexandria convenes our world-class global life science and healthcare networks to create opportunities that will shape the future of human health. The Alexandria Summit®, founded in 2011 as a neutral, interactive platform, convenes a diverse group of visionary stakeholders for transformative discussions and collaborations that help drive the discovery and development of novel, cost-effective therapies; shape policy to advance innovation that saves lives and cures disease; and inspire new ways of addressing the urgent need to transform our healthcare system.

•
Corporate Responsibility – Focusing on sustainability, governance, and philanthropy, our corporate responsibility vertical affirms our commitment to making a positive impact on the world. We strive to improve the workplace environment and reduce our environmental footprint through sustainable, efficient building design and operations. Our industry-leading sustainability initiatives directly benefit our tenants, employees, and communities, and create long-term value for our stockholders. For additional information, refer to the next section below in this Proxy Statement.

We are passionate about making a positive and meaningful impact on the health, safety, and well-being of our tenants, stockholders, employees, and the communities in which we live and work, and we will continue to be motivated by the long-term positive effects of our work. We believe that accomplishing meaningful endeavors drives extraordinary growth, and we will stay focused on our unique mission and differentiated business model that set us apart from all other office REITs and give us great confidence for the future.

2019 Proxy Statement	4

PROXY STATEMENT SUMMARY (continued)

Environmental, Social, and Governance Leadership
With a long-term view of our environment and our society, we remain steadfast in our dedication to making a positive and lasting impact on the world around us. Our environmental, social, and governance (“ESG”) efforts have benefited our tenants, employees, and communities, as well as preserved and enhanced value for our stockholders over the long term. We aim to be one of the most environmentally innovative, socially responsible, and economically strong companies in the world.

During 2018, we earned our second consecutive prestigious “Green Star” designation and our first “A” disclosure score from the Global Real Estate Sustainability Benchmark (“GRESB”), which recognizes the Company’s strong ESG policies, practices, and performance. Additionally, we were recognized as the #1 real estate company in the world in GRESB’s Health & Well-being Module.

2018 was a year of incredible impact for Alexandria’s philanthropy and volunteerism efforts. Through our philanthropy and volunteerism program, Operation CARE, Alexandria team members provided more than 2,600 hours of volunteer service to support the work of over 250 non-profit organizations across the country. Some highlights from our efforts as a company, as regional teams and as individuals, include working with Project Angel Food, a non-profit organization that prepares and delivers 12,000 healthy meals each week to feed people impacted by serious illness in the Los Angeles area; with Computer Science for All (“CS4All”) to provide computer science education to approximately 100,000 New York City public school students who would not otherwise have been exposed to this critical coursework; with the Navy SEAL Foundation to make it possible for approximately 1,000 kids and teens with a family member in the Naval Special Warfare community to attend its specialized summer camps, where they can share their experiences, grow in camaraderie, and be shaped into leaders; and with Breakthrough Greater Boston to provide hundreds of low-income students with intensive, tuition-free, out-of-school educational programming with a 97% track record of its participants being accepted to four-year colleges. In November 2018, we were honored to sponsor 49 team members to run in the New York City Marathon in support of oncology research at Memorial Sloan Kettering Cancer Center. During 2018, we also made 50 connections through our unique Alexandria Access program, which makes our network in the life science community available to our team members and their family members facing an illness or injury who would benefit from specialized expertise.

While we are proud of our past achievements, we recognize it is a business imperative and our responsibility to our tenants, stockholders, employees, and industry to continue to raise the bar. The private sector must play a key role in leading and convening stakeholders toward positive economic, environmental, and social outcomes, and we will continue to engage our tenants, stockholders, employees, and communities to create shared successes that benefit society and the world at large. To help us further drive our process, we will focus on continual goal-setting and transparency around the ESG dimensions that will enable us to be more purposeful, establish more accountability, and ensure that the ESG efforts we undertake are right for both our business and our stakeholders. By creating collaborative life science and technology campuses; investing in promising companies that are pursuing the development of therapies and technologies with the potential to save lives and reduce the economic burden of disease on society; and supporting the communities in which we build and operate, we are building the future of life-changing innovation. Our corporate responsibility efforts are fundamental to fulfilling our mission, which motivates us each and every day.

In the next section, we provide some of the highlights of our ESG efforts.

2019 Proxy Statement	5

PROXY STATEMENT SUMMARY (continued)

Environmental Highlights

We are committed to high and improving levels of sustainability. We put this commitment into action by creating environmentally responsible, highly dynamic, and collaborative urban campuses for our innovative life science and technology tenants. We minimize our environmental impact by targeting LEED® Gold or Platinum certification for our new developments and by reducing energy use, greenhouse gas pollution, water consumption, and waste from our buildings in operation.
A Leader in Green Development

•	$450 million green bond issuance in June 2018 to fund projects that have achieved or are targeting LEED Gold or Platinum certification

•	100% of new ground-up development projects target LEED Gold or Platinum certification

•	Approximately 51% of total annual rental revenue generated from LEED projects (upon completion of 15 projects with 2.8 million RSF in process targeting LEED certification)

•	58 LEED projects (upon completion of 15 projects in process targeting LEED certification)

•	62 efficiency projects on 47 operating properties in 2017
A Leader in Workplace Health and Wellness

•	Earned the world’s first WELL certification in 2017 for a newly constructed laboratory space at Alexandria LaunchLabs® in New York City

•	19 Fitwel® projects (upon completion of 12 projects in process targeting Fitwel certification)

•	Four WELL projects (upon completion of three projects in process targeting WELL certification)

•	#1 global ranking in 2018 GRESB Health & Well-being Module with perfect score of 100

•	Founding member of the Fitwel Leadership Advisory Board

•	Recognized as the inaugural Industry Leading Company in Fitwel’s 2018 Best in Building Health

•	Inclusion of on-site organic gardens, fitness centers, outdoor seating, ample natural light and overall occupant comfort on collaborative campuses

We are also committed to making continuous improvements to our sustainability efforts, which include reducing energy use, greenhouse gas pollution, water use, and waste; implementing safe and healthy cleaning and recycling practices; providing transportation options to reduce traffic; and obtaining green building certifications. In partnership with the communities where Alexandria owns, operates, and develops properties, these programs help us drive the long-term success of our business.

2019 Proxy Statement	6

PROXY STATEMENT SUMMARY (continued)

ALEXANDRIA'S SUSTAINABILITY AWARDS AND RECOGNITION

GRESB Green Star

2017 and 2018

GRESB® REAL ESTATE

#1

#1 Company Globally in the GRESB Health & Well-Being Module in 2018

A

Public Disclosure Score

fitwel®

Industry Leading Company

Best in Building Health 2018

Nareit 2017 Leader In The Light Award
Highest Achievement In Sustainability Innovation
MOST INNOVATIVE

2014 Governor's Environmental & Economic Leadership Award
geela
California

Leadership in Energy & Environmental Design
LEED Platinum 2018

International WELL Building Institute™
WELL Gold 2017

2019 Proxy Statement	7

PROXY STATEMENT SUMMARY (continued)

Social Highlights
We are proud to be widely recognized for our industry leadership and longstanding focus on innovative approaches to developing sustainable and collaborative campus environments and healthy workplaces that enhance their ability to recruit and retain world-class talent, promote health and well-being, and inspire productivity, efficiency, creativity, and success.
Our commitment to the success and growth of our tenants is well established in the real estate industry. Our vibrant urban campuses catalyze high-quality job creation, economic activity, and sustainable urban infill development in the innovative and dynamic cities and states in which we operate. Our involvement in the life science and technology industries has a distinctive and lasting impact on the growth, stability, and diversity of these industries and on the economies of the regions in which we operate. We also regularly convene, participate in, and provide resources to groups that help to catalyze and grow the life science and technology industries. We carry out this aspect of our Company’s mission through our philanthropy, volunteerism, and thought leadership and by partnering with life science industry groups, local community planning and real estate groups, and organizations that help to advance sustainable building and investment.
Our People: Dedication to Our Best-in-Class Team
We recognize that the fundamental strength of Alexandria results from the contributions of each and every team member within the organization and that our future growth is dependent upon the same. Alexandria devotes extraordinary efforts to hiring, developing, and retaining our talented employees, and we understand firsthand that the health, happiness, and well-being of our best-in-class team are key factors to their success and, in turn, to ours.

•
Employee Health and Well-Being – We are proud to be recognized as the #1 real estate company in the world in the GRESB 2018 Health & Well-being Module for our leadership in promoting the health, wellness, and productivity of both our tenants and our employees. Our perfect score of 100 reflects our best-in-class policies, employee benefits and programs, as well as the design and operations of our campuses.

In addition to providing a healthy workplace and employee experience, we provide a generous benefits package intended to meet and exceed the needs of our employees and their families. Our highly comprehensive offering encourages our employees to stay healthy, achieve their financial and retirement goals, and balance their work and personal lives. We currently pay 100% of the health insurance premiums for our employees and their families (a leading practice among only 9% of even Fortune’s list of “100 Best Companies to Work For” in 2018) and provide an Employee Assistance Program to help our employees address a wide range of possible concerns.

•
Diversity and Inclusion – Diversity and inclusion are fundamental to our culture and are critical to our ability to attract talented employees and to deliver innovative solutions to our tenants. Alexandria is committed to creating an inclusive environment that values people for their individual talents and contributions and is reflective of the communities in which we operate. Our employee-hiring practices endeavor to consider all qualified candidates, including women, minorities, veterans, and disabled individuals. We attract some of the most talented thinkers, driven and experienced people who are committed to operational excellence in all facets of our mission-driven business.

•
Community Support – Since Alexandria’s inception, we have been deeply committed to improving the health and vitality of our local communities and our world. Our philanthropy and volunteer program, Operation CARE, leverages Alexandria’s resources, people, and expertise to help fulfill our mission to create unique clusters that ignite and accelerate the world’s leading innovators in their noble pursuit of advancing human health by curing disease and improving nutrition.

Annually, Alexandria closes our offices and holds regional team days to get our employees out into our local communities, where we volunteer with non-profit organizations that align with our philanthropy mission. Additionally, we incentivize volunteer hours for our employees outside of work by providing paid time off to volunteer at eligible non-profits of their choice and monetary rewards that go to the non-profits they are passionate about. We also match eligible donations they make on their own on a dollar-for-dollar basis.

•
Talent Development and Growth Opportunity – We understand that to attract and retain the best talent, we must provide superior development and growth opportunities for our people. We aim to enhance the effectiveness, well-being, and engagement of our employees through a number of programs, including in-person trainings, on-demand learning resources, customized mentoring, high-potential coaching, and a personalized onboarding experience. We foster enthusiasm and curiosity for continued learning and provide each employee at Alexandria access to development offerings and resources to support their career growth.

2019 Proxy Statement	8

PROXY STATEMENT SUMMARY (continued)

In order to promote an exceptional corporate culture, Alexandria continuously monitors employee satisfaction, seeks employee feedback, and seeks opportunities to enhance our offerings. We participate in annual performance reviews with our employees and conduct formal employee surveys, and our Talent Management team holds in-person, annual one-on-one meetings with employees. The positive employee experience is evidenced by our low attrition rate (averaging 9.8% over the last five years), which is well below the reported average of 16% in the Nareit 2018 Compensation Survey, and we have an exceptional track record of identifying highly qualified candidates for promotion from within the Company.
Purposeful Philanthropy and Volunteerism
Our philanthropy and volunteerism efforts are fundamental to the Company in fulfilling our commitment to building the future of life-changing innovation. Our philanthropy and volunteerism program, Operation CARE, leverages Alexandria’s resources, people, and expertise to provide mission-critical support to leading-edge non-profit organizations doing groundbreaking work in medical research, STEM education, military support services, and local communities, including:

•	Partnering with Verily Life Sciences to support OneFifteen, a new non-profit healthcare system dedicated to the full and sustained recovery of people suffering from opioid addiction

•	Becoming a founding partner of CS4All

•	Providing mission-critical funds distributed to over 250 non-profit organizations

•	Volunteering over 2,600 hours by Alexandria team members

Through these efforts, we help drive the development of breakthrough technologies and therapies in support of our mission to ignite and accelerate the world’s leading innovators in their noble pursuit of advancing human health by curing disease and improving nutrition.
Impactful Thought Leadership
Alexandria’s thought leadership vertical, a core component for fulfilling the company’s mission, convenes Alexandria’s world-class global network for unique and interactive programming to create opportunities for collaboration that will shape the future of human health. The Alexandria Summit® was founded in 2011 as a neutral, interactive platform to convene the company’s global life science and healthcare networks — a diverse group of visionary stakeholders — around critical topics in healthcare, including oncology, neuroscience, medical research philanthropy, digital health, infectious diseases, healthcare economics, and agricultural innovation. Since its founding, the Alexandria Summit® has catalyzed transformative discussions and collaborations that have helped drive the discovery and development of novel, cost-effective therapies; shape policy to advance innovation that saves lives and manages and cures disease; and inspire new ways of addressing the urgent need to transform our healthcare system.

2019 Proxy Statement	9

PROXY STATEMENT SUMMARY (continued)

Governance Highlights
Our Company is built upon a foundation of sound governance practices, which include being governed by an independent and objective board of directors; conducting business according to the highest moral and ethical standards; delivering transparent, quality, and efficient disclosures; engaging regularly with our stockholders; and aligning our objectives with those of our stockholders. We exhibit the highest levels of transparency, integrity, and accountability in the real estate industry, as is evidenced by our three-time recognition from Nareit with the Investor Communications and Reporting Excellence (“CARE”) Gold Award, including our latest recognition in 2018.
Many of our corporate governance practices are a result of valuable feedback from and collaboration with our stockholders and other stakeholders who have provided important external viewpoints that inform our decisions and our strategy. For example, in 2018 the Board of Directors:

•
Amended our Corporate Governance Guidelines to formalize the Board of Directors’ focus on diversity, by explicitly stating its commitment to considering qualified women and minority candidates, as well its policy of requesting any search firm it retains to include diverse candidates in the search firm’s initial candidate list.

•	Amended our Bylaws to implement proxy access, which we discuss in more detail below under “Stockholder-Nominated Director Candidates.”

Stockholder Rights and Accountability		Board Refreshment
●	Annual election of all directors	●	Comprehensive, ongoing Board succession planning process
●	Majority voting in uncontested elections of directors	●	Consideration of diversity of perspectives, experience, professions, skills, geographic representation, demographics and backgrounds when assessing Board composition
●	Proxy access right for stockholders (market standard 3% ownership threshold continuously for 3 years)
●	Robust stockholder engagement process	●	Regular Board refreshment and mix of tenure of directors
●	No stockholder rights plan	●	Annual Board and committee self-evaluations
●	One class of shares with each share entitled to one vote	●	New director orientation and continuing director education on key topics and issues

Independent Oversight		Policies and Practices
●	Six of our eight director nominees are independent	●	Robust stock ownership requirements for directors and executive officers
●	Lead independent director with clearly delineated duties	●	Anti-hedging and anti-pledging policies
●	All Audit, Compensation, and Nominating & Governance Committee members are independent	●	>97% average attendance of incumbent directors at Board and committee meetings in 2018
●	Active Board oversight of corporate strategy and risk management	●	Business Integrity Policy applicable to directors and all employees with annual compliance certification

2019 Proxy Statement	10

PROXY STATEMENT SUMMARY (continued)

Board Nominees

The following table provides information about the eight candidates who have been nominated for election to our Board of Directors:

Name	Age	Director Since	Independence Status(1)	Occupation	Committee Memberships
					AC	CC	NG	ST
Joel S. Marcus	71	1994	No (Employed by the Company)	Executive Chairman and Founder of the Company	—	—	—	M
Steven R. Hash(2)	54	2013	Yes	President and Chief Operating Officer of Renaissance Macro Research, LLC	M,F	C	—	—
John L. Atkins, III	75	2007	Yes	Chairman and Chief Executive Officer of O’Brien Atkins Associates, PA	—	M	C	—
James P. Cain	61	2015	Yes	Managing Partner of Cain Global Partners, LLC	—	—	M	M
Maria C. Freire, Ph.D.	64	2012	Yes	President and Executive Director of Foundation for the National Institutes of Health	—	—	M	C
Richard H. Klein	63	2003	Yes	Chief Financial Officer of Industrial Realty Group, LLC	C,F	M	—	—
James H. Richardson	59	1999	No (Former President of the Company)	Senior Management Consultant to the Company	—	—	—	M
Michael A. Woronoff	58	2017	Yes	Partner of Kirkland & Ellis LLP	M,F	—	—	M

(1)	Independence is determined by the Board of Directors in accordance with the applicable New York Stock Exchange listing standards.

(2)	Lead Director of the Company.

AC	Audit Committee	C	Committee Chair
CC	Compensation Committee	M	Committee Member
NG	Nominating & Governance Committee	F	Audit Committee Financial Expert
ST	Science & Technology Committee

We strive to maintain an appropriate balance of tenure, diversity, skills, qualifications, perspectives, and experience on our Board of Directors. Over the last eight years, the Board has added a new independent member approximately every two years, most recently in July 2017, and three of our long-serving directors have departed. Each new board member brings new perspectives and ideas to the Board. At the same time, the Board of Directors believes it is equally important to benefit from the valuable experience and continuity that longer-serving directors bring to the Board of Directors.

The following presents the experience and qualifications of each of the eight members of our Board of Directors:

Experience/Qualifications	Joel S. Marcus	Steven R. Hash	John L. Atkins, III	James P. Cain	Maria C. Freire	Richard H. Klein	James H. Richardson	Michael A. Woronoff
Business Leadership	✓	✓	✓	✓	✓	✓	✓	✓
Corporate Governance	✓	✓	✓	✓	✓	✓	✓	✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓	✓
REIT/Real Estate	✓	✓	✓			✓	✓	✓
Life Science	✓		✓		✓		✓
Financial/Investment	✓	✓		✓		✓	✓	✓
Risk Oversight/Management	✓	✓	✓	✓	✓	✓	✓	✓

2019 Proxy Statement	11

PROXY STATEMENT SUMMARY (continued)

2018 and Long-Term Performance Achievements

Total Stockholder Return(1) Alexandria’s IPO to December 31, 2018(2) 1,219%	Total Stockholder Return(1) Three Years Ended December 31, 2018

Funds From Operations Per Share(3)	Net Asset Value Per Share(4)	Common Stock Dividends Per Share

(1)	Assumes reinvestment of dividends.
(2)	Total stockholder return from Alexandria’s initial public offering, or IPO, priced on May 27, 1997, to December 31, 2018. Source: Bloomberg.
(3)
Represents funds from operations per share – diluted, as adjusted. For information on the Company’s funds from operations, including definitions and a reconciliation from the most directly comparable GAAP measure, see “Non-GAAP Measures and Definitions” under Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(4)
Based on average net asset value estimates for each year presented from Bank of America Merrill Lynch, Barclays Capital Inc., Citigroup Global Markets Inc., Evercore ISI, Green Street Advisors, Inc., J.P. Morgan Securities LLC, and UBS Securities LLC.

2019 Proxy Statement	12

PROXY STATEMENT SUMMARY (continued)

Say-on-Pay Advisory Vote
Our Board of Directors recommends that stockholders vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers NEOs described in this Proxy Statement for the reasons explained on page 38. After receiving strong support — 91% of the votes cast — from our stockholders on our 2018 say-on-pay proposal with respect to our 2017 NEO compensation, we continued our outreach efforts, including reaching out to, among other stockholders, every stockholder holding more than one percent of our Common Stock as of December 31, 2018. Our Lead Director and Chair of our Compensation Committee led these meetings. Overall, we held nearly 200 meetings with stockholders in 2018, covering a variety of topics, including business trends and strategy, key drivers of growth, corporate governance matters, and our executive compensation programs.

2018 Leadership Roles and Responsibilities

Effective April 23, 2018, we separated the roles of Chairman and Chief Executive Officer when Mr. Marcus was elevated to the role of the Company’s full-time Executive Chairman. As full-time Executive Chairman, Mr. Marcus’s role includes, among other things: overall oversight of the Company’s executive management team, operational and risk management, financial and operating strategy, corporate brand, and mission; leadership development, talent management, and culture, with a particular emphasis on promoting diversity in leadership positions; the performance of the Company’s operational excellence initiatives; responsibility for corporate and regional strategic growth in Greater Boston, San Francisco, New York City, Seattle, San Diego, Maryland and Research Triangle with operational excellence, including a five-year strategic growth framework through which the Company has the potential to double rental revenues by 2022, compared to 2017, as articulated by Mr. Marcus, based on properties that it owned on its balance sheet at the start of the five-year period and continued execution of strong internal growth, assuming a positive macro and industry environment; oversight of the Company’s New York City regional strategic operations and expansion; growth and diversification of agtech in North Carolina; leadership of the Company’s venture investment activity; operations and growth of mission-critical proprietary products, including Alexandria LaunchLabs®, its premier life science company startup platform, Alexandria Seed Capital platform, an innovative model for seed-stage investments, Alexandria Science Hotel®, step-up space from Alexandria LaunchLabs, Alexandria Innovation Center®, collaborative space for mature science and technology entities, Alexandria VCSuites®, high-end suites for leading venture capitalists, and campus amenities; leadership of the Company’s life science, technology, and agtech ecosystems’ development, growth, and thought leadership; and guiding the Company’s corporate responsibility initiatives.

Upon Mr. Marcus's elevation to full-time Executive Chairman, Company veterans Messrs. Stephen A. Richardson and Peter M. Moglia began serving as Co-Chief Executive Officers, reporting to Mr. Marcus and our Board of Directors. Mr. Moglia served as our Chief Investment Officer through April 2018 and as Co-Chief Investment Officer since May 2018, when Daniel J. Ryan began serving as Co-Chief Investment Officer. In addition, Dean A. Shigenaga and Thomas J. Andrews began serving as Co-Presidents during 2018. Mr. Shigenaga continues to serve as our Chief Financial Officer and Mr. Andrews continues to serve as our Regional Market Director – Greater Boston. Also during 2018, Daniel J. Ryan began serving as Co-Chief Investment Officer and continues to serve as our Regional Market Director – San Diego, and Jennifer J. Banks began serving as our Co-Chief Operating Officer and continues to serve as our General Counsel and Corporate Secretary. Each of these executives has been with Alexandria for over 16 years.

Importantly, this transition maintained the successful partnership between Mr. Marcus and the rest of our executive team. The internal promotions allowed the Company to fully exploit the breadth of executive talent available to further advance the Company’s long-term strategic business plan. During 2018, we continued to execute our strategic business plan with operational excellence, which we believe is evidence of the successful transition of executive leadership, resulting from our Board’s and Mr. Marcus’s focus on succession planning.

2019 Proxy Statement	13

PROXY STATEMENT SUMMARY (continued)

Executive Compensation Highlights

What We Do
✓	Follow an Executive Compensation Program Designed to Align Pay with Performance	✓	Prohibit Hedging and Restrict Pledging of Company Stock
✓	Conduct an Annual Say-on-Pay Vote	✓	Mitigate Inappropriate Risk-Taking
✓	Maintain a Clawback Policy	✓	Maintain Stock Ownership Guidelines and Holding Periods
✓	Grant Performance-Based Equity Awards to Named Executive Officers with Rigorous Performance Goals	✓	Double-Trigger Change-in-Control Provision in Equity Awards
✓	Seek Input from, Listen to, and Respond to Stockholders

What We Do Not Do
✗	Provide Tax Gross-Ups	✗	Provide Guaranteed Bonuses
✗	Provide Excessive Perquisites	✗	Provide Excessive Change-in-Control or Severance Payments

2019 Proxy Statement	14

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS

Corporate Governance

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines, which provide the framework for the governance of our Company. Our Corporate Governance Guidelines include, among other topics, guidelines for determining director independence, director qualifications and board diversity, director responsibilities, the role of our Lead Director, director access to management and independent advisors, director and executive officer stock ownership guidelines, executive management succession, and Board self-evaluation. The Corporate Governance Guidelines are reviewed at least annually by the Nominating & Governance Committee and are updated periodically by the Board in response to changing regulatory requirements, evolving corporate governance practices, input from stockholders, and otherwise as circumstances warrant. Our Corporate Governance Guidelines are posted on our website at www.are.com.

Stock Ownership Guidelines

We believe that stock ownership by our directors and senior officers helps to align their interests with our stockholders’ interests.

Within five years of becoming subject to these guidelines, our senior officers and non-employee directors are required to own shares of Common Stock with a value equal to the following multiple of his or her base salary or, in the case of our non-employee directors, the cash portion of his or her annual director’s retainer:

Senior Officers and Non-Employee Directors	Multiple of Base Salary or Annual Director’s Retainer	Compliance?(1)
Co-Chief Executive Officers and Executive Chairman	6x	Yes
Co-Presidents, Chief Financial Officer, Co-Chief Operating Officers, Co-Chief Investment Officers, and Other Executive Officers	3x	Yes
Senior Vice Presidents	1x	Yes
Non-Employee Directors(2)	3x	Yes

(1)    All senior officers and directors are required to report their ownership status to the Chief Financial Officer on an annual basis. All senior officers are currently in compliance with their applicable requirements. All directors are also in compliance with these requirements.
(2)     Direct holdings and phantom stock units under the Company’s Deferred Compensation Plan for Directors (or any similar successor plan) count toward ownership value.

NEOs must hold 50% of net after-tax shares received until the above-listed ownership requirements are met. Under the guidelines, the Chief Financial Officer reviews each director’s and senior officer’s stock ownership levels in January of each year.

Once an individual satisfies the policy, he or she is deemed to continue to satisfy the policy without regard to fluctuation in value of equity interests owned, provided that the individual’s holdings do not decline below the number of shares owned at the time the stock ownership requirements were met.

Anti-Hedging, Anti-Short Sale, and Anti-Pledging Policies

The Company has an anti-hedging policy applicable to directors, officers, and employees. The policy prohibits directors, officers, and employees from engaging in, among other things, short sales, hedging transactions, or trading in put and call options with respect to the Company’s securities. The Company believes that prohibiting these types of transactions will help ensure that the economic interests of all directors, officers, and employees will not differ from the economic interests of the Company’s stockholders. In addition, the Company has an anti-pledging policy that prohibits directors, officers, and employees from pledging the Company’s shares as collateral for a loan or holding Company shares in a margin account unless the individual has and maintains a sufficient amount of immediately available cash or securities at all times to prevent a sale of the Company’s shares during a time when such a sale would be prohibited by the Company’s insider trading policy.

2019 Proxy Statement	15

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS (continued)

Policies and Procedures with Respect to Related-Person Transactions

The Board of Directors has adopted a written policy setting forth the procedures for the review and approval or ratification of transactions involving the Company and “related persons” within the meaning of the rules and regulations of the Securities and Exchange Commission (“SEC”).

Under this policy, the Nominating & Governance Committee is responsible for reviewing and approving or ratifying all related-person transactions that are required to be reported under the rules and regulations of the SEC. In the event that the Chief Financial Officer of the Company determines that it would be impracticable or undesirable to wait until the next meeting of the Nominating & Governance Committee to review a related-person transaction, the Chair of the Nominating & Governance Committee may act on behalf of the Nominating & Governance Committee to review and approve and/or disapprove the related-person transaction.

In general, related-person transactions are subject to preapproval. In the event that the Company becomes aware of a related-person transaction that was not approved in advance under this policy, the transaction must be reviewed in accordance with this policy as promptly as is reasonably practicable.

The policy provides that in making its determination whether to approve or ratify a related-person transaction, the Nominating & Governance Committee will consider all factors it deems relevant or appropriate, including:

•
Whether the terms of the related-person transaction are fair to the Company and on terms no less favorable than terms generally available in transactions with non-affiliates under similar circumstances;

•	Whether there are legitimate business reasons for the Company to enter into the related-person transaction;

•	Whether the related-person transaction would impair the independence of an outside director;

•
Whether the related-person transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the director or executive officer, the direct or indirect nature of the director’s or executive officer’s interest in the transaction, the ongoing nature of any proposed relationship, and any other factors deemed relevant; and

•
Whether the related-person transaction is material, taking into account the importance of the interest to the related person, the relationship of the related person to the transaction, the relationship of related persons to each other, and the aggregate value of the transaction.

The policy also contains a list of certain categories of related-person transactions that are preapproved under the policy and therefore are not required to be reviewed or approved by the Nominating & Governance Committee.

Certain Relationships and Related Transactions

From the beginning of fiscal year 2018 to the date of this Proxy Statement, there were no relationships or transactions of a nature required to be disclosed under Item 404 of the SEC’s Regulation S-K.

Stockholder Outreach and Engagement

Our Board of Directors and management team value the views of our stockholders, which is why we proactively engage with our stockholders throughout the year. We believe our outreach efforts help to ensure that our stockholders are aware of our performance, strategies, and governance initiatives and provide us with valuable feedback in order to enhance our evolving governance practices, disclosure to stockholders, and executive compensation program. Members of our management team and our Lead Director participate in stockholder engagements, and the Nominating & Governance Committee and our full Board of Directors are kept apprised of our stockholder engagement and the feedback we receive. In addition, through our other investor outreach initiatives and the communication channels available to our investors, we review the voting results from our most recent annual meeting of stockholders, the governance practices in our industry, guidelines of proxy advisory firms, and current trends in governance when considering enhancements to our compensation, governance, and disclosure practices. In 2018, we held nearly 200 meetings with stockholders, covering a wide variety of topics, including business trends and strategy, key drivers of growth, corporate governance, and our executive compensation.

Many of our corporate governance practices are a result of valuable feedback and collaboration with our stockholders and other stakeholders who have provided important external viewpoints that inform our decisions and our strategy. For example, in 2018, the Board of Directors:

•
Amended our Corporate Governance Guidelines to further enhance the Board of Directors’ focus on diversity by explicitly stating its commitment to considering qualified women and minority candidates, as well its policy of requesting any search firm it retains to include diverse candidates in the search firm’s initial candidate list.

•	Amended our Bylaws to implement proxy access, which we discuss in more detail below under “Stockholder-Nominated Director Candidates.”

2019 Proxy Statement	16

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS (continued)

After reviewing the voting results from our 2018 annual meeting of stockholders, we conducted targeted outreach to help us understand the then-current views of our stockholders on the ability of stockholders to unilaterally amend our Bylaws, which is a topic that we believe may have negatively impacted the level of support received by our director nominees. We are aware that this topic has attracted some attention following the issuance by a proxy advisory firm of a new voting policy, beginning with the 2017 proxy season, of recommending against the election of members of the nominating and governance committee of the board of a company that does not permit stockholders unilaterally to amend its bylaws.

Since our 2018 annual meeting of stockholders, we have proactively reached out to every stockholder holding more than one percent of our Common Stock as of December 31, 2018, among other stockholders, and received feedback on stockholder rights to amend our Bylaws. Our Lead Director led these engagement efforts. To date, most stockholders have indicated to us that they value the Board of Directors’ commitment to engaging with stockholders on this topic, support the Board of Directors continuing to study the issue in a deliberative manner, recognize the value of procedural safeguards that would ensure that any new rights for stockholders to unilaterally change the Bylaws, if enabled in the future, would not be misused to the detriment of the Company and its stockholders, and appreciate that the Board of Directors has acted responsibly and in cooperation with stockholders with respect to considering and adopting corporate governance practices.

In addition to specifically soliciting the views of our stockholders on this topic, our Board of Directors has undertaken a thorough and thoughtful review of this issue. At this time, our Nominating & Governance Committee and Board of Directors have concluded that, while they will continue to consider input from our stockholders on this issue, it is not in the best interest of the Company at this time to change our longstanding Bylaws amendment provision to give stockholders the power to unilaterally amend our Bylaws without the approval of the Board of Directors. In reaching this conclusion, the Board of Directors considered the following:

•
Our Board of Directors has a track record of consistent engagement with stockholders on corporate governance matters and responsiveness to stockholders’ feedback, such as the Board of Directors’ recent decisions to amend our Bylaws to adopt proxy access and to amend our Corporate Governance Guidelines to underscore the Board of Directors’ focus on diversity, as further described above.

•
Each member of our Board of Directors has legally enforceable duties to act in good faith in a manner the director reasonably believes is in the best interests of the Company and with the care of an ordinarily prudent person in a like position under similar circumstances. Because our Board of Directors has fiduciary duties to the Company, it believes it is in the best position to evaluate and determine the corporate governance practices and principles that affect the Company’s operations and consider and balance the interests of all of our stockholders.

•
Giving stockholders the unilateral power to amend our Bylaws could expose the Company to the potential that a Bylaw amendment, proposed by a stockholder to advance a special interest not shared by other stockholders in general or an activist interested in disrupting the regular conduct of the Company’s business to advance its own agendas, may ultimately be approved and adopted. Stockholders have no duty to the Company or to other stockholders and may act and vote for any personal or other reason or for no reason at all. Indeed, they may have economic or other interests that are directly adverse to the Company’s interests, and they may legally pursue these interests in voting and taking other actions as stockholders. It is the Board’s role to intermediate among the stockholders, which are a constantly changing group, and determine the best interests of the Company.

Business Integrity Policy

The Company has adopted a Business Integrity Policy and Procedures for Reporting Non-Compliance (“Business Integrity Policy”) that applies to all directors, officers, and employees and that is intended, among other things, to comply with Section 406 of the Sarbanes-Oxley Act of 2002 and related SEC rules and New York Stock Exchange (“NYSE”) listing standards requiring a code of ethics for a company’s directors, officers, and employees. A copy of the Company’s Business Integrity Policy is posted on the Company’s website at www.are.com. The Company intends to report any amendment to, or waiver from, the Business Integrity Policy, which applies to any director or executive officer, by posting such information on its corporate website in accordance with applicable rules of the SEC and listing standards of the NYSE.

2019 Proxy Statement	17

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS (continued)

Board Composition and Nomination Process

Board Composition, Refreshment, and Tenure

It is a key objective of the Company to have a diverse Board of Directors representing a range of expertise, skills, perspectives, and experiences in areas that are relevant to the Company’s business and the needs of the Board of Directors. The Board of Directors strives to maintain an appropriate balance of tenure, diversity, skills, qualifications, and experience among its members. The Board understands the importance of new perspectives and ideas being brought to the Board. At the same time, the Board of Directors believes it is equally important to benefit from the valuable experience and continuity that longer-serving directors bring to the Board of Directors. Over the last eight years, the Board has added a new independent Board member approximately every two years, most recently in July 2017, and three of our long-serving directors have departed. Each new board member brings new perspectives and ideas to the Board. At the same time, the Board of Directors believes it is equally important to benefit from the valuable experience and continuity that longer-serving directors bring to the Board of Directors.

As part of its commitment to maintaining a balanced composition, the Board of Directors conducts an annual formal self-evaluation of itself and its committees to assess its effectiveness, identify opportunities for improvement, and reaffirm practices that should be maintained. The results of these self-evaluations supplement continuing board practices, procedures, and feedback, including as to agenda development, time allocation, and other topics addressed in this Proxy Statement.

Director Qualifications

Consistent with the Board Candidate Guidelines established by our Board of Directors, the Nominating & Governance Committee of the Board of Directors seeks director nominees who will provide the Board of Directors with a broad diversity of perspectives, experience, expertise, professions, skills, geographic representation, demographics, and backgrounds. The Nominating & Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. Generally, however, the Nominating & Governance Committee considers, among other factors, a candidate’s experience and knowledge regarding a variety of aspects of the Company’s unique real estate for the life science industry. The Nominating & Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, expertise, knowledge, perspectives, and abilities that will allow the Board of Directors to fulfill its responsibilities. The Nominating & Governance Committee considers factors such as gender, race, and culture in its determinations, and nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability, or any other basis proscribed by law. The Nominating & Governance Committee also considers such other factors as it deems appropriate, including the current composition of the Board of Directors, the balance of management and independent directors, the need for particular expertise (such as Audit Committee expertise), and the evaluations of other prospective nominees. With respect to the nomination of current directors for reelection, the individual’s contributions to the Board of Directors are also considered.

Director Nominee Selection Process

As further described below, the Nominating & Governance Committee considers director candidates suggested by its members, other directors, management, and stockholders and may from time to time retain a third-party executive search firm to identify director candidates for consideration. Once the Nominating & Governance Committee has identified a prospective nominee who is not currently serving on the Board of Directors, it makes an initial determination as to whether to conduct a full evaluation of the candidate based on information provided to it with the recommendation of the candidate, as well as its own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. An initial determination whether to formally nominate a director candidate is based primarily on the need for additional directors to fill vacancies or expand the size of the Board of Directors and the likelihood that the candidate can satisfy the evaluation factors described herein. If the Nominating & Governance Committee determines, in consultation with the Chairman of the Board of Directors and other directors, as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the candidate’s background and experience and to report its findings to the Nominating & Governance Committee. The Nominating & Governance Committee then evaluates the candidate against the standards and qualifications set out in the Board Candidate Guidelines, including the nominee’s management, leadership, and business experience; skills and diversity; financial literacy; knowledge of directorial duties; and integrity; and professionalism.

After completing its evaluation, the Nominating & Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board of Directors ultimately determines whether a prospective nominee will be nominated after considering the recommendation of the Nominating & Governance Committee.

2019 Proxy Statement	18

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS (continued)

Consideration of Board Diversity

The Board believes that diversity of perspectives among directors is a critical element in the composition of the Board and in enabling the Board to effectively carry out its oversight and decision-making responsibilities in the best interests of the Company. Accordingly, the Nominating & Governance Committee and the Board seek candidates for director with varying experiences, expertise, careers, skills, and geographic locations that are relevant and likely to contribute to the Board’s direction of the business and affairs of the Company.

The Nominating & Governance Committee and the Board specifically recognize that enhancing demographic diversity on the Board, in particular through the representation of women and minorities, can promote diversity of perspectives within the Board. As such, when searching for director nominees, the Nominating & Governance Committee endeavors to consider highly qualified diverse candidates, including women and minorities. The Company will also request, from any search firm that it engages and from which it requests a list of potential candidates, that the search firm include diverse candidates in its initial candidate list. The Company amended its Corporate Governance Guidelines in January 2019 to formalize these practices.

Stockholder-Recommended Director Candidates

The Nominating & Governance Committee considers candidates suggested by stockholders for nomination for elections to be held at annual meetings of stockholders. Any stockholder who wishes to suggest a prospective candidate for the Board of Directors for consideration by the Nominating & Governance Committee must submit the same information and follow the same procedures regarding advance notice and other requirements of our Bylaws applicable to stockholder-nominated director candidates. Any properly submitted stockholder-suggested candidate and any accompanying materials will be forwarded to the Chair of the Nominating & Governance Committee for review and consideration. Individuals suggested by stockholders will be evaluated in the same manner, and will be subject to the same criteria, as other nominees evaluated by the Nominating & Governance Committee. The Nominating & Governance Committee also considers director candidates suggested by its members, other directors, and management and may from time to time retain a third-party executive search firm to identify director candidates for consideration by the Nominating & Governance Committee.

Stockholder-Nominated Director Candidates

Our Bylaws set forth the requirements for direct nomination by a stockholder of a person or persons for election to the Board of Directors. Among other requirements, stockholders must comply with the advance notice procedures set forth in our Bylaws, which, among other things, provide that, to be timely, a stockholder’s notice with respect to director nominations must be delivered to the Secretary of the Company at the Company’s principal executive office not earlier than the 150th day nor later than 5:00 p.m., Pacific Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting.

Our Bylaws also permit qualifying stockholders, or a qualifying group of no more than 20 stockholders, that have continuously owned at least three percent of our outstanding shares of Common Stock for at least three years prior to the nomination and through the date of the annual meeting, to nominate and to require us to include in our proxy materials director nominees constituting up to the greater of two nominees or 25% of the number of directors serving on the Board of Directors, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws and subject to the other terms and conditions set forth in our Bylaws. For additional information, see the “Stockholder Proposals and Director Nominations for the Company’s 2020 Annual Meeting” section of this Proxy Statement.

2019 Proxy Statement	19

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS (continued)

Director Independence

The Board of Directors has affirmatively determined that each member of the Board of Directors other than Mr. Marcus (Executive Chairman and Founder) and Mr. James Richardson (President until his resignation in February 2009, and a senior management consultant to the Company since his resignation) is independent, in accordance with the applicable New York Stock Exchange, or NYSE, listing standards. The Board of Directors has also affirmatively determined that no material relationships exist between the Company and any of the independent directors. In making its independence determinations, the Board of Directors reviewed the relationships between the Company and each of the directors nominated for election at the annual meeting based on information provided by the directors, the standards for disqualification set forth in Section 303A.02(b) of the NYSE Listed Company Manual, and such other information as the Board of Directors considered relevant.

In making its independence determination with respect to Dr. Freire, the Board of Directors considered that Dr. Freire is President and Executive Director of the Foundation for the National Institutes of Health (“FNIH”), and a member of the board of directors of the FNIH (the “FNIH Board”), and that Mr. Marcus currently serves as a member of the FNIH Board. The FNIH is a non-profit, charitable organization established by the U.S. Congress in 1990. The Board of Directors considered that Mr. Marcus has neither served on the compensation committee of the FNIH Board nor participated in setting Dr. Freire’s compensation from the FNIH and was not a member of the FNIH Board committee that recruited and recommended Dr. Freire to her executive position with the FNIH. Additionally, the Board of Directors considered that the FNIH Board currently has over 25 members and that Mr. Marcus’s service on the FNIH Board commenced prior to Dr. Freire’s becoming President and Executive Director in November 2012.

Annual Elections of Directors by Majority Vote

Directors are elected each year, at the annual meeting of stockholders, to serve until the next annual meeting and until their successors are duly elected and qualified. Our Bylaws provide that, except in a contested election (an election where there are more nominees for election than the number of directors to be elected), a nominee for director may be elected as a director only if he or she receives the affirmative vote of a majority of the total votes cast “for” or “against,” or withheld as to, the nominee. In a contested election, directors are elected by a plurality of the votes cast at a meeting of stockholders duly called and at which a quorum is present.

Under Maryland law, if an incumbent director is not reelected in an uncontested election at a meeting of stockholders at which he or she stands for reelection, then the incumbent director continues to serve as a holdover director until his or her successor is elected or his or her earlier resignation or removal. Our Corporate Governance Guidelines provide that if an incumbent director is not reelected due to his or her failure to receive a majority of the votes cast in an uncontested election, the nominee shall promptly tender his or her offer to resign to the Board of Directors for its consideration. The Nominating & Governance Committee will consider the offer of resignation and will recommend to the Board whether to accept the offer to resign. The Board will decide whether to accept the offer to resign and will publicly disclose its decision.

2019 Proxy Statement	20

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS (continued)

Information on Board of Directors and Its Committees

Meetings and Attendance

The Board of Directors held 10 meetings and took action on eight other occasions by unanimous written consent during 2018. Each of our directors attended at least 75% of the aggregate number of meetings held by (i) the Board of Directors during such director’s term of service in 2018 and (ii) each committee during the period in 2018 for which such director served as a member.

Mr. Marcus, as Executive Chairman, generally presides over all meetings of the Board of Directors. The Company encourages each member of the Board of Directors to attend each annual meeting of the Company’s stockholders. Seven of our eight directors attended the annual meeting of stockholders held on May 22, 2018. The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating & Governance Committee, and a Science & Technology Committee, as well as a Pricing Committee, to which the Board of Directors has delegated certain authority with respect to the issuance of securities under the Company’s shelf registration statement.

Board Leadership Structure

Effective April 23, 2018, we separated the roles of Chairman and Chief Executive Officer when Mr. Marcus was elevated to the role of the Company’s full-time Executive Chairman. As full-time Executive Chairman, Mr. Marcus’s role includes, among other things: overall oversight of the Company’s strategy, brand, and mission; leadership development, talent management, and culture, with a particular emphasis on promoting diversity in leadership positions; the performance of the Company’s operational excellence initiatives; responsibility for strategic corporate and regional growth, including a five-year strategic growth framework through which the Company has the potential to double rental revenues by 2022, compared to 2017, based on properties that it owned on its balance sheet at the start of the five-year period and continued execution of strong internal growth, assuming a positive macro and industry environment; oversight of the Company’s New York City regional strategic operations; leadership of the Company’s venture investment activity; the performance of the Company’s life science, technology, and agtech ecosystems’ development, growth, and thought leadership; and guiding the Company’s corporate responsibility initiatives. Upon Mr. Marcus’s transition to Executive Chairman, Messrs. Stephen Richardson and Moglia became the Company’s Co-Chief Executive Officers and report to Mr. Marcus and the Board of Directors.

The Board of Directors continues to believe that Mr. Marcus is currently the director best situated to lead the full Board in his role as Executive Chairman because he is the director most familiar with the Company’s business and industry, and the director most capable of effectively identifying strategic priorities and leading the evaluation and execution of strategy. Mr. Marcus has served as director of the Company since its inception in 1994, was Vice Chairman of the Board of Directors from 1994 until his election as Chairman of the Board of Directors in 2007, and has been responsible for directing its operations and developing and executing its strategies as Chief Executive Officer from 1997 to 2018, a tenure that is longer and substantially more involved than that of any other individual currently serving as a director. The Board of Directors believes that Mr. Marcus’s leadership skills have been critical to the growth and success of the Company.

Lead Director and Presiding Director for Executive Sessions

Mr. Hash, the Lead Director and an independent director, is the presiding director for all executive sessions of the independent directors. In the event that Mr. Hash is not available for any reason to preside over an executive session of the independent directors, the remaining independent directors will designate another independent director to preside over any executive session. As Lead Director, Mr. Hash’s duties, responsibilities, and authority include the following:

•
Presiding at all meetings of the Board of Directors at which the Chairman of the Board of Directors is not present, including executive sessions of the non-management directors or the independent directors, as the case may be;

•	Providing input regarding information sent to the Board of Directors and the agenda for Board of Directors’ meetings to ensure that there is sufficient time for discussion of all agenda items;

•	Having the authority to call meetings of the independent directors;

•	Making himself available for consultation and direct communication with the Company’s stockholders upon request; and

•	Fulfilling such other duties and responsibilities as the Board of Directors may determine from time to time.

2019 Proxy Statement	21

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS (continued)

The Board’s Role in Corporate Strategy

The Board of Directors is actively involved in overseeing, reviewing, and guiding the Company’s corporate strategy. In addition to business performance, opportunities, and risks, the Board also discusses long-range strategic issues, including corporate and regional growth, multiyear plans, investments, and capital allocation as a matter of course throughout the year, including with management formally and informally, and during executive sessions of the Board of Directors as appropriate. The Board of Directors also seeks to ensure it has appropriate processes in place to enable directors to contribute effectively to discussions regarding corporate strategy and risk, including through robust director onboarding, orientation, continuing education, and industry and business environment updates.

The Board’s Role in Risk Oversight

The Board of Directors has an active role in overseeing the management of the Company’s risks. The Board of Directors regularly reviews information regarding the Company’s credit, liquidity, and operations, including the risks associated with each. The Nominating & Governance Committee, the membership of which currently includes three independent directors, oversees risks associated with the structure and composition of the Board of Directors, potential conflicts of interest, and the Company’s overall corporate governance structures and procedures. The Audit Committee oversees the management of financial and other systemic risks, including cybersecurity risks. The Compensation Committee oversees the management of risks relating to the Company’s personnel, including executive compensation plans and arrangements, as well as matters related to talent management. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed about such risks. Each committee is chaired by a director well qualified to address the risks within the purview of such committee.

Audit Committee

The Audit Committee consisted of Directors Klein (Chair), Hash, and Woronoff during 2018. The committee held seven meetings during 2018. The Board of Directors has adopted a written charter for the Audit Committee. The charter of the Audit Committee is published on the Company’s website at www.are.com. The Audit Committee is directly responsible for the appointment, compensation, and oversight of the work of the independent registered public accountants that audit the Company’s financial statements, and of the Company’s internal audit function. In addition, the Audit Committee discusses the scope and results of the audit with the independent registered public accountants, reviews the Company’s interim and year-end operating results with management and the independent registered public accountants, considers the adequacy of the Company’s internal accounting controls and audit procedures, and preapproves all engagements with the Company’s independent registered public accountants, including both audit and non-audit services. The limitations inherent in the oversight role of a committee of the Board of Directors, however, do not provide the Audit Committee with a basis independent of management and the Company’s independent registered public accountants to determine that accounting and financial reporting principles and policies have been appropriately applied by management or that the Company’s internal control procedures designed to ensure compliance with accounting standards and applicable laws and regulations have been appropriately implemented. The Audit Committee also reviews and recommends to the Board of Directors any changes that may be required to the Company’s Business Integrity Policy (described further under “Business Integrity Policy” on page 17).

Nominating & Governance Committee

The Nominating & Governance Committee consists of Directors Atkins (Chair), Cain, and Freire, each of whom has been determined by the Board of Directors to be an independent director in accordance with the applicable NYSE listing standards. The Nominating & Governance Committee held six meetings and took action on one occasion by unanimous written consent during 2018. The charter of the Nominating & Governance Committee is published on the Company’s website at www.are.com. The Nominating & Governance Committee is responsible for, among other things, making recommendations to the Board of Directors with respect to corporate governance policies, reviewing and recommending changes to our Corporate Governance Guidelines, and deciding whether to approve or ratify all related-person transactions. As we describe in more detail under “Board Composition and Nomination Process” above, the Nominating & Governance Committee recommends to the Board of Directors candidates for nomination for election as directors of the Company. The Nominating & Governance Committee also recommends candidates for appointment as members of the committees of the Board of Directors.

2019 Proxy Statement	22

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS (continued)

Compensation Committee

The Compensation Committee consists of Directors Hash (Chair), Atkins, and Klein, each of whom has been determined by the Board of Directors to be an independent director in accordance with the applicable NYSE listing standards. In 2018, the Compensation Committee held five meetings and took action on eight occasions by unanimous written consent. The Compensation Committee has the authority to review and approve compensation arrangements, grant annual incentive awards for executive officers and other employees of the Company, adopt and amend employment agreements for executive officers and other employees of the Company, and administer the Company’s equity and other incentive plans. The charter of the Compensation Committee is published on the Company’s website at www.are.com.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee in 2018 had any relationship or transaction required to be disclosed pursuant to Item 407(e)(4) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Science & Technology Committee

The Science & Technology Committee (the “S&T Committee”) consists of Directors Freire (Chair), Cain, Marcus, James Richardson, and Woronoff. Dr. Freire, Ambassador Cain, and Mr. Woronoff have been determined by the Board of Directors to be independent directors in accordance with the applicable NYSE listing standards. Messrs. Marcus and Richardson are not considered independent directors under NYSE listing standards. The S&T Committee is not mandated by the applicable NYSE listing standards and is thus not required to consist entirely or primarily of independent directors. The Board determined to include Messrs. Marcus and Richardson due to their long, close, and real-time experience and familiarity with industry developments and ability to liaise with the Company’s in-house science and technology team on a regular basis. The S&T Committee held two meetings in 2018.

The primary purpose of the S&T Committee is to inform and advise the Board of Directors on current trends in the life science and technology industries, including key policy changes, capital markets, regional cluster updates, and other strategic initiatives that impact the Company’s real estate business. With rapidly developing scientific and technological breakthroughs on the one hand, and with increasing scrutiny from the capital markets, private investors, policymakers, and other stakeholders on the other, it is critical that the Board of Directors be kept well informed on external factors that could impact the Company’s world-class business platform. The Board of Directors also recognizes that companies in the Company’s key urban markets have specialized needs that extend beyond traditional office and laboratory space, as the Company creates unique clusters that ignite and accelerate the world’s leading innovators in their noble pursuit of advancing human health by curing disease and improving nutrition. As the life science and technology industries continue to converge, it will also be a key role of the S&T Committee to help guide the Board of Directors on new ways to capitalize on the intersection of these sectors in order to continue to capture the highest-quality tenant base and deliver mission-critical spaces for these companies to succeed. The S&T Committee works closely with the Company’s internal science and technology professionals to accumulate the market knowledge and technical intelligence necessary to advise the Board of Directors and guide the Company’s strategy in this area.

2019 Proxy Statement	23

PROPOSAL 1 — ELECTION OF DIRECTORS

Stockholders will be asked at the annual meeting to elect eight directors who will constitute the full Board of Directors. Each elected director will hold office until the next annual meeting of stockholders and until the director’s successor is duly elected and qualified or until his or her earlier resignation or removal. If, for any reason, any nominee becomes unavailable to serve — an event the Board of Directors does not anticipate — proxies will be voted for the election of the person, if any, designated by the Board of Directors to replace the unavailable nominee.

The following eight persons have been nominated by the Board of Directors for election to the Board of Directors: Joel S. Marcus, Steven R. Hash, John L. Atkins, III, Ambassador James P. Cain, Maria C. Freire, Ph.D., Richard H. Klein, James H. Richardson, and Michael A. Woronoff. All the nominees are incumbent directors. Additional information about these nominees is provided in the table and biographical information that follow.

Required Vote and Board of Directors’ Recommendation

Under our Bylaws, other than with respect to a contested election, each director nominee will be elected at the annual meeting if he or she receives a majority of the votes cast with respect to his or her election (that is, the number of votes cast “for” the nominee must exceed the number of votes cast “against,” or withheld as to, the nominee). The election of directors at the annual meeting is not contested.

Under Maryland law, if an incumbent director is not reelected in an uncontested election at a meeting of stockholders at which he or she stands for reelection, then the incumbent director continues to serve as a holdover director until his or her successor is elected or his or her earlier resignation or removal. Our Corporate Governance Guidelines provide that if an incumbent director is not reelected due to his or her failure to receive a majority of the votes cast in an uncontested election, the nominee must promptly tender his or her offer to resign to the Board of Directors for its consideration. The Nominating & Governance Committee will consider the offer of resignation and will recommend to the Board of Directors whether to accept the offer to resign. The Board of Directors will decide whether to accept the offer to resign and will publicly disclose its decision.

The Board of Directors unanimously recommends a vote FOR each of the named nominees.

2019 Proxy Statement	24

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
The following sets forth certain information concerning the nominees to the Board of Directors, all of whom are incumbent directors of the Company. The information presented below regarding each nominee’s specific experience, expertise, qualifications, attributes, and skills led the Board of Directors to the conclusion that he or she should serve as a director; additionally, the Board of Directors believes that all of its director nominees have reputations for integrity, honesty, and adherence to high ethical standards and that each has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and the Board of Directors.

Name	Age	Position
Joel S. Marcus	71	Executive Chairman and Founder of the Company (25 years with the Company)
Steven R. Hash	54	Lead Director
John L. Atkins, III	75	Director
James P. Cain	61	Director
Maria C. Freire, Ph.D.	64	Director
Richard H. Klein	63	Director
James H. Richardson	59	Director
Michael A. Woronoff	58	Director

2019 Proxy Statement	25

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS (continued)

Background of Directors

Joel S. Marcus is the full-time Executive Chairman and a Founder of the Company. Prior to April 2018, Mr. Marcus served as the Company’s Chairman, Chief Executive Officer (“CEO”), and President. Mr. Marcus co-founded the Company in 1994 as a garage startup with $19 million in Series A capital stock and led its growth into an S&P 500® company with a total market capitalization of approximately $18.4 billion as of December 31, 2018, and significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle. The Company, which celebrated its 25th anniversary in January 2019, is the only publicly traded pure-play office/laboratory REIT. In 1996, Mr. Marcus founded the company’s strategic venture capital arm, Alexandria Venture Investments, to provide strategic venture capital to innovative life science and technology entities developing breakthrough therapies and technologies. Mr. Marcus introduced the Company’s renowned, highly unique, and interactive thought leadership platform in 2011, when he co-founded the renowned Alexandria Summit® . The Alexandria Summit® convenes a diverse group of visionary partners and key stakeholders — from the biopharma, technology, agribusiness, medical, academic, venture and private equity capital, philanthropy, patient advocacy, and government communities — to address the most critical challenges in global healthcare. Under Mr. Marcus’s direction, Alexandria has been deeply committed to improving the health and vitality of the communities where we live and work, and beyond since the Company was founded. With a focus on sustainability and philanthropy, Alexandria’s corporate responsibility program, which was formalized by Mr. Marcus in 2007, affirms the company’s commitment to making a positive impact on the world. Prior to co-founding Alexandria, Mr. Marcus had an extensive legal career specializing in corporate finance and capital markets, venture capital, and mergers and acquisitions. During that time, he acquired an expertise in the biopharmaceutical industry and was one of the principal architects of the Kirin-Amgen European Patent Office joint venture in 1984. He was also a practicing certified public accountant and tax manager with Arthur Young & Co., where he focused on the financing and taxation of REITs. Mr. Marcus serves on the boards of directors of FNIH; Intra-Cellular Therapies, Inc. (NASDAQ: ITCI); MeiraGTX Holdings plc (NASDAQ: MGTX), a clinical-stage gene therapy company focused on developing potentially curative treatments; the Navy SEAL Foundation; and Robin Hood (New York City’s largest poverty-fighting organization). Additionally, he is a member of the MIT Corporation Visiting Committee for the Department of Biology. He also served as a director of Atara Biotherapeutics, Inc. (NASDAQ: ATRA), a clinical-stage biopharmaceutical company, from 2014 to March 2019; Rexford Industrial Realty, Inc. (NYSE: REXR) from 2013 to January 2015; Nareit’s Advisory Board of Governors in 2016; and Nareit’s Executive Board in 2017 and 2018. Mr. Marcus was named one of Real Estate Forum’s 2017 Best Bosses in commercial real estate and was previously a recipient of the EY Entrepreneur Of The Year Award (Los Angeles – Real Estate). He received his undergraduate and Juris Doctor degrees from the University of California, Los Angeles.

Mr. Marcus’s qualifications to serve on the Board of Directors include his nearly 45 years of experience in the real estate and life science industries, including his 22 years of operating experience as the Company’s CEO, 25 years of experience as a director of the Company, and four years of experience prior to the Company’s initial public offering as the Company’s Chief Operating Officer. He was also Vice Chairman of the Board of Directors from the Company’s inception until his election as Chairman of the Board of Directors.

Steven R. Hash has served as a director since December 2013 and has served as Lead Director since March 2016. Mr. Hash is the President and Chief Operating Officer of Renaissance Macro Research, LLC, an equity research and trading firm focused on macro research in the investment strategy, economics, and Washington policy sectors, which he co-founded in 2012. Between 1993 and 2012, Mr. Hash held various leadership positions with Lehman Brothers (and its successor, Barclays Capital), including Global Head of Real Estate Investment Banking from 2006 to 2012, Chief Operating Officer of Global Investment Banking from 2008 to 2011, Director of Global Equity Research from 2003 to 2006, Director of U.S. Equity Research from 1999 to 2003, and Senior Equity Research Analyst from 1993 to 1999. From 1990 to 1993, Mr. Hash held various positions with Oppenheimer & Company’s Equity Research Department, including senior research analyst. He began his career in 1988 as an auditor for the accounting and consulting firm of Arthur Andersen & Co. He has served as a director of The Macerich Company (NYSE: MAC) since May 2015 (and is currently Non-Executive Chairman of the Board) and as a director of Nuveen Global Cities REIT, Inc., a non-traded REIT, since January 2018. Mr. Hash received a Bachelor of Arts degree in Business Administration from Loyola University and a Master of Business Administration degree from the Stern School of Business at New York University.

Mr. Hash’s qualifications to serve on the Board of Directors include his financial expertise and extensive knowledge of the real estate industry, which he acquired from various positions, including his former position as Global Head of Real Estate Investment Banking with Lehman Brothers (and its successor, Barclays Capital) and his current position as President and Chief Operating Officer of Renaissance Macro Research, LLC.

2019 Proxy Statement	26

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS (continued)

John L. Atkins, III, has served as a director since March 2007. Mr. Atkins, a licensed architect, is Chairman and Chief Executive Officer of O’Brien/Atkins Associates, PA, a multidisciplinary design services firm that he co-founded in Research Triangle Park, North Carolina, in 1975. Mr. Atkins has previously served as Chairman of the North Carolina Board of Architecture and was named an Emeritus Member of that board in 1988. Mr. Atkins was elevated in 1991 to the American Institute of Architects’ College of Fellows, an honor only 5% of architects receive. Mr. Atkins is immediate past Chairman of the North Carolina Biotechnology Center and currently serves as a Director and Executive Committee member. He is past Chairman of the North Carolina Railroad Company and is a director of the Kenan Institute for Engineering, Technology & Science, based at North Carolina State University. In 2005, Mr. Atkins was awarded the American Institute of Architects-North Carolina Chapter’s F. Carter Williams Gold Medal, the Chapter’s highest individual honor, in recognition of his distinguished career, and was named the 2005 College of Design’s Distinguished Alumnus by North Carolina State University. In 2003, Mr. Atkins also received the Watauga Medal, the highest nonacademic honor bestowed by North Carolina State University in honor of individuals who have made significant contributions to the university’s advancement. Mr. Atkins holds a Bachelor of Architecture degree from North Carolina State University and a Master of Regional Planning degree from the University of North Carolina at Chapel Hill.

Mr. Atkins’s qualifications to serve on the Board of Directors include his extensive knowledge and experience as a licensed architect and his experience as co-founder of a multidisciplinary design services firm with expertise in the site selection, design, and construction of life science buildings, as well as his broad management and business experience.

Ambassador James P. Cain has served as a director since December 2015. He is the managing partner of Cain Global Partners, LLC, a company that provides a vital link between the developed and emerging markets of the world by utilizing its network of diplomatic, political, and corporate resources. As a partner at Cain Global Partners, Ambassador Cain works with North American and European companies to expand their operations into international markets (such as Asia, Latin America, Eastern Europe, and the Middle East), as well as to support economic development and public policy interests. His career has spanned the fields of leadership, law, business, sports, and international diplomacy, and he has mastered the skills of building lasting relationships as well as strong ecosystems. Ambassador Cain’s unique combination of expertise and passion for business and leadership has been instrumental in his role in developing the Research Triangle Park innovation cluster. For 20 years, Ambassador Cain was a partner at the international law firm of Kilpatrick Townsend & Stockton LLP (formerly known as Kilpatrick Stockton), where he co-founded the firm’s Raleigh office in 1985. He continues to serve as counsel to Kilpatrick Townsend & Stockton. From 2000 to 2002, Ambassador Cain served as the President and Chief Operating Officer of the NHL Carolina Hurricanes and their parent company, Gale Force Holdings. Later, during his tenure as the U.S. Ambassador to Denmark, a position for which he was nominated by President George W. Bush on June 30, 2005 (to serve until January 2009), Ambassador Cain called upon not only his leadership and relationship-building skills, but also his experience from his time working with the Carolina Hurricanes. As Ambassador, he oversaw the 13 agencies of the American government that composed the U.S. Embassy in Copenhagen, where he focused his energies on areas of national security, counter-terrorism, energy security, commerce, and investment. He received his Bachelor of Arts and Juris Doctor degrees from Wake Forest University.

Ambassador Cain’s qualifications to serve on the Board of Directors include his extensive leadership and relationship-building skills, which he acquired from various positions, including his current position as managing partner of Cain Global Partners, LLC, his former position as a partner at Kilpatrick Townsend & Stockton LLP and as the former U.S. Ambassador to Denmark, as well as his broad management, legal, and business experience.

Maria C. Freire, Ph.D., has served as a director since April 2012. In November 2012, Dr. Freire became the President and Executive Director, and a member of the board of directors, of the FNIH, a Congressionally authorized independent organization that draws together the world’s foremost researchers and resources in support of the mission of the National Institutes of Health (“NIH”). Prior to her appointment to the FNIH, Dr. Freire was the President and a member of the board of directors of the Albert and Mary Lasker Foundation, a non-profit organization that bestows the Lasker Awards in basic and clinical science and advocates for medical research. From 2001 to 2008, Dr. Freire served as President and Chief Executive Officer of the Global Alliance for TB Drug Development, a public-private partnership that develops better, faster-acting, and affordable drugs to fight tuberculosis. An expert in technology commercialization, she directed the Office of Technology Transfer at the NIH from 1995 to 2001 and served as a commissioner on the World Health Organization’s Commission on Intellectual Property Rights, Innovation and Public Health. Dr. Freire obtained her Bachelor of Science degree from the Universidad Peruana Cayetano Heredia in Lima, Peru, and her Ph.D. in Biophysics from the University of Virginia; she completed post-graduate work in Immunology and Virology at the University of Virginia and the University of Tennessee. She is currently a Director at Exelixis, Inc. (NASDAQ: EXEL) and has previously served on the Science Board of the Food and Drug Administration (“FDA”) and as a member of the Commission on a Global Health Risk Framework for the Future of the Institute of Medicine, among others. Her awards include the Department of Health and Human Services Secretary’s Award for Distinguished Service, the Arthur S. Flemming Award, the Bayh-Dole Award, the 2017 Washington Business Journal’s “Women Who Mean Business” Award, and the 2017 Gold Stevie Award for “Woman of the Year.” Dr. Freire is a member of the U.S. National Academy of Medicine and the Council on Foreign Relations.

2019 Proxy Statement	27

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS (continued)

Dr. Freire’s qualifications to serve on the Board of Directors include her technical scientific expertise and her broad base of experience in the pharmaceutical and biotechnology industries, including her extensive experience in technology commercialization and her involvement with a wide range of not-for-profit medical research organizations, universities, and government health organizations, including the NIH and the FDA. Dr. Freire’s involvement with these organizations provides her with a wealth of relationships in the medical research community, as well as a user’s perspective on the needs of major research organizations in key industry sectors that make up the Company’s tenant base.

Richard H. Klein has served as a director since December 2003. Mr. Klein has a diverse background spanning more than 30 years as a senior advisor to a variety of domestic and international businesses, with a particular focus on real estate organizations. He currently serves as Chief Financial Officer of Industrial Realty Group, LLC, a privately-held owner and developer of commercial and industrial properties with a 110 million square foot portfolio located throughout the United States. From 2012 to 2015, Mr. Klein served as an independent business consultant. In 2003, Mr. Klein founded Chefmakers Cooking Academy LLC, which provided culinary education services and experiences and for which he served as Chief Executive Officer through 2011. From 1984 to 2000, Mr. Klein was with Ernst & Young LLP, and a predecessor firm, Kenneth Leventhal & Company. From 1978 to 1983, Mr. Klein provided tax consulting and auditing services for PricewaterhouseCoopers LLP. At these firms, Mr. Klein served in a variety of capacities, including as partner in the REIT Advisory Practice, the Financial Restructuring and Insolvency Practice, and the Public Relations and Practice Development Department. Mr. Klein is a certified public accountant in the State of California. He received his Bachelor of Science degree in Accounting and Finance from the University of Southern California.

Mr. Klein’s qualifications to serve on the Board of Directors include his extensive experience and knowledge of the real estate industry and REITs in particular and the accounting and financial expertise he developed as a certified public accountant and partner of Ernst & Young LLP.

James H. Richardson has served the Company as a senior management consultant since February 2009, President of the Company from August 1998 to February 2009, a director since March 1999, and in other capacities from August 1997 to August 1998. Prior to joining the Company, Mr. Richardson held management and brokerage positions for nearly 15 years at CB Richard Ellis, Inc., a full-service provider of commercial real estate services. He was a top producer within the brokerage services group as well as a senior leader responsible for strategy and operations. During his time at CB Richard Ellis, Inc., Mr. Richardson was instrumental in the creation and development of the biosciences and corporate services practice groups. Mr. Richardson received his Bachelor of Arts degree in Economics from Claremont McKenna College.

Mr. Richardson’s qualifications to serve on the Board of Directors include his expertise in leasing, financing, strategic planning, operations, and other matters involving the life science and real estate industries, which he acquired in his more than 20 years of experience as President and a Director of the Company and his nearly 15 years of previous experience in brokerage and management positions with CB Richard Ellis, Inc., a top-tier real estate services firm. He also currently serves in board and advisory positions for private real estate development and investment enterprises, as well as early-stage technology and product companies.

Michael A. Woronoff has served as a director since July 2017. Mr. Woronoff is currently a partner at Kirkland & Ellis LLP (“K&E”). He advises clients on a variety of corporate and securities law matters, including SEC reporting obligations, corporate governance, and strategic alliances. Prior to joining K&E in 2019, he was a partner at Proskauer Rose LLP (“Proskauer”), head of Proskauer’s Los Angeles office, co-head of its international PEMA group, and a member of the firm’s Executive Committee. Prior to joining Proskauer in 2004, Mr. Woronoff co-founded and was a principal of Shelter Capital Partners (“Shelter”), a Southern California-based private equity fund that invests in technology and technology-enabled businesses at all stages of development. Prior to joining Shelter in 2000, Mr. Woronoff was a partner of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), where he practiced corporate and securities law for 15 years. He received a Juris Doctor degree from the University of Michigan Law School, a Master of Science in Industrial Administration degree from Krannert Graduate School of Management at Purdue University, and a Bachelor of Science in Industrial Management degree from Purdue University.

Mr. Woronoff’s qualifications to serve on the Board of Directors include his financial expertise and extensive knowledge of the corporate and securities law, SEC reporting, corporate governance, and strategic alliances, which he acquired from various positions, including his current position as a partner of K&E, and his former positions as a principal of Shelter and as a partner of Proskauer, and Skadden.

2019 Proxy Statement	28

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS (continued)

Background of Executive Officers

Name	Age	Position	Years with the Company
Joel S. Marcus	71	Executive Chairman and Founder	25
Stephen A. Richardson	58	Co-Chief Executive Officer	19
Peter M. Moglia	52	Co-Chief Executive Officer and Co-Chief Investment Officer	21
Dean A. Shigenaga	52	Co-President and Chief Financial Officer	18
Thomas J. Andrews	59	Co-President and Regional Market Director – Greater Boston	19
Jennifer J. Banks	48	Co-Chief Operating Officer, General Counsel, and Corporate Secretary	16
Lawrence J. Diamond	61	Co-Chief Operating Officer and Regional Market Director – Maryland	20
Daniel J. Ryan	53	Co-Chief Investment Officer and Regional Market Director – San Diego	16	(1)
Vincent R. Ciruzzi	56	Chief Development Officer	22
John H. Cunningham	58	Executive Vice President – Regional Market Director – New York City	12
(1)    Including eight years with Veralliance Properties, Inc., certain assets of which were acquired by the Company in 2010.

Joel S. Marcus – See “Background of Directors” above.

Stephen A. Richardson has served as Co-Chief Executive Officer since April 2018. Mr. Richardson previously served as the Company’s Chief Operating Officer from October 2011 to April 2018 and as Executive Vice President – Regional Market Director – San Francisco from January 2016 to April 2018. From October 2011 to December 2015, Mr. Richardson served as the Company’s Regional Market Director – San Francisco. From January 2011 to October 2011 Mr. Richardson served as the Company’s Executive Vice President – Regional Market Director – San Francisco Bay, and from July 2005 to December 2010 as Senior Vice President – Regional Market Director – San Francisco Bay, where he was responsible for the management of the Company’s San Francisco region asset base and operations. From February 2000 to July 2005, Mr. Richardson served the Company as a Vice President, Portfolio Services. Prior to joining the Company, he served as a Director of CellNet Data Systems from 1993 to 2000, where he was responsible for negotiating large-scale technology transactions and aggregating a national footprint of wireless spectrum. From 1983 to 1993, Mr. Richardson served as a Director of Marketing and Leasing for Paragon Group, a national real estate development company, and as real estate broker with Schneider Commercial Real Estate, serving the greater Silicon Valley market. Mr. Richardson currently serves on the board of directors for the California Life Sciences Association, whose mission is to advance California’s world-leading life sciences innovation ecosystem by advocating for effective national, state, and local public policies and supporting entrepreneurs and life sciences businesses. Mr. Richardson received his Bachelor of Arts degree in Economics and Literature from Claremont McKenna College and his Master of Business Administration degree from Santa Clara University.

Peter M. Moglia has served as Co-Chief Executive Officer since April 2018 and as Co-Chief Investment Officer since May 2018. Mr. Moglia served as Chief Investment Officer from January 2009 through April 2018, and has been serving the Company in many important capacities since April 1998. From April 2003 through December 2008, Mr. Moglia was responsible for the management of the Company’s Seattle asset base and operations. From 1998 to 2003, Mr. Moglia’s responsibilities were focused on underwriting, acquisitions, and due diligence activities. Prior to joining the Company, Mr. Moglia served as an Analyst for Lennar Partners, Inc., a diversified real estate company, where his responsibilities included underwriting and structuring direct and joint venture real estate investments. Mr. Moglia began his real estate career in the Management Advisory Services group within the Kenneth Leventhal & Co. Real Estate Group, where he spent six years providing valuation, feasibility, financial modeling, and other analytical services to real estate developers, financial institutions, pension funds, and government agencies. Mr. Moglia received his Bachelor of Arts degree in Economics from the University of California, Los Angeles.

2019 Proxy Statement	29

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS (continued)

Dean A. Shigenaga has served the Company as Co-President since April 2018, Chief Financial Officer since December 2004, and in other capacities from December 2000 to December 2004. Mr. Shigenaga previously served as Executive Vice President from May 2012 to April 2018 and as Treasurer from March 2008 to April 2018. Prior to joining the Company, Mr. Shigenaga was an Assurance and Advisory Business Services Manager in Ernst & Young LLP’s real estate practice. In his role at Ernst & Young LLP, from 1993 through 2000, Mr. Shigenaga provided assurance and advisory services to several publicly traded REITs, over a dozen private real estate companies, and many other public and private companies. In addition to providing audit and attestation services, Mr. Shigenaga assisted clients with services related to initial public offerings, follow-on offerings, debt offerings, and technical research. Mr. Shigenaga is a certified public accountant and a member of the American Institute of Certified Public Accountants. Mr. Shigenaga received his Bachelor of Science degree in Accounting from the University of Southern California.

Thomas J. Andrews has served as Co-President since April 2018 and Regional Market Director – Greater Boston since June 1999. Mr. Andrews previously served the Company as Senior Vice President – Regional Market Director – Greater Boston from December 2005 to January 2011, and as Vice President – Regional Market Director – Greater Boston from June 1999 to December 2005. Throughout his tenure with the Company, Mr. Andrews has been responsible for the management of the Company’s Greater Boston asset base and operations. From 1988 through 1999, Mr. Andrews served first as Assistant Director and then as Executive Director of the Massachusetts Biotechnology Research Park in Worcester, Massachusetts, which is believed to be the first purpose-built biotechnology research park in the country. Mr. Andrews serves on the boards of the Massachusetts chapter of NAIOP Commercial Real Estate Development Association and the Kendall Square Association and is a member of the Economic Development Advisory Group of the Massachusetts Biotechnology Council. Mr. Andrews received his Bachelor of Science degree from Cornell University and his Master of Science degree from the Center for Real Estate at the Massachusetts Institute of Technology.

Lawrence J. Diamond has served as the Company’s Co-Chief Operating Officer since April 2018 and as Regional Market Director – Maryland since July 2005. Mr. Diamond previously served as Vice President – Asset Services, Mid-Atlantic Region from January 2000 to June 2005, and as Assistant Vice President – Asset Services from November 1998 to December 1999. Throughout his tenure with the Company, Mr. Diamond has been responsible for the management of the Company’s Maryland Region asset base and operation. From January 1994 to November 1998, Mr. Diamond served as Director of Facility Services for Manor Care, Inc., where he was responsible for management of corporate real estate. From 1980 to 1994, Mr. Diamond’s real estate career was focused on regional Maryland management firms starting with B.F. Saul Company. He has gained expertise in all phases of property management, accounting, leasing, and construction services. Mr. Diamond has previously served on Maryland’s Life Sciences Advisory Board. Mr. Diamond received his Bachelor of Science degree in Accounting / Business Administration from Frostburg State University.

Daniel J. Ryan has served as the Company’s Co-Chief Investment Officer since May 2018 and as Regional Market Director – San Diego since May 2012. Mr. Ryan previously served the Company as Senior Vice President – Regional Market Director – San Diego & Strategic Operations from June 2010, when the Company acquired certain assets of Mr. Ryan’s company, Veralliance Properties, Inc. (“Veralliance”), to May 2012. During his tenure with the Company, Mr. Ryan has been responsible for the management of the Company’s San Diego region asset base and operations, as well as involvement with developments, redevelopments, joint ventures, financing, leasing, and other strategic opportunities outside the San Diego region. Prior to joining the Company, Mr. Ryan was Chief Executive Officer of Veralliance, a commercial real estate developer, which he founded in 2002. Veralliance owned, managed, developed, and leased an approximately $1 billion portfolio primarily consisting of life science assets in the greater San Diego region. Veralliance had significant institutional equity partners, including a REIT, Prudential Real Estate Investors, and UBS. Prior to 2002, Mr. Ryan worked in the commercial real estate industry in Southern California. He was a founding principal of Pacific Management Services, Inc., a commercial developer focused on value-added transactions in the greater San Diego area, including life science, office, industrial, and multifamily transactions. Mr. Ryan is a board member of BIOCOM, a Southern California trade organization, the San Diego Economic Development Corporation, a not-for-profit regional body comprising business, government, and civic leaders committed to maximizing economic growth, and the Policy Advisory Board of the University of San Diego – School of Real Estate. He is also a member of the NAIOP and the Urban Land Institute, both public policy organizations focused on public advocacy of the built environment. Mr. Ryan received his Bachelor of Science degree in Economics, cum laude, from the University of Wisconsin–Madison and was admitted to Omicron Delta Epsilon, the honor society for excellence in achievement in the study of economics.

2019 Proxy Statement	30

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS (continued)

Jennifer J. Banks has served as the Company’s Co-Chief Operating Officer since April 2018 and as General Counsel and Corporate Secretary since 2008, and has been with the Company since 2002. Ms. Banks has over 20 years of commercial real estate and related legal experience. Ms. Banks previously practiced law in the real estate departments of Skadden, Arps, Meagher & Flom LLP and O'Melveny & Myers LLP, where she specialized in acquisition, complex leasing, joint venture, lending, and other finance transactions, representing a variety of REITs, private developers, and institutional investors. Ms. Banks is a member of the American Bar Association (ABA), serves on the Executive Committee of the Corporate Law Departments Section of the Los Angeles County Bar Association, and is the former Vice Chair of the Green and Sustainable Transactions Committee of the ABA. She is a council member of the City of Hope Los Angeles Real Estate & Construction Industries Council and also serves on its Executive Committee. Ms. Banks received her Bachelor of Arts degree from the University of California, Los Angeles and her Juris Doctor from Stanford Law School.

Vincent R. Ciruzzi has served as Chief Development Officer since October 2015. Mr. Ciruzzi previously served as a Senior Vice President, Construction and Development, from June 2000 to October 2015, Vice President from September 1996 to June 2000, and was an active participant in the Company’s initial public offering in May of 1997. Since Alexandria’s initial public offering, Mr. Ciruzzi has been responsible for the Company’s domestic and international construction and development operations and services platform. Working with a team of highly skilled professionals, Mr. Ciruzzi has overseen the management of entitlements, design, permits, development, construction, and completion of the Company’s collaborative science and technology campuses in the Company’s urban innovation clusters. Mr. Ciruzzi is also deeply involved in the Company’s sustainability efforts, construction risk management, capital planning, and project budgeting. In 1993, Mr. Ciruzzi founded a real estate development and consulting business, which provided consulting services to Alexandria from September 1995 until his appointment as Vice President. From 1986 to 1993, Mr. Ciruzzi served as Project Manager for Home Capital Development Group, a real estate development company, where he specialized in project management of master planned communities, including the management of a 2,600 acre mixed use community, as well as other real estate development opportunities. Mr. Ciruzzi received his Bachelor of Science degree in Finance and Real Estate from the University of Southern California. Mr. Ciruzzi is a key team advocate with the USGBC on LEED® building certification and other sustainability initiatives for the Company.

John H. Cunningham has served as Executive Vice President – Regional Market Director – New York City since July 2017. Mr. Cunningham previously served as the Company’s Senior Vice President – Regional Market Director – New York/Strategic Operations from January 2010 to July 2017 and as Senior Vice President – Strategic Operations from January 2009 to December 2009. From January 2007 to December 2008, Mr. Cunningham served the Company as Senior Vice President – Development. Mr. Cunningham has more than 30 years of experience in real estate operations, leasing and development, and has completed over 4.5 million square feet of development projects, including numerous complex life science and specialized high-tech projects, large build-to-suits, and strategic properties. Prior to joining Alexandria, Mr. Cunningham was at Cambridge Property Group in the Washington, D.C., metropolitan area since 1987, where he became the President of the Development Group in 1995. While at Cambridge, Mr. Cunningham worked closely with Alexandria from 1997 to 2007, acting as a third-party developer on projects in the Mid-Atlantic region of the United States. In addition to operations, leasing, and development, Mr. Cunningham has extensive experience in acquisitions and dispositions of commercial real estate. Prior to Cambridge, Mr. Cunningham was the editor-in-chief of The Pro Review magazine, a publication for professional photographers. He also served as the Vice Chairman of the Board of Trustees for Loudoun Country Day School for six years, and has published seven novels. Mr. Cunningham received his Bachelor of Arts degree in International Relations from the University of Maryland.

2019 Proxy Statement	31

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS (continued)

2018 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Joel S. Marcus(2)	—	—	—	—
Steven R. Hash	221,000	110,088	6,196	337,284
John L. Atkins, III	165,000	110,088	—	275,088
James P. Cain	136,000	110,088	—	246,088
Maria C. Freire, Ph.D.	150,000	110,088	—	260,088
Richard H. Klein	165,000	110,088	—	275,088
James H. Richardson(3)	25,689	156,375	113,749	295,813
Michael A. Woronoff	136,000	110,088	3,948	250,036

(1)
The dollar value of restricted stock awards set forth in this column is equal to the aggregate fair value at the grant date of January 12, 2018, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). As of December 31, 2018, our non-employee directors held the following amounts of unvested restricted stock awards and phantom units:

Award Type	Steven R. Hash	John L. Atkins, III	James P. Cain	Maria C. Freire	Richard H. Klein	James H. Richardson	Michael A. Woronoff
Unvested restricted stock awards	344	1,507	1,507	1,507	1,507	2,501	1,000
Phantom stock units	1,956	—	—	—	—	—	2,019

(2)
Mr. Marcus, the Company’s Executive Chairman, was an employee of the Company in 2018 and thus received no compensation for his services as director. The compensation received by Mr. Marcus as an NEO of the Company is shown in the “Summary Compensation Table” on page 71.

(3)
Mr. Richardson, a senior management consultant to the Company, received compensation for services provided to the Company in 2018 consisting of $25,689 for services relating to his duties as a director, as well as $113,749 in cash payments and a restricted stock award of 1,250 shares for non-director-related consulting services.

In determining the form and amount of compensation to be paid to our independent directors in 2018, the Board of Directors considered recommendations from FTI Consulting, Inc. (“FTI”). At the end of 2017, the Board of Directors reviewed data provided by FTI for the peer group described below under “2018 Peer Group” on page 44 and considered industry trends in director compensation to determine the terms of the compensation program for our independent directors in 2018. In 2018, the Company paid each independent director an annual cash retainer fee of $110,000 and the Lead Director an additional $50,000 in annual cash fees. Additional fees for various roles were as follows:

	Committee Chair ($)	Committee Member ($)
Audit Committee	35,000	20,000
Compensation Committee	35,000	20,000
Nominating & Governance Committee	35,000	20,000
Science & Technology Committee	20,000	6,000
Pricing Committee(1)	N/A	6,000

(1)	Mr. Marcus is a member of the Pricing Committee but does not receive additional compensation for this role.

Independent directors are also eligible to receive restricted stock awards under the 1997 Incentive Plan equal to a fixed dollar amount of $110,000, divided by the Company’s closing stock price as of the grant date, as compensation for their services as directors. These restricted stock awards generally vest over a period of three years.

In 2016, our stockholders approved a limit on the amount of non-employee director compensation under the 1997 Incentive Plan. The aggregate value of all compensation granted or paid to any individual solely for service as a non-employee director of the Board of Directors with respect to any calendar year may not exceed $600,000 in total value, calculating the value of any stock awards based on the grant date fair value of such awards. This limit was not intended to serve as an increase in the annual amount of non-employee director compensation; rather, this action was approved for the purpose of limiting the amount of compensation the Board of Directors can approve for non-employee directors each year.

2019 Proxy Statement	32

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS (continued)

Deferred Compensation Plan for Directors

The Company’s Deferred Compensation Plan for Directors (the “DCPD”), established in December 2001, permits non-employee directors to elect to defer receipt of up to 100% of their annual retainer fees, meeting fees, restricted stock awards, and any tax gross-up payments made in respect of restricted stock awards (but the Company does not have a practice of awarding any tax gross-up payments in respect of restricted stock awards).

Any amounts elected to be deferred under the DCPD are converted into phantom stock units based on the then‑current value of our Common Stock at the time such amounts are credited to the non-employee director’s DCPD account. Any phantom stock units attributable to deferrals of restricted stock awards are subject to the same vesting and forfeiture conditions as the deferred restricted stock award, provided, however, that all phantom stock units shall immediately vest in the event of a change in control or a termination of the non-employee director’s service with us due to death, disability, termination without Cause (as defined in the DCPD) or failure without Cause to be renominated or reelected to the Board. Phantom stock units credited to the non-employee director DCPD accounts are adjusted to reflect dividends, stock splits and similar events impacting our Common Stock. All distributions under the DCPD in settlement of the non-employee director’s phantom stock unit account are paid in the form of an issuance of our Common Stock with the number of shares issued corresponding with the number of phantom units to be settled. Any fractional phantom stock units are settled in cash based on the then-current value of our Common Stock.

Non-employee directors generally must make deferral elections under the DCPD during an election period that is prior to the beginning of the plan year in which the related compensation is earned or prior to the beginning of the plan year in which the restricted stock award is granted. Newly eligible directors are permitted to make a deferral election within the first 30 days after becoming eligible to participate in the DCPD with respect to compensation earned during the remainder of the plan year after the election becomes irrevocable.

The non-employee director may elect to receive a distribution in settlement of his or her vested phantom stock unit account under the DCPD on a specified date selected by the non-employee director. If the non-employee director’s service terminates prior to any scheduled distribution date, the entire phantom stock unit account will be immediately settled upon termination. In addition, if a change in control (as defined under the DCPD) occurs prior to any such date specified by the non-employee director for distribution, settlement of any phantom stock units attributable to any amounts that were deferred under the DCPD on or after January 1, 2005, will be made as soon as administratively feasible following the change in control.

A non-employee director may elect to receive an early distribution of any vested amounts if he or she experiences an unforeseeable emergency (as defined in the DCPD). In addition, a non-employee director may elect to receive an early settlement of phantom stock units attributable to any vested deferrals made to the DCPD prior to January 1, 2005, provided that the number of phantom units to be settled will be equal to 90% of the number of phantom units elected by the non-employee director and the remaining 10% of the phantom units elected by the non-employee director will be forfeited. During 2018, the Company did not credit any additional phantom stock units to participants’ accounts under the DCPD in addition to those related to the compensation deferred by the non-employee director.

2019 Proxy Statement	33

Alexandria Center® for Life Science, New York City, New York City

2019 Proxy Statement	34

PROPOSAL 2 — NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 added Section 14A to the Securities Exchange Act of 1934, as amended, which requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. At our 2017 Annual Meeting of Stockholders, the stockholders indicated their preference that we solicit this non-binding, advisory vote on the compensation of our NEOs every year. The Board of Directors has adopted a policy consistent with that preference.

This vote is advisory only, which means that the vote on executive compensation is not binding on the Company, its Board of Directors, or the Compensation Committee. However, both the Board of Directors and the Compensation Committee will consider and evaluate the results of the vote, together with feedback from stockholders. To the extent there is any significant vote against our NEO compensation as disclosed in this Proxy Statement, the Board of Directors and the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our NEOs, as described in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. The compensation of our NEOs subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative discussion contained in this Proxy Statement. As discussed in those disclosures, the Company believes that its compensation philosophy and decisions support our key business objectives of creating value for, and promoting the interests of, our stockholders.

Accordingly, the Board of Directors is asking the stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement by casting a non-binding, advisory vote “FOR” the following resolution, which will be presented at the 2019 Annual Meeting of Stockholders:

“RESOLVED, that the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED by the stockholders of the Company.”

The affirmative vote of a majority of the votes cast on the matter at the annual meeting will be required to adopt the foregoing resolution.

The Board of Directors unanimously recommends a vote FOR Proposal 2.

2019 Proxy Statement	35

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors (the “Board of Directors”) of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has concluded that the level of Named Executive Officer (“NEO”) compensation for 2018 is fair, reasonable, and in the best interests of the Company, and has recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

COMPENSATION COMMITTEE
Steven R. Hash, Chair John L. Atkins, III Richard H. Klein

Compensation Discussion and Analysis

This section explains our executive compensation program as it relates to our NEOs for 2018, who were our Executive Chairman and Founder, Mr. Marcus; our Co-Chief Executive Officer, Mr. Stephen Richardson; our Co-Chief Executive Officer and Co-Chief Investment Officer, Mr. Moglia; our Co-President and Chief Financial Officer, Mr. Shigenaga; and our three other most highly compensated executive officers, Messrs. Andrews and Ryan and Ms. Banks. We refer to Messrs. Shigenaga, Andrews and Ryan and Ms. Banks together as our “Other NEOs.”

Name	Tenure	Current Position	Position Prior to April 23, 2018
Joel S. Marcus	25	Executive Chairman and Founder	Chairman of the Board, Chief Executive Officer, and Founder
Stephen A. Richardson	19	Co-Chief Executive Officer	Chief Operating Officer and Executive Vice President – Regional Market Director – San Francisco
Peter M. Moglia	21	Co-Chief Executive Officer and Co-Chief Investment Officer	Chief Investment Officer
Dean A. Shigenaga	18	Co-President and Chief Financial Officer	Chief Financial Officer, Executive Vice President, and Treasurer
Thomas J. Andrews	19	Co-President and Regional Market Director – Greater Boston	Executive Vice President – Regional Market Director – Greater Boston
Daniel J. Ryan	16	Co-Chief Investment Officer and Regional Market Director – San Diego	Executive Vice President – Regional Market Director – San Diego and Strategic Operations
Jennifer J. Banks	16	Co-Chief Operating Officer, General Counsel, and Corporate Secretary	Executive Vice President – General Counsel and Corporate Secretary

2019 Proxy Statement	36

COMPENSATION DISCUSSION AND ANALYSIS (continued)

We present our Compensation Discussion and Analysis in the following sections:

1. Executive Summary
In this section, we highlight our 2018 corporate performance, certain governance aspects of our executive compensation program, and our stockholder engagement efforts.	Page 38
2. Compensation Governance
In this section, we describe our executive compensation philosophy and process.	Page 42
3. Key Elements of the Compensation Program
In this section, we describe the material elements of our executive compensation program.	Page 45
4. 2018 Compensation Decisions
In this section, we provide an overview of our Compensation Committee’s executive compensation decisions for 2018 and certain actions taken after 2018 where discussions of more recent actions enhance the understanding of our executive compensation program.
Page 47
5. Other Compensation Policies
In this section, we summarize our other compensation policies and review the accounting and tax treatment of compensation and the relationship between our compensation program and risk.	Page 68

2019 Proxy Statement	37

COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary

EXECUTIVE SUMMARY – WHY YOU SHOULD VOTE FOR OUR 2019 SAY-ON-PAY PROPOSAL

The Fundamental Principle That Drives Our Pay Decisions Is to Align Pay with Performance
●
The experience, abilities, and commitment of our NEOs (whose tenure with the Company ranges from 16 to 25 years) provide the Company with unique skill sets in the business of owning and operating niche real estate for the broad and diverse life science and technology industries and therefore have been, and will continue to be, critical to the Company’s long-term success, including the achievement of each of our key objectives: profitability, growth in funds from operations (“FFO”) per share and net asset value (“NAV”), and creation of long-term stockholder value.

●
Our total stockholder return (“TSR”) of 39.7% and 112.9% for the three and five years ended December 31, 2018, respectively, was significantly higher than the TSR of our nine peer companies and higher than the TSR of various indices — including the FTSE Nareit Equity Office Index, the Russell 2000 Index, and the SNL US REIT Office Index, and the S&P 500 Index.

● As described below, we also had strong year-over-year growth in FFO per share and NAV.
●
The Compensation Committee believes that each NEO’s total annual compensation should vary with the performance of the Company for the year in question and as described below, our executive compensation program is directly aligned with our corporate performance.

The Compensation Committee Continued to Emphasize Aligning Pay with Performance During Our Successful 2018 Executive Leadership Transition
●
As a result of the change in his role and responsibilities, Mr. Marcus’s employment agreement provides, beginning in 2019, for a 50% reduction in his annual long-term incentive award target (aggregate target of $2,750,000 compared to the prior aggregate target of $5,500,000 for service as our CEO), and awards granted for service as our Executive Chairman will continue to provide for 50% of the shares subject to rigorous FFO per share and relative TSR performance goals with a three-year performance period, forfeiture if a minimum level of performance is not achieved and a cap on the maximum payout.

●
The executive employment agreements with each of our Co-CEOs provide beginning in 2019 for long-term incentive awards with the same structure as Mr. Marcus’s grant described immediately above, where 50% of the shares subject to each award are subject to rigorous performance goals over a long-term performance period and the entire amount is subject to forfeiture and a cap on the maximum payout.

●
Thoughtful succession planning and Mr. Marcus’s emphasis on the career development of the Company’s senior executives resulted in the promotions of highly qualified candidates from within our strong bench to advance the Company’s long-term strategic business plan without the higher costs often associated with external hiring.

Leadership Broadening and the Role of Our Executive Chairman

Effective April 23, 2018, we separated the roles of Chairman and Chief Executive Officer when Mr. Marcus was elevated to the role of the Company’s full-time Executive Chairman. As full-time Executive Chairman, Mr. Marcus’s role includes, among other things: overall oversight of the Company’s strategy, brand and mission; leadership development, talent management and culture, with a particular emphasis on promoting diversity in leadership positions; the performance of the Company’s operational excellence initiatives; responsibility for strategic corporate and regional growth, including a five-year strategic growth framework through which the Company has the potential to double rental revenues by 2022, compared to 2017, based on properties that it owned on its balance sheet at the start of the five-year period and continued execution of strong internal growth, assuming a positive macro and industry environment; oversight of the Company’s New York City regional strategic operations; leadership of the Company’s venture investment activity; the performance of the Company’s life science, technology, and agtech ecosystems’ development, growth, and thought leadership; and guiding the Company’s corporate responsibility initiatives.

As described above, upon Mr. Marcus’s elevation to full-time Executive Chairman, Company veterans Messrs. Stephen A. Richardson and Peter M. Moglia began serving as Co-Chief Executive Officers reporting to Mr. Marcus and our Board of Directors. Mr. Moglia served as our Chief Investment Officer through April 2018 and as Co-Chief Investment Officer since May 2018, when Daniel J. Ryan began serving as Co-Chief Investment Officer. Also during 2018, Dean A. Shigenaga and Thomas J. Andrews began serving as Co-Presidents, Daniel J. Ryan began serving as Co-Chief Investment Officer, and Jennifer J. Banks began serving as Co-Chief Operating Officer. In addition, Mr. Shigenaga continues to serve as our Chief Financial Officer, Mr. Andrews continues to serve as Regional Market Director – Greater Boston, Mr. Ryan continues to serve as Regional Market Director – San Diego, and Ms. Banks continues to serve as our General Counsel and Corporate Secretary. Each of these executives has been with Alexandria for over 16 years.

Importantly, this transition maintained the successful partnership between Mr. Marcus and the rest of the executive team. The internal promotions allowed the Company to fully exploit the breadth of executive talent available to further advance the Company’s long-term strategic business plan. During 2018, we continued to execute our strategic business plan with operational excellence, which we believe is evidence of the successful transition of executive leadership, resulting from our Board’s and Mr. Marcus’s focus on succession planning.

2019 Proxy Statement	38

COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)

2018 Strategic Goals and Results

Our primary strategic goals for 2018, established in late 2017, were part of a multi-year strategy to deliver significant achievements toward growth in FFO per share, NAV, and Common Stock dividends, which we believe has resulted in significant stockholder value, and were as follows:

•	Solid operating performance from our core operating asset base resulting in growth in total revenues, net operating income, and cash flows;

•
Disciplined allocation of capital to development and redevelopment of highly leased new Class A properties in urban innovation cluster submarkets with high barriers to entry, resulting in growth in total revenues, net operating income, and cash flows; and

•
Disciplined management of our balance sheet, including improvement in our long-term capital structure, extending the weighted-average remaining term of outstanding debt, laddering debt maturities, maintaining moderate balance sheet leverage, and maintaining a moderate level of a pipeline of new buildings through ground-up development and redevelopment.

Funds From Operations Per Share(1)	Net Asset Value Per Share(2)	Common Stock Dividends Per Share

(1)
Represents funds from operations per share – diluted, as adjusted. For information on the Company’s funds from operations, including definitions and a reconciliation from the most directly comparable GAAP measure, see “Non-GAAP Measures and Definitions” under Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(2)
Based on average net asset value estimates for each year presented from Bank of America Merrill Lynch, Barclays Capital Inc., Citigroup Global Markets Inc., Evercore ISI, Green Street Advisors, Inc., J.P. Morgan Securities LLC, and UBS Securities LLC.

TSR
1 Year Ended		3 Years Ended		5 Years Ended		5/28/97 (IPO) through
12/31/18		12/31/18		12/31/18		12/31/18

S&P	(4.4)%	ARE	39.7%	ARE	112.9%	ARE	1,218.5%
ARE	(9.0)%	S&P	30.4%	S&P	50.3%	Peers	589.6%
Peers	(10.3)%	Russell	23.8%	Peers	35.7%	FTSE	411.2%
Russell	(11.0)%	FTSE	1.8%	FTSE	28.5%	Russell	374.5%
FTSE	(14.5)%	Peers	0.5%	Russell	24.1%	S&P	342.3%
SNL	(17.8)%	SNL	(5.7)%	SNL	19.9%	SNL	324.8%

High ARE Percentile Ranking(1)

FTSE	82%	FTSE	91%	FTSE	100%	FTSE	100%
SNL	83%	SNL	92%	SNL	100%	SNL	100%
Peers	78%	Peers	100%	Peers	100%	Peers	100%

(1) Represents the percentile ranking of ARE’s TSR performance among the companies included in the FTSE Nareit Equity Office and SNL US REIT Office Indices and our peer group.
ARE: Alexandria Real Estate Equities, Inc.			Russell: Russell 2000 Index
FTSE: FTSE Nareit Equity Office Index			SNL: SNL US REIT Office Index
Peers: Our Peer Group			S&P: S&P 500 Index
Source: S&P Global Market Intelligence, a part of S&P Global, Inc. | ©2019 | www.snl.com

2019 Proxy Statement	39

COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)

Significant and Proactive Stockholder Engagement

Stockholder Engagement Process

A critical component of the Compensation Committee’s process continues to be maintaining active ongoing engagement with our stockholders. We received strong support — 91% of the votes cast — from our stockholders on our 2018 say-on-pay proposal with respect to 2017 NEO compensation. In 2018, we continued our outreach efforts, including reaching out to, among other stockholders, every stockholder holding more than one percent of our Common Stock as of December 31, 2018. Our Lead Director and Chair of our Compensation Committee led these meetings. In addition, we held nearly 200 meetings with stockholders in 2018, covering a variety of topics, including business trends and strategy, key drivers of growth, corporate governance matters, board composition and diversity, our 2018 management transition, our executive compensation programs, ways to enhance our disclosures, and stockholder expectations regarding pay ratio disclosure.

Since our 2018 annual meeting of stockholders, the Compensation Committee also engaged in discussions with the two leading proxy advisory firms to better understand their methodology and rationale, to ensure an understanding of certain key policies, and to discuss potential changes to the compensation program intended to address any remaining stockholder concerns reflected in their reports.

Positive Feedback from Stockholders

For our Other NEOs, the Compensation Committee has continued to consider a more formulaic approach to annual incentive compensation. The Chair of our Compensation Committee has specifically discussed the existing holistic approach with stockholders during our extensive stockholder outreach program. The feedback from stockholders consisted of:

•	Support for our current compensation program;

•	Hesitation to micromanage our business by insisting upon a rigid formulaic approach; and

•	Support for our Compensation Committee’s structuring our executive compensation program in a manner it believes to be in the best interests of the Company.

We have also received the following positive feedback from stockholders during our ongoing engagement efforts:

•	Praise for our stockholder engagement efforts and the changes to our compensation program made as a result of such engagement;

•	Praise for our successful 2018 management transition, leadership expansion, and retention of key personnel, including our NEOs;

•	Appreciation for the enhanced disclosures, which we have maintained and expanded in this Proxy Statement;

•	Acknowledgment that the Compensation Committee uses an appropriate balance of predetermined objective metrics and discretionary decisions;

•	Support for our emphasis on long-term performance-based compensation;

•	Satisfaction with the level of pay ratio disclosure we provided last year; and

•	Support for our corporate responsibility efforts and related disclosure.

2019 Proxy Statement	40

COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)

Changes to Compensation Programs as a Result of Stockholder Engagement

The Compensation Committee’s direct interaction with stockholders has prompted changes to our compensation program. We take seriously the views of our stockholders and have taken into consideration all the various input we have received. We look forward to continuing to interact with our key stockholders and solicit input from them on a regular basis.

The following chart describes actions taken during the last several years as a result of our engagement with stockholders:

Category	Actions
Change-in-control vesting of equity awards	Changed from single-trigger vesting to double-trigger vesting in all future equity awards granted to all NEOs.

Annual incentive performance goals
Reduced number of goals and made goals more formulaic for the Executive Chairman and Co-CEOs. For a further description, see “Corporate Performance Measures for Executive Chairman and Co-CEO Cash Incentive Bonuses” on page 49.

Disclosure of annual incentive corporate performance goals	Disclosed weighting, goals, and actual performance for the Executive Chairman and the Co-CEOs’ annual cash incentive awards; see pages 49-50.

Disclosure of long-term incentive (“LTI”) award FFO per share performance goals
Disclosed specific metrics for FFO per share will continue to be disclosed at the end of each performance period and is included below for the grant made to Mr. Marcus in 2016. We believe that disclosure of such metrics during a three-year performance period would be inappropriate since most REITs only provide annual guidance for FFO per share.

Disclosure of NEO compensation program
In addition to disclosures made for Executive Chairman and Co-CEOs, disclosed key performance considerations underlying compensation awarded to the Other NEOs; see discussion starting on page 56. Starting in 2019, all annual cash incentives are subject to a maximum of 225% of base salary.

Performance-based LTI program for all NEOs
Adopted a performance program, whereby each NEO receives an annual LTI award, 75% of which is eligible to vest upon achievement of TSR on a relative basis compared to the constituents of the FTSE Nareit Equity Office Index and 25% of which is eligible to vest upon achievement of TSR on an absolute basis, over a three-year performance period. The shares subject to each award are also subject to a one-year holding period after vesting.

Executive Compensation Governance Highlights

What We Do
✓	Seek Input from, Listen to, and Respond to Stockholders	✓	Prohibit Hedging and Restrict Pledging of Company Stock
✓	Executive Compensation Program Designed to Align Pay with Performance	✓	Mitigate Inappropriate Risk-Taking
✓	Conduct an Annual Say-on-Pay Vote	✓	Utilize Stock Ownership Guidelines and Holding Periods
✓	Grant Performance-Based Equity Awards to NEOs with Rigorous Performance Goals	✓	Include a Double-Trigger Change-in-Control Provision in 1997 Incentive Plan and All Equity Awards Granted to All NEOs
✓	Maintain a Clawback Policy

What We Do Not Do
✗	Provide Tax Gross-Ups	✗	Provide Guaranteed Bonuses
✗	Provide Excessive Perquisites	✗	Provide Excessive Change-in-Control or Severance Payments

2019 Proxy Statement	41

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Compensation Governance

Our Compensation Committee

The Compensation Committee consists of three independent directors, Messrs. Hash (Chair), Atkins, and Klein. The Compensation Committee administers our executive compensation program and is responsible for reviewing and approving our compensation policies and the compensation paid to our NEOs and other executive officers.

Compensation Philosophy

The fundamental principle that drives pay decisions of the Compensation Committee is to align pay with performance. The experience, abilities, and commitment of our NEOs (whose tenure ranges from 16 to 25 years) provide the Company with unique skill sets in the business of owning and operating niche real estate for the broad and diverse life science and technology industries and therefore have been, and will continue to be, critical to the Company’s long-term success, including the achievement of each of our key objectives: profitability; growth in FFO per share, NAV, and Common Stock dividends per share; and creation of long-term stockholder value. The Compensation Committee believes that each NEO’s total annual compensation should vary with the performance of the Company and the performance of the individual for the year in question.

The Compensation Committee believes that our compensation program:

CREATES	ENSURES	SETS	DISTINGUISHES	ALIGNS	REWARDS

incentives for management to support our key business objectives of increasing FFO per share, NAV and Common Stock dividends per share, and creating long-term stockholder value	a prudent use of equity	rigorous performance goals	between short- and long-term time horizons and objectives	pay with performance	our NEOs for accomplishments

Consistent with the Compensation Committee’s pay-for-performance philosophy, the Compensation Committee considers the Company’s financial and operational performance, individual achievement, and market conditions when determining executive compensation. For 2018, the Compensation Committee used a disciplined approach for determining each NEO’s compensation, based on the following general principles:

•	Base salary should generally be an important but relatively small portion of total compensation;

•	Annual cash incentive awards should be performance based;

•
At least 50% of total annual compensation should be “at risk” compensation in the form of equity in order to align a significant amount of compensation with the interests of the Company’s stockholders;

•	A portion of each NEO’s equity compensation should include long-term incentives that vest solely upon the achievement of performance conditions; and

•
Each NEO’s total compensation should include an evaluation of the officer’s individual performance, position, tenure with the Company, experience, expertise, leadership, management capability, and contribution to profitability and growth in FFO per share, NAV, Common Stock dividends per share, and long-term stockholder value.

As described above, for our Other NEOs, the Compensation Committee has continued to consider a more formulaic approach to annual incentive compensation. The Chair of our Compensation Committee has specifically discussed the existing holistic approach with stockholders during our extensive stockholder outreach program. The feedback from stockholders was:

•	Support for our current compensation program;

•	Hesitation to micromanage our business by insisting upon a rigid formulaic approach; and

•	Support for our Compensation Committee’s structuring our executive compensation program in a manner it believes to be in the best interests of the Company.

2019 Proxy Statement	42

COMPENSATION DISCUSSION AND ANALYSIS (continued)

For 2018, our Compensation Committee continued to take the same comprehensive and holistic approach that has been successful and that it believes has led to retaining the team of NEOs with significant tenure with the Company who have been and will continue to be critical to our long-term success.

The key attributes of this approach are as follows:

•	Holistic review — The Compensation Committee performs a holistic review of each individual’s performance and does not assign specific weights to any particular factor.

•
Reflection of corporate and individual performance — Compensation is not based on a rigid formula, but rather reflects individual and corporate performance; each NEO’s total annual compensation varies with our performance for the year in question.

•
Effective retention — Each NEO possesses unique skills in the business of owning and operating real estate for the broad, diverse, and highly technical life science and technology industries. These skills are easily transferable to a variety of direct competitors, as well as others. However, our NEOs’ tenures with the Company range from 16 to 25 years, which our Compensation Committee attributes, in part, to an effective executive compensation program.

Role of the Compensation Consultant

The Company continued in 2018 to engage FTI, an external compensation consultant that specializes in the real estate industry and has been engaged by the Company for several years, to review our executive compensation program and, if appropriate, to recommend changes to ensure a fair, reasonable, and balanced compensation program for our NEOs that motivates and rewards performance while closely aligning the interests of our NEOs with those of our stockholders. FTI also reviewed the Company’s disclosure of various compensation and benefits payable to each NEO upon certain termination events and provided compensation data and recommendations to our Board of Directors.

The Compensation Committee has considered and assessed all relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, as amended, that could give rise to a potential conflict of interest with respect to FTI’s work. The Compensation Committee determined, based on its analysis of these factors, that the work of FTI, and the individual compensation advisors employed by FTI as compensation consultants, does not create any conflict of interest.

Role of Named Executive Officers

Mr. Marcus reviews in depth the performance of our Co-CEOs and the Other NEOs with the Compensation Committee and makes compensation recommendations to the Compensation Committee for its review and final determination. The NEOs and the Company’s finance and human resources teams provide market and Company information to the Compensation Committee that is used in determining each NEO’s compensation in light of the Company’s relative and absolute performance and individual contributions.

2019 Proxy Statement	43

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Peer Analysis

2018 Peer Group

The Compensation Committee gathers and reviews information about the compensation program and processes of other publicly traded REITs as an informal “market check” of compensation practices, salary levels, and target incentive levels. In reviewing this information, the Compensation Committee considers whether its compensation decisions are consistent with market practices. The Compensation Committee evaluates compensation primarily on the corporate objectives discussed above under “Compensation Philosophy” on page 42, with a comparison to peers being just one of the factors considered.

In selecting a peer group, the Compensation Committee focused first on our direct competitors, which are the REITs that own office/laboratory properties. Because we only had four direct competitors in our complex real estate niche, the Compensation Committee next added REITs with which we compete for talent, acquisitions, and tenants, whose total assets, total revenues, and equity capitalization are generally no greater than 2.5 times and generally no less than 0.5 times ours. Our peer group for 2018 (the “2018 Peer Group”) consisted of the following companies:

Peer Companies That Own Office/Laboratory Properties (Direct Competitors)
Peer Companies with Whom We Compete for Talent, Acquisitions, and/or Tenants and Generally within Range from 0.5x to 2.5x of our Total Assets, Revenues, and Equity Capitalization (Indirect Competitors)

Boston Properties, Inc. — A REIT that owns and develops first-class office properties with significant presence in our top three core markets (Boston, New York City, and San Francisco) with significant life science facilities. Top 20 tenants include Biogen, which is also a tenant of the Company. Boston Properties, Inc. competes directly with the Company for talent, real estate, and tenants.

HCP, Inc. — A REIT serving the healthcare industry and owning approximately 6.7 million RSF of laboratory/life science properties similar to properties owned by the Company. HCP, Inc. competes directly with the Company for talent, real estate, and tenants.

Kilroy Realty Corporation — A REIT active in premier office sub markets with significant presence in three of our top sub markets (San Francisco, Seattle, and San Diego). Kilroy Corporation competes directly with the Company for talent, real estate and tenants.

Ventas, Inc. — A REIT based in Chicago, Illinois, that primarily invests in healthcare-related facilities and owns approximately 5.9 million RSF of laboratory/life science properties similar to properties owned by the Company. Ventas, Inc. competes directly with the Company for talent, real estate, and tenants.

Douglas Emmett, Inc. — A REIT, located in Los Angeles, that provides Class A office properties in Southern California. Douglas Emmett, Inc. competes directly with the Company for talent.

Highwoods Properties, Inc. — A REIT based in Raleigh, North Carolina, that owns office, industrial, and retail properties in the Southeastern and Midwestern United States.

Hudson Pacific Properties, Inc. — A REIT, located in Los Angeles, with properties in select West Coast markets, including San Francisco and Seattle, with a portfolio consisting of office properties and media and entertainment properties.

Paramount Group, Inc. — A REIT, located in New York City, that owns, acquires, and develops high-quality, Class A office properties in major submarkets including New York City, Washington, D.C., and San Francisco.

SL Green Realty Corp. — A REIT, located in New York City, that acquires, owns, and manages premier office properties in New York City, one of our top submarkets.

2018 Alexandria Rankings Relative to 2018 Peer Group

Criteria	Percentile Rank
Total Assets(1)	78%
Total Revenues(2)	67%
Equity Capitalization(1)	67%
FFO Per Share, as Adjusted, 3-Year Growth(3) (4)	100%

Criteria	Percentile Rank
FFO Per Share, as Adjusted, Multiple(2) (4)	78%
Adjusted EBITDA Margin(2) (4)	100%
Cash Same Property NOI Growth(3) (4)	89%
Investment-Grade Tenants among Top 10 Tenants(5)	88%

Average of all criteria: 83%

(1)	As of December 31, 2018.

(2)	For the year ended December 31, 2018.

(3)	Represents the year ended December 31, 2018, compared to the year ended December 31, 2015.

(4)
For information on definitions and reconciliations from the most directly comparable GAAP measures, see “Non-GAAP Measures and Definitions” under Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(5)	Based on top ten tenants reported by the Company and each company in our peer group as of December 31, 2018, excluding Douglas Emmett, Inc., which does not disclose its top ten tenants.

Three-year average NEO total compensation percentile ranking within 2018 Peer Group	67%

2019 Proxy Statement	44

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Key Elements of the Compensation Program

Our executive compensation program consists of three principal components that we believe together emphasize long-term performance and creation of stockholder value:

What We Pay	Why We Pay It
Base Salary	●
The Compensation Committee views base salary as the fixed compensation that is paid for ongoing performance throughout the year and that is required to attract, retain, and motivate Company executives.

●
The base salaries of our NEOs are determined in consideration of their position, responsibilities, personal expertise and experience, and prevailing base salaries at the Company and elsewhere for similar positions.

●
NEOs are eligible for periodic increases in their base salary as a result of Company performance and the performance of the NEOs, including leadership, contribution to Company goals, and stability of operations.

Annual Cash Incentive Awards	●
Annual cash incentives for NEOs reflect the Compensation Committee’s belief that a significant portion of the annual compensation of each NEO should be “at risk” and therefore contingent upon the performance of the Company, as well as the individual contribution of each NEO.

	●	Annual cash incentives further align our NEOs’ interests with those of our stockholders and help us attract, retain, and motivate executive talent.
	●	Starting in 2019, all annual cash incentives are subject to a maximum of 225% of base salary.

Long-Term Equity Compensation	●	Equity compensation is designed to align the interests of NEOs and other employees with the interests of stockholders through growth in the value of the Company’s Common Stock.
	●	As determined by the Compensation Committee, the Company awards restricted stock as long-term incentives to motivate, reward, and retain NEOs and other employees.
●
Restricted stock awards are utilized because their ultimate value depends on the future stock price performance of the Company, which provides motivation through variable “at risk” compensation and direct alignment with stockholders.

	●	A portion of each NEO’s compensation includes long-term incentives that vest solely upon the achievement of performance conditions.
	●	Regular long-term equity grants ensure competitive compensation opportunities.

Pension Plan

The Company also maintains the Alexandria Real Estate Equities, Inc. Cash Balance Pension Plan (the “Pension Plan”), which is designed to provide eligible employees of the Company, including the NEOs, with benefits upon retirement. The Board of Directors believes it is important to the Company’s attraction and retention objectives to provide a reasonable income replacement for the eligible employees, including NEOs, during retirement.

Under the Pension Plan, a hypothetical account is established for each participant for record-keeping purposes. Each year, a participant’s cash balance account is credited with a hypothetical employer contribution and with hypothetical earnings. These amounts are hypothetical because the hypothetical account balance must be converted into an annuity payable at normal retirement age (“NRA”), as defined in the Pension Plan. This future benefit at NRA can then be converted into a lump-sum benefit. The lump-sum distribution at NRA may be higher or lower, depending on interest rates in effect at that time. Hypothetical earnings for each calendar year are credited at a rate, compounded annually, equal to the rate for 30-year United States Treasury securities for the December preceding the applicable calendar year. The rate was 2.77% for 2018. Benefits under the Pension Plan are vested at all times, are obligations of the Company, and are payable in the form of a lump sum or a single or joint and survivor annuity in accordance with the participant’s distributions election. Benefits automatically commence upon death, disability, or other termination of employment. Participants may elect to commence receiving benefits while still in our employ at any time on or after the participant has attained age 62. See “Pension Benefits Table” on page 75 for more information.

2019 Proxy Statement	45

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Deferred Compensation Plan

The Company also has a 2000 Deferred Compensation Plan (the “DC Plan”), which is an unfunded plan designed to permit compensation deferrals for a select group of the Company’s management or highly compensated employees.

Eligibility to participate in the DC Plan is limited to full-time employees of the Company who (i) qualify as accredited investors under the Securities Act of 1933, (ii) fall within a select group of management or highly compensated employees for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and (iii) are selected and designated as eligible to participate by the Company with respect to a plan year based on their level of responsibility and anticipated compensation levels for such plan year. Participants’ elected deferral amounts under the DC Plan are credited or charged, as the case may be, with the investment performance of mutual funds and other publicly traded securities designated by the participants and certain other investments designated by the Company. During 2018, the Company did not contribute any amount to participants’ accounts under the DC Plan in addition to the compensation deferred by the participants. See “2018 Nonqualified Deferred Compensation Table” on page 75 for more information.

2019 Proxy Statement	46

COMPENSATION DISCUSSION AND ANALYSIS (continued)

2018 Compensation Decisions

Base Salaries

The base salary for each NEO is determined by the Compensation Committee. The Compensation Committee decides whether to adjust compensation based on a wide range of factors relating to both Company and individual performance. For 2018, the Compensation Committee approved the following base salaries:

Name	Position	2018 Base Salary	2017 Base Salary	% Increase
Joel S. Marcus(1)	Executive Chairman and Founder	$1,010,000	$980,000	3.1%
Stephen A. Richardson(2)	Co-Chief Executive Officer	$625,000	$525,000	19.0%
Peter M. Moglia(2)	Co-Chief Executive Officer and Co-Chief Investment Officer	$625,000	$525,000	19.0%
Dean A. Shigenaga(2)	Co-President and Chief Financial Officer	$595,000	$525,000	13.3%
Thomas J. Andrews(2)	Co-President and Regional Market Director – Greater Boston	$595,000	$525,000	13.3%
Daniel J. Ryan	Co-Chief Investment Officer and Regional Market Director – San Diego	$595,000	N/A(3)	N/A(3)
Jennifer J. Banks	Co-Chief Operating Officer, General Counsel, and Corporate Secretary	$450,000	N/A(3)	N/A(3)

(1)	Base salary increase reflected cost-of-living adjustment.

(2)	Base salary increase reflected additional responsibilities leading up to and following promotion in April 2018.

(3)	Mr. Ryan and Ms. Banks became NEOs in 2018.

219 East 42nd Street, New York City, New York City

2019 Proxy Statement	47

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Cash Incentive Bonuses

Structure and Target Value of Executive Chairman and Co-CEO Cash Incentive Bonuses

The cash incentive bonuses for Messrs. Marcus, Stephen Richardson, and Moglia are based upon achievement of predetermined corporate and individual goals, where 60% of their annual cash incentive bonuses are based upon the achievement of predetermined corporate performance measures and 40% are based upon the achievement of predetermined individual performance measures. The Compensation Committee believes this mix is appropriate because it balances the teamwork and common purpose necessary to maximize corporate success, while at the same time motivating each executive to achieve the individual objectives appropriate for their respective positions, as described in more detail below. For 2018, Messrs. Marcus, Richardson, and Moglia were eligible for the following threshold, target, and maximum percentages of their base salary:

		Amount of Cash Incentive Bonus

Level	Percentage of Base Salary	Mr. Marcus	Mr. Richardson	Mr. Moglia
Threshold	75%	$757,500	$468,750	$468,750
Target	150%	$1,515,000	$937,500	$937,500
Maximum	225%	$2,272,500	$1,406,250	$1,406,250

In comparison to the target annual incentive bonus (as a percentage of base salary) for each CEO of our peer group, the target bonus amounts of our Executive Chairman and Co-CEOs are below the average and median of chief executive officers of companies in our peer group, as disclosed in proxy statements filed by the peer companies in 2018:

Company	Target as a Percentage of Base Salary	Target Bonus	Max as a Percentage of Base Salary	Max Bonus
Boston Properties, Inc.	250%	$2,187,500	285%	$2,491,667
Kilroy Realty Corporation	220%	$2,700,000	310%	$3,800,000
Ventas, Inc.	200%	$2,150,000	360%	$3,870,000
SL Green Realty Corp.	200%	$2,700,000	300%	$4,050,000
HCP, Inc.	175%	$1,312,500	263%	$1,968,750
Paramount Group, Inc.	150%	$1,650,000	225%	$2,475,000
Hudson Pacific Properties, Inc.	150%	$1,087,500	200%	$1,450,000
Highwoods Properties, Inc.	135%	$934,574	200%	$1,384,554
Douglas Emmett, Inc.	N/A(1)	N/A	N/A(1)	N/A

Average (excluding Alexandria)	185%	$1,840,259	268%	$2,686,246
50th Percentile (excluding Alexandria)	188%	$1,900,000	274%	$2,483,334

(1)	Not disclosed by company and excluded from average and median.

2019 Proxy Statement	48

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Corporate Performance Measures for Executive Chairman and Co-CEO Cash Incentive Bonuses

Messrs. Marcus’s, Richardson’s, and Moglia’s employment agreements provide that with respect to the 60% of their annual cash bonus that is based upon achievement of predetermined corporate performance measures, the annual performance measures are to be established each year by the Compensation Committee, weighted 50% toward balance sheet management goals and 50% toward profitability and NAV-related goals.

2018 Corporate Performance Measures for Executive Chairman and Co-CEO Cash Incentive Bonuses

The corporate performance measures for each category were established based upon a comprehensive review of the Company’s 2017 financial and operating performance and 2018 budgets. The 2018 corporate performance goals set by the Compensation Committee included annual balance sheet management, profitability, and NAV-related goals. Importantly, the 2018 corporate performance goals were aligned with key drivers that the Compensation Committee believed would result in solid TSR performance and based on the following general principles:

•	Recognizing consistently strong long-term performance as opposed to strong growth following periods of significant decline in performance;

•
Recognizing that many other qualitative goals for each NEO also contribute to the overall strong operating and financial and TSR performance (such as the environmental and corporate responsibility initiatives that are included in our strategic core business verticals disclosed on pages 4-10);

•
Taking a holistic view of short-term incentive goals and understanding how these goals in aggregate contribute to strong financial and operating performance and long-term TSR versus overly focusing on any one specific individual goal;

•	Recognizing strong multi-year performance versus increasing thresholds in a manner that penalizes our NEOs after generating strong operating and financial year over year performance; and

•	Aligning with strategic goals to maintain attractive long-term cost of capital to support strategic long-term growth.

Considerations in Setting 2018 Balance Sheet Management Goals

With respect to balance sheet management, the 2018 goals established by the Compensation Committee were strategically aligned with the following objectives:

•	Improvement in long-term cost of capital and overall credit rating from Baa2 to Baa1 by Moody’s Investor Services and from BBB to BBB+ by S&P Global Ratings;

•
Liquidity, net debt to adjusted EBITDA, fixed charge coverage ratio and appropriate execution of capital plan represent key credit considerations for our overall credit rating from Moody’s Investors Service and S&P Global Ratings; and

•
Balance sheet goals are generally based upon December 31 and therefore goals reflect flexibility to accommodate strategic decisions that may temporarily impact goals based upon a very narrow point in time. For example, an important real estate acquisition may arise late in the calendar year and while strategic and focused on generating long-term value, the timing of the real estate acquisition may result in slight temporary adjustments to our balance sheet goals with no change in our long-term balance sheet goals.

The actual achievement of 2018 balance sheet management goals was as follows:

Balance Sheet Goals	Weighting	Threshold 75% of Base Salary	Target 150% of Base Salary	Maximum 225% of Base Salary	Actual
Liquidity(1)	25%	>$700 million	>$1.1 billion	>$1.4 billion	$2.4 billion
Net debt to Adjusted EBITDA(2)	25%	<7.0x	<6.5x	<6.0x	5.4x
Fixed charge coverage ratio(2)	25%	>3.45x	>3.6x	>3.75x	4.2x
Appropriate balance of capital options(3)	25%	N/A	N/A	N/A	(4)

(1)	This goal was based upon the strategy to maintain a range of liquidity from approximately one to two years primarily to fund construction and normal debt maturities.

(2)
This goal was established to drive improvement in the Company’s credit profile. In 2018 Moody’s Investor Services upgraded our corporate issuer credit to Baa1/Stable from Baa2/Stable, and in February 2019 S&P Global Ratings raised its credit outlook for our corporate credit rating to BBB+/Stable from BBB/Positive. Net debt to Adjusted EBITDA is calculated using the lower of the three months ended December 31, 2018, annualized, or trailing 12 months. Fixed charge coverage ratio is calculated using the greater of the three months ended December 31, 2018, annualized, or trailing 12 months.

(3)
This goal provided the Compensation Committee discretion to evaluate how well the executives executed strategic capital decisions through December 31, 2018, taking into consideration appropriate adjustment in strategy to address changes in the financial and debt and equity capital markets, including the balance of pricing, tenure, capital structure, long-term capital alternatives, and maturity profile.

(4)	For information regarding each executive’s achievement of this goal in 2018, refer to discussion below under “Raising capital and further strengthening our long-term capital structure” on page 55.

2019 Proxy Statement	49

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Considerations in Setting 2018 Profitability and NAV-Related Goals

Profitability and NAV-related goals are specific to each performance year and therefore will vary year to year. Key considerations each year, among others, include key leasing to high-quality tenants, some of which may not be investment-grade rated, occupancy and temporary vacancy during the year related to re-tenanting space, and the volume of contractual lease expirations at the beginning of each year. We also consider the consistency of profitability and NAV-related goals over time as opposed to strong growth after periods of significant decline in profitability and NAV.

The 2018 profitability and NAV-related goals established by the Compensation Committee were strategically aligned with the following objectives:

•	Improvement in long-term cost of capital and overall credit rating from Baa2 to Baa1 by Moody’s Investor Services and from BBB to BBB+ by S&P Global Ratings;

•
Recognition that our NEOs have achieved strong operating and financial performance over multiple years versus outperformance following years of underperformance and recognition of the need for flexibility to accommodate short-term changes without impacting long-term goals (for example, our tenant roster remains an industry leading tenant roster and from time to time, we anticipate a short-term slight reduction in investment grade rated tenants);

•
High quality and stable cash flows from a high quality and REIT industry-leading tenant roster with 52% of Annual Rental Revenue from investment grade rated or large equity cap entities as of December 31, 2018;

•	Consistency of net operating income growth over multiple years versus strong growth in one year following periods of significant decline in growth;

•	Leasing volume to support continued growth in net operating income, stability of cash flows and 10-year average occupancy of 96% as of each December 31 for the last 10 years;

•	Adjusted EBITDA margin for the Company that ranks at the top of our peer group and is consistent with the strength of our credit profile; and

•	Providing flexibility in a particular year while maintaining strong long-term adjusted EBITDA margin (see relative ranking among peer group on page 51).

The actual achievement of 2018 profitability and NAV-related goals was as follows:

Profitability and NAV-Related Goals	Weighting	Threshold	Target	Maximum		Actual
Percentage of total annual rental revenue from investment-grade or large cap (public or private) tenants(1)	20%	>37.0%	>41.0%	>45.0%	(2)	52.0%
NOI growth – 4Q18 annualized vs. 4Q17 annualized	20%	3.0%	5.0%	7.0%	(3)	17.9%
Same property NOI growth – cash basis	10%	7.0%	8.0%	9.0%		9.2%
Same property NOI growth	10%	0.5%	1.25%	2.5%		3.7%
Amount of RSF leased	20%	>950,000	>1.2 million	>1.45 million	(4)	4.7 million
Adjusted EBITDA margin(5)	20%	>59.0%	>62.0%	>65.0%		69.0%

(1)
These goals were established based upon maintaining a REIT industry-leading percentage. Investment-grade or publicly traded large cap tenants represent tenants that are investment grade rated or publicly traded companies with an average daily market capitalization greater than $10 billion for the 12 months ended December 31, 2018, as reported by Bloomberg Professional Services.

(2)
The maximum goal for 2018 reflected the anticipation of delivery of new Class A space to high-quality, large cap (public or private companies with market capitalization greater than $10 billion as of December 31, 2018), but non-investment grade tenants.

(3)	Maximum goal of 7.0% reflected the timing risk of completion and delivery of seven development and redevelopment projects.

(4)
The maximum goal of >1.45 million RSF leased reflected the minimal contractual lease expirations in 2018 of 1.3 million RSF as of the beginning of 2018 and limited space to lease related to new Class A buildings that were under construction as of the beginning of 2018.

(5)
This goal considered the fact that Moody’s Investors Service rating methodology noted EBITDA margin (as defined) in excess of 65.0% to represent an A rating sub-factor based upon a recent version of its global rating methodology for REITs. Its current methodology no longer specifically highlights this criterion.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Efficient Organization and Team Driving Value Through Four Core Business Verticals

Our people are Alexandria’s most important asset, and we are deeply thankful for our dedicated team of employees and their commitment toward operational excellence that has directly contributed to Alexandria’s strong performance. Alexandria’s team is a highly experienced and fully integrated team with expertise in design, leasing and asset management, construction and development, laboratory operation, accounting and finance, real estate, venture investing, thought leadership, and corporate responsibility, including sustainability and philanthropy.

The following table presents our adjusted EBITDA margin and general and administrative expenses as a percentage of net operating income ranking relative to our peer group:

Company	Adjusted EBITDA Margin	G&A Expenses as a Percentage of Net Operating Income
Alexandria	69%	9.6%
Douglas Emmett, Inc.	67%	6.4%
Highwoods Properties, Inc.	62%	8.4%
Paramount Group, Inc.	60%	11.9%
Boston Properties, Inc.	60%	7.6%
Kilroy Realty Corporation	59%	17.0%
Hudson Pacific Properties, Inc.	58%	13.2%
HCP, Inc.	58%	8.4%
Ventas, Inc.	51%	7.4%
SL Green Realty Corp.	45%	11.9%

Alexandria Percentile Ranking	100%	44%

2018 Annual Cash Incentive Award Decision for Messrs. Marcus, Richardson, and Moglia

As discussed above, in 2018, the Company delivered a very strong year of operating and financial performance. Our TSR of 39.7% for the three-year period and our TSR of 112.9% for the five-year period ended December 31, 2018, were the highest of our nine peers and the highest compared to the TSR of various indices – including the FTSE Nareit Equity Office Index, the Russell 2000 Index, the SNL US REIT Office Index, and the S&P 500 Index.

Due to the strong operating and financial performance in 2018 with achievement of the corporate performance goals above the maximum for all 10 goals, as shown on pages 49-50, combined with the strong individual performance of Messrs. Marcus, Richardson and Moglia in 2018 discussed below, the Compensation Committee awarded Mr. Marcus an annual cash bonus of $2,272,500 and Messrs. Richardson and Moglia each an annual cash bonus of $1,406,250.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

100 Independence Drive, Greater Stanford, San Francisco

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Mr. Marcus’s 2018 Goals and Assessment of 2018 Performance
The 2018 individual goals established for Mr. Marcus by the Compensation Committee focused on key leadership in the continued pursuit of maximizing long-term stockholder value. The performance goals established for Mr. Marcus in early 2018 and the achievement of each goal, determined in early 2019, were as follows:

Goal: Directing the long-term strategy of the Company and oversight of strategic business matters

Mr. Marcus led the execution of the following initiatives focused on the long-term strategy of the Company:

•
Development of a five-year strategic growth framework through which the Company has the potential to double rental revenues by 2022, compared to 2017, based on properties that it owned on its balance sheet at the start of the five-year period and continued execution of strong internal growth, assuming a positive macro and industry environment.

•
Strategic growth initiatives in each region, including Greater Boston, San Francisco, New York City, Seattle, San Diego, Maryland and Research Triangle; oversight of the Company’s New York City regional strategic operations and expansion; growth and diversification of agtech in North Carolina.

•	Successfully executed the Company’s differentiated business strategy, which drove the Company’s strong multi-year operating and financial performance.

•
Creation, operation, and growth of the Company’s mission-critical proprietary products, including Alexandria LaunchLabs®, its premier life science company startup platform, Alexandria Seed Capital platform, an innovative model for seed-stage investments, Alexandria Science Hotel®, step-up space from Alexandria LaunchLabs, Alexandria Innovation Center®, collaborative space for mature science and technology entities, Alexandria VCSuites®, high-end suites for leading venture capitalists, and campus amenities.

Goal: Lead the venture investments strategic core business vertical and life science ecosystem outreach

Mr. Marcus led the execution of the venture investments core business vertical focused on providing long-term strategic investment capital to innovative life science and technology entities developing breakthrough therapies and technologies. During 2018, the Company was recognized by Forbes as the #1 venture capital investor in the healthcare sector by U.S. based deal volume.

Goal: Lead the thought leadership strategic core business vertical

Mr. Marcus led the Alexandria Summits in 2018 focused on convening a diverse group of visionary partners and key stakeholders from the biopharma, technology, agribusiness, medical, academic, venture and private equity capital, philanthropy, patient advocacy, and government communities to address critical challenges to advancing human health.

Goal: Oversee and inspire leadership, culture, management, mission, and retention

Mr. Marcus led the training, education, mentoring, growth, and retention of our entire team with special emphasis on promoting diversity in leadership. Mr. Marcus managed the career development of the Company’s NEOs and senior officers. Leadership, mentoring, and developing of careers of the NEOs and senior officers are of strategic importance to Mr. Marcus and the Board of Directors, and to the long-term success of the Company. Mr. Marcus has consistently been effective in this important area, as evidenced by our low attrition rate and history of finding highly qualified candidates for promotion from within our strong bench. The non-CEO NEOs have an average tenure with the Company of approximately 17 years. Executive management and senior management have an average tenure with the Company of approximately 13 years.

Goal: Lead the corporate responsibility strategic core business vertical with emphasis on social and philanthropy

During 2018, under Mr. Marcus’s leadership, we were recognized for our industry leadership and best-in-class approach to promoting health, wellness, and productivity. We have a long-standing focus on, and continue to evolve our innovative approaches to developing sustainable campus environments with healthy workplaces for leading life science and technology entities. Mr. Marcus also led our philanthropy and volunteerism efforts that are fundamental to fulfilling our commitment to building the future of life-changing innovation. Our philanthropy and volunteerism program, Operation CARE, leverages the Company’s resources, people, and expertise to provide mission-critical support to leading-edge non-profit organizations doing groundbreaking work in medical research, STEM education, military support services, and local communities. During 2018, the Company partnered with Verily Life Sciences to support OneFifteen, a new non-profit healthcare system dedicated to the full and sustained recovery of people suffering from opioid addiction and became a founding partner of CS4All. The Company’s employees volunteered over 2,600 hours at over 250 non-profit organizations.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Mr. Stephen Richardson’s and Mr. Peter Moglia’s 2018 Goals and Assessment of 2018 Performance

The 2018 individual goals established for Messrs. Richardson and Moglia by the Compensation Committee focused on key leadership in the continued pursuit of maximizing long-term stockholder value. Mr. Richardson has primary oversight and leadership responsibilities for San Francisco, Greater Boston, and Research Triangle, and Mr. Moglia has primary oversight and leadership responsibilities for New York City, San Diego, Seattle, and Maryland. The performance goals established for Messrs. Richardson and Moglia in early 2018 and the achievement of each goal, determined in early 2019, were as follows:

Goal: Supporting our selective development strategy focused on high-quality properties that are well positioned within our identified core markets, have high-quality tenants in place, have high pre-leasing and/or high leased percentage, offer attractive returns on our investments, and drive the cost-effective completion of the Company’s development and redevelopment properties
Messrs. Richardson and Moglia provided leadership, oversight, and strategic execution of the Company’s selective construction of new Class A properties through development and redevelopment in unique collaborative life science and technology campuses in urban innovation clusters. Additionally, Messrs. Richardson and Moglia provided leadership and oversight of the leasing strategy for these properties focused on high-quality tenants in order to drive high quality cash flows and attractive returns on the Company’s investment.

•
During 2018, under Messrs. Richardson’s and Moglia’s leadership, the Company completed and placed into service seven development and redevelopment projects aggregating 686,372 RSF, which were 98% leased, with strong initial stabilized cash yields of 7.2%.

•	During 2018, the Company executed long-term leases aggregating 1.7 million RSF related to the development and redevelopment of new Class A properties.

•
As of December 31, 2018, the Company had development and redevelopment projects aggregating 2.2 million RSF of new Class A properties under construction that were 88% leased and are expected to be delivered in 2019.

Goal: Execution of selective acquisition of value-added properties in urban innovation clusters
Messrs. Richardson and Moglia oversaw real estate acquisitions aggregating 27 properties and a total purchase price of $1.2 billion, which, among others, included the following:

•
The formation of the real estate joint venture with Uber Technologies, Inc. and the Golden State Warriors (“GSW/Uber/ ARE JV”) to develop two office buildings, aggregating 593,765 RSF, adjacent to the new Golden State Warriors arena at 1655 and 1725 Third Street in our Mission Bay/SoMa submarket.

•
The acquisition for a fee simple interest in an office building, currently occupied by Pfizer, Inc., aggregating 349,947 RSF at 219 East 42nd Street in our New York City submarket for a purchase price of $203.0 million, as part of Alexandria’s expansion of first-in-class New York City cluster.

•	The acquisition of a redevelopment building aggregating 176,759 RSF at 30-02 48th Avenue in our New York City submarket for a purchase price of $75.0 million.

•	The acquisition of Alexandria PARC, a four-building office campus aggregating 197,498 RSF, in our Greater Stanford submarket for a purchase price of $136.0 million.
Goal: Solid growth in same property net operating income
Under Messrs. Richardson and Moglia’s leadership, the Company achieved strong growth of 9.2% in cash same property net operating income for the year ended December 31, 2018.

Goal: Solid growth in rental rates on lease renewals and re-leasing of space
Messrs. Richardson and Moglia led the execution of leasing aggregating approximately 4.7 million RSF in 2018. This included growth in rental rates of 24.1% and 14.1% (cash basis) on lease renewals and re-leasing of space aggregating 2.1 million RSF, as well as 2.6 million RSF leased for new Class A properties through development and redevelopment. The rental rate increase of 14.1% (cash basis) represents our highest annual increase during the past 10 years.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Goal: Raising capital and further strengthening our long-term capital structure

Under Messrs. Richardson and Moglia’s leadership, the Company achieved the following results to further strengthen the Company’s capital structure:

•	Successfully executed the Company’s differentiated business strategy, which drove the Company’s strong operating and financial performance.

•
Further strengthened the Company’s credit profile, which resulted in Moody’s Investors Service upgrading our corporate issuer credit rating to Baa1/Stable from Baa2/Stable. In February 2019, S&P raised its credit outlook for our corporate credit rating to BBB+/Stable from BBB/Positive.

•	Disposition of real estate for an aggregate sales price of $116.6 million.

•	Procurement of a $375.0 million non-recourse construction loan for the benefit of the GSW/Uber/ARE JV’s development of 1655 and 1725 Third Street in our Mission Bay/SoMa submarket.

•	Completion of an offering of $900.0 million of unsecured senior notes consisting of:

•
$450.0 million of 4.000% unsecured senior notes, due in 2024. The net proceeds were designated to fund certain eligible green development and redevelopment projects that have received or are expected to receive LEED® Gold or Platinum certification.

•	$450.0 million of 4.700% unsecured senior notes, due in 2030.

•	Prudent use of Common Stock to support growth in FFO per share, as adjusted, and NAV.

•	The items above combined with solid operating and financial results in 2018 resulted in the following key attributes of our capital structure (as of December 31, 2018, unless stated otherwise):

•	Maintained total balance sheet liquidity at approximately $2.4 billion.

•	Improved net debt to Adjusted EBITDA (fourth quarter of 2018 annualized) to 5.4x.

•	Improved fixed-charge coverage ratio (fourth quarter of 2018 annualized) to 4.1x.

•	$18.4 billion total market capitalization.

•	Disciplined management of gross investment in real estate for future pipeline of new Class A properties of 11%.

•	Limited debt maturities through 2019 and well-laddered maturity profile.

Goal: Oversight of industry-leading sustainability initiatives and programming
As members of the Alexandria Sustainability Committee, Messrs. Richardson and Moglia oversee our industry-leading sustainability initiatives and programming, which directly benefit our tenants, employees and communities, and create long-term value for our stockholders. During 2018, we earned our second consecutive prestigious “Green Star” designation and our first “A” disclosure score from GRESB, which recognizes our strong ESG policies, practices and performance. Alexandria was also recognized by the Center for Active Design, which operates Fitwel, as the inaugural Industry Leading Company in Fitwel’s 2018 Best in Building Health. We were selected based on our 3 Star Fitwel Certification; leadership in promoting and educating the real estate industry on the opportunities for and benefits of building design, construction and operational practices that support high levels of occupant health and wellness; and our #1 global ranking in the 2018 GRESB Health & Well-being Module.
Goal: Effective communication with investors, analysts, and the general public and providing of insight into the Company’s strategy for mission-critical activities
Messrs. Richardson and Moglia engaged with investors and analysts frequently, quarterly, and throughout the year related to the Company’s and during various real estate investor conferences. They were active participants in a significant portion of nearly 200 investor and analyst meetings held by the Company during 2018, including the Company’s annual Investor Day meeting in November 2018, which was attended by approximately 100 investors and analysts. In addition, they participated and engaged in several panelist discussions with investors and analysts at institutional meetings such as Evercore ISI 10th Annual Real Estate Conference in New York City, Bank of America Merrill Lynch 2018 Global Real Estate Conference in New York City, Barclays Real Estate Ahead Conference in New York City – Disruption and Innovation: Evolving Business Models, REITweek 2018 Investor Conference in New York City, REITworld 2018 Annual Conference in San Francisco, Citi 2018 Global Property CEO Conference and 2018 Bioscience Los Angeles Summit – LA’s Bioscience Ecosystem.
Goal: Effective communication with Executive Chairman and Board of Directors on matters of tactical and strategic importance, including risk management matters
During 2018, Messrs. Richardson and Moglia participated in seven meetings held by the full Board of Directors and met frequently with Mr. Marcus. These meetings covered many key topics, including matters of tactical and strategic importance (including risk management).

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Structure of Cash Incentive Bonuses — Other NEOs

The employment agreements for Messrs. Shigenaga, Andrews and Ryan and Ms. Banks provide for cash incentive bonuses that are awarded at the discretion of the Compensation Committee, none of which are guaranteed. As described above, the Compensation Committee considered a formulaic approach for these NEOs, but decided the existing method permits the Compensation Committee to adjust compensation based on a wide range of factors relating to both Company and individual performance. In exercising its discretion, the Compensation Committee performs a holistic review, taking into account competitive market dynamics as well as the macro-economic environment, and does not assign specific weights to any particular factor.

Starting in 2019, each Other NEO’s cash incentive bonus is subject to a maximum amount equal to 225% of his or her base salary.

Performance Goals Established

At the beginning of the year, the Compensation Committee establishes objective performance goals for each NEO and communicates such goals to each individual

NEO Performance Evaluated

After the end of the year, the Compensation Committee evaluates each NEO's performance in the context of achievement of the prior year's goals, achievement of corporate accomplishments and each NEO's performance, position, tenure, experience, expertise, leadership, and management capability

Cash Incentives Awarded

The Compensation Committee awards cash incentives to our NEOs that are aligned with its assessments of performance

Other NEOs’ 2018 Goals and Assessment of 2018 Performance

As described above, the Compensation Committee established performance goals for each of the NEOs in early 2018. In early 2019, the Compensation Committee evaluated each NEO’s performance in the context of achievement of the accomplishments related to the goals established in early 2018, as further described below; achievement of the corporate performance accomplishments described above; and each NEO’s performance, position, tenure, experience, expertise, leadership, and management capability. As a result, the Compensation Committee awarded each Other NEO a cash incentive bonus for 2018 in the amount of $1,050,000 awarded to each of Messrs. Shigenaga and Andrews, $925,000 to Mr. Ryan, and $350,000 to Ms. Banks.

Mr. Shigenaga’s 2018 Goals and Assessment of 2018 Performance

Overview. As Co-President and Chief Financial Officer, Mr. Shigenaga directed the organization to ensure the attainment of revenue and profitability goals and participated with the Co-Chief Executive Officers and Other NEOs in formulating and executing current and long-term plans, objectives, and policies. Mr. Shigenaga effectively oversaw the Company’s financial functions, including financial plans and policies, accounting practices and procedures, and the Company’s relationship with the financial community. Mr. Shigenaga regularly participated with the Co-Chief Executive Officers and Other NEOs in representing the Company in relations with analysts and stockholders. Mr. Shigenaga also directed the controller, treasury, tax functions, and oversight of cybersecurity matters. Under Mr. Shigenaga’s leadership, the Company further strengthened its credit profile, which resulted in Moody’s Investors Service upgrading our corporate issuer credit rating to Baa1/Stable from Baa2/Stable. In February 2019, S&P raised its credit outlook for our corporate credit rating to BBB+/Stable from BBB/Positive. In 2018, the Company executed its strategy and accessed diverse sources of capital strategically important to its long-term capital structure. In 2018, Mr. Shigenaga acted as an effective and responsive organizational leader in all of the Company’s financial matters, risk management, and internal controls.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Specific Individual Goals. The 2018 individual goals established for Mr. Shigenaga in early 2018 and the achievement of each goal, determined in early 2019, were as follows:

Goal: Oversight of financial strategy and planning

Mr. Shigenaga oversaw financial and operating strategy and planning led by the corporate finance team. He was responsible for the disciplined management of key underlying assumptions for our financial and operating strategy, including leasing, same property net operating income performance, energy optimization and sustainability projects, construction (development and redevelopment), acquisitions, dispositions, and debt and equity capital. This oversight combined with the execution of our strategy by our entire team led to our solid FFO per share and NAV growth and our TSR performance.

Goal: Management of the Company’s capital structure; maintenance of a strong and flexible balance sheet

•	Successfully executed the Company’s differentiated business strategy, which drove the Company’s strong multi-year operating and financial performance.

•
Further strengthened the Company’s credit profile, which resulted in Moody’s Investors Service upgrading our corporate issuer credit rating to Baa1/Stable from Baa2/Stable. In February 2019, S&P raised its credit outlook for our corporate credit rating to BBB+/Stable from BBB/Positive.

•	Disposition of real estate for an aggregate sale price of $116.6 million.

•	Completion of an offering of $900.0 million of unsecured senior notes consisting of:

•
$450.0 million of 4.000% unsecured senior notes, due in 2024. The net proceeds were designated to fund certain eligible green development and redevelopment projects that have received or are expected to receive LEED® Gold or Platinum certification.

•	$450.0 million of 4.700% unsecured senior notes, due in 2030.

•	Prudent use of Common Stock to support growth in FFO per share, as adjusted, and NAV.

•	The items above combined with solid operating and financial results in 2018 resulted in the following key attributes of our capital structure (as of December 31, 2018, unless stated otherwise).

•	Maintained total balance sheet liquidity at approximately $2.4 billion.

•	Improved net debt to Adjusted EBITDA (fourth quarter of 2018 annualized) to 5.4x.

•	Improved fixed-charge coverage ratio (fourth quarter of 2018 annualized) to 4.1x.

•	Controlled exposure to variable interest rates, with unhedged variable rate debt of 3% of total debt.

•	$18.4 billion total market capitalization.

•	Disciplined management of gross investment in real estate for future pipeline of new Class A properties of 11%.

•	Limited debt maturities through 2019 and well-laddered maturity profile.

Goal: Effective communication with executive management on matters of tactical and strategic importance
Mr. Shigenaga engaged frequently, quarterly, and throughout the year with executive management in strategy meetings focused on strategic growth opportunities, franchise development, development and construction risk management, proactive management of contractual lease expirations, review of Company-wide operational strategy and efficiency, and review of energy efficiency and sustainability initiatives.

Goal: Active engagement with investment community

Mr. Shigenaga established premier reporting practices and set a high standard in financial reporting by consistently providing investors and analysts with efficient and transparent disclosures. As a result, we received our third Gold Nareit CARE (Communications and Reporting Excellence) Award in 2018 demonstrating the Company’s transparency, quality, and efficient communications and reporting to the investment community. This award was judged by an independent panel of REIT securities analysts and portfolio managers. In addition, Mr. Shigenaga engaged with investors and analysts frequently throughout the year and during various real estate investor conferences. He was an active participant in a significant portion of nearly 200 investor and analyst meetings held by the Company during 2018, including the Company’s annual Investor Day meeting in November 2018, which was attended by approximately 100 investors and analysts. Mr. Shigenaga presented at the JP Morgan 36th Annual Healthcare Conference in San Francisco, participated as a panelist at the Green Bond Americas 2018 Conference in New York City – Domestic and International Trends, and introduced GRESB’s 2018 Real Estate Results Launch for North America at the Alexandria Center® for Life Science – New York City.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Goal: Oversight of industry-leading sustainability initiatives and programming

Mr. Shigenaga, along with other executives, provides oversight of our industry-leading sustainability initiatives and programming, which directly benefit our tenants, employees, and communities, and create long-term value for our stockholders. During 2018, as a result of these efforts, we earned our second consecutive prestigious “Green Star” designation and our first “A” disclosure score from GRESB, which recognizes our strong ESG policies, practices, and performance. Alexandria was also recognized by the Center for Active Design, which operates Fitwel, as the inaugural Industry Leading Company in Fitwel’s 2018 Best in Building Health. We were selected based on our 3 Star Fitwel Certification; leadership in promoting and educating the real estate industry on the opportunities for and benefits of building design, construction and operational practices that support high levels of occupant health and wellness; and our #1 global ranking in the 2018 GRESB Health & Well-being Module.

Goal: Active oversight of cybersecurity initiatives and safeguards

Mr. Shigenaga oversees the development and enhancement of our information technology and network systems, including the implementation of Company-wide security measures to safeguard our systems and data infrastructure, which are used to manage our tenant and vendor relationships, internal communications, accounting and record-keeping systems, and other operational functions. During 2018, Mr. Shigenaga also oversaw implementation of controls around our treasury function, including enhancement of payment authorization, notification procedures, and verification requirements relating to new vendor setup and vendor information changes. Due to Mr. Shigenaga’s close oversight and his ongoing commitment to the development and enhancement of internal controls designed to prevent, detect, address, and mitigate the risk of cyber incidents, we are not aware of having experienced a significant security incident or cyber attack to date.

Mr. Andrews’s 2018 Goals and Assessment of 2018 Performance

Overview. As Co-President and Regional Market Director – Greater Boston, Mr. Andrews oversaw the management of the Company’s largest region, representing 26% of the Company’s rentable square footage and 37% of its annual rental revenue as of December 31, 2018. In close coordination with the Company’s other senior executives, Mr. Andrews led a team of real estate professionals in implementing the Company’s strategic directives within the Greater Boston market, including the marketing and leasing of existing and newly developed or redeveloped space; the permitting, design, and construction of new development and redevelopment projects; the ongoing management of operating properties in the regional asset base; and the selective acquisition and disposition of properties in the Greater Boston market. In addition to his management activities in the Greater Boston market, Mr. Andrews also represented the Company to tenants, key members of the life science community, brokers, partners, analysts, and investors.

Specific Individual Goals. The 2018 individual goals established for Mr. Andrews in early 2018 and the achievement of each goal, determined in early 2019, were as follows:

Goal: Solid growth in same property net operating income

Under Mr. Andrews’s leadership, growth in cash same property net operating income in the Greater Boston market was 13% for the year ended December 31, 2018.

Goal: Solid growth in rental rates on lease renewals and re-leasing of space

Mr. Andrews led the execution of leases aggregating 1.2 million RSF for the Greater Boston market during 2018. This includes 402,560 RSF related to new Class A properties under construction and previously vacant spaces and 790,543 RSF related to lease renewals and re-leasing of space with growth in cash rental rates of 26%.

Goal: Maintaining solid occupancy

Under Mr. Andrews’s leadership, the Greater Boston market had an occupancy level of 98.7% in the operating asset base as of December 31, 2018.

Goal: Achieving high pre-leasing and/or a high leased percentage of value-creation projects (ground-up development and/or redevelopment)

2018 leasing included 172,830 RSF related to value-creation projects. During 2018, Mr. Andrews completed a portion of two development and redevelopment projects aggregating 118,470 RSF, which were 99% leased. As of December 31, 2018, two development and redevelopment projects, with 195,858 RSF undergoing construction, were 94% leased. Additionally, in the beginning of 2019, Mr. Andrews completed a portion of one new Class A property through development aggregating 123,403 RSF, which was 100% leased.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Goal: Oversight and execution of value-creation projects at solid returns on our investment

Mr. Andrews led the diligent management and oversight of construction for each of the projects noted above. Each project is on track for delivery of solid returns on our investment. Completed new Class A properties in 2018 were delivered below originally disclosed budget and produced higher yields on our investments than originally disclosed.

Goal: Execution of selective acquisition of value-added properties in urban innovation clusters

Mr. Andrews oversaw real estate acquisitions aggregating $121.5 million, including 209,146 operating RSF with value-creation and 535,000 RSF of future development of new Class A properties.

Goal: Execution of selective real estate dispositions to enable capital allocation into high-value Class A properties

Mr. Andrews led the sale of our remaining 27.5% ownership interest in a real estate joint venture that owned a building aggregating 210,709 RSF, located in the Longwood Medical Area submarket at an aggregate sales price of $96.1 million and a gain of $35.7 million. Additionally, he led the execution of a purchase and sale agreement to sell a 60% noncontrolling interest in 75/125 Binney Street, a Class A property in our Cambridge submarket, for a sales price of $438.0 million or $1,880 per RSF.

Goal: Maintaining high operating margins

Under Mr. Andrews’s management, the Greater Boston market achieved a solid same property operating margin of 74%.

Goal: Active engagement with investment community

Mr. Andrews engaged with investors and analysts frequently throughout the year related to the Company’s interests in the Greater Boston market and during various real estate investor conferences. The Company hosted its annual Investor Day in November 2018. He was an active participant in nearly 200 investor and analyst meetings held by the Company during 2018, including the Company’s annual Investor Day meeting in November 2018, which was attended by approximately 100 investors and analysts. In addition, Mr. Andrews co-led the presentation and tour of the Evercore ISI Boston Office Tour and participated in meetings with investors and analysts at the Evercore ISI 2018 Annual Real Estate Conference in New York City.

Goal: Effective communication with executive management on matters of tactical and strategic importance

Mr. Andrews engaged frequently, quarterly, and throughout the year with executive management in strategy meetings focused on franchise development, C-suite relationship targets for ongoing development of future tenant base, development and construction risk management, proactive management of contractual lease expirations, and review of operational efficiency, energy efficiency, and sustainability initiatives.

Goal: Oversight of industry-leading sustainability initiatives and programming

Our industry-leading sustainability initiatives and programming, the development of which Mr. Andrews contributes to, directly benefit our tenants, employees, and communities and create long-term value for our stockholders. During 2018, as a result of these efforts, we earned our second consecutive prestigious “Green Star” designation and our first “A” disclosure score from the GRESB, which recognizes our strong ESG policies, practices, and performance. Alexandria was also recognized by the Center for Active Design, which operates Fitwel, as the inaugural Industry Leading Company in Fitwel’s 2018 Best in Building Health. We were selected based on our 3 Star Fitwel Certification; leadership in promoting and educating the real estate industry on the opportunities for and benefits of building design, construction and operational practices that support high levels of occupant health and wellness; and our #1 global ranking in the 2018 GRESB Health & Well-being Module.

Mr. Ryan’s 2018 Goals and Assessment of 2018 Performance

Overview. As Co-Chief Investment Officer and Regional Market Director – San Diego, Mr. Ryan oversaw the management of the Company’s third largest region, representing 20% of the Company’s rentable square footage with the highest number of properties at 58 properties as of December 31, 2018. In close coordination with the Company’s other senior executives, Mr. Ryan led a team of real estate professionals in implementing the Company’s strategic directives within the San Diego market, including the marketing and leasing of existing and newly developed or redeveloped space; the permitting, design, and construction of new development and redevelopment projects; the ongoing management of operating properties in the regional asset base; and the selective acquisition and disposition of properties in the San Diego market. In addition to his management activities in the San Diego market, Mr. Ryan also represented the Company to tenants, key members of the life science community, brokers, partners, analysts, and investors. Mr. Ryan also led certain strategic real estate and leasing initiatives across the Company’s other markets.

2019 Proxy Statement	59

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Specific Individual Goals. The 2018 individual goals established for Mr. Ryan in early 2018 and the achievement of each goal, determined in early 2019, were as follows:

Goal: Solid growth in same property net operating income
Under Mr. Ryan’s management, growth in cash same property net operating income in the San Diego market was 9% for the year ended December 31, 2018.

Goal: Solid growth in rental rates on lease renewals and re-leasing of space
Mr. Ryan led the execution of leases aggregating 973,516 RSF for the San Diego market during 2018. This includes 755,252 RSF related to new Class A properties under construction and previously vacant spaces and 218,264 RSF related to lease renewals and re-leasing of space with growth in cash rental rates of 4%.

Goal: Maintaining solid occupancy
Under Mr. Ryan’s management, the San Diego market had an occupancy level of 94.7% in the operating asset base as of December 31, 2018.

Goal: Achieving high pre-leasing and/or a high leased percentage of value-creation projects (ground-up development and/or redevelopment)
2018 leasing included 183,412 RSF related to value-creation projects. During 2018, Mr. Ryan completed one development project aggregating 163,648 RSF, which was 100% leased.

Goal: Oversight and execution of value-creation projects at solid returns on our investment
Mr. Ryan led the diligent management and oversight of construction for each of the projects noted above. He successfully delivered one development project aggregating 163,648 RSF with a solid return on our investment. Mr. Ryan also provided strategic input into the design of various key development and redevelopment of new Class A buildings and campuses across the Company’s cluster markets.

Goal: Execution of selective acquisition of value-added properties in urban innovation clusters
Mr. Ryan oversaw real estate acquisitions aggregating $245.1 million, including 585,579 operating RSF with value-creation and 553,355 RSF of future development of new Class A properties. Among these, he completed key acquisitions of two buildings adjacent to our Campus Pointe by Alexandria campus aggregating 269,048 RSF. Both buildings will be further developed and redeveloped upon the expiration of existing leases.

Goal: Maintaining high operating margins
Under Mr. Ryan’s management, the San Diego market achieved a solid same property operating margin of 74%.

Goal: Active engagement with investment community
Mr. Ryan engaged with investors and analysts frequently throughout the year related to the Company’s interests in the San Diego market and during various real estate investor events. The Company hosted its annual Investor Day in November 2018. He was an active participant in a portion of nearly 200 investor and analyst meetings held by the Company during 2018, including the Company’s annual Investor Day meeting in November 2018, which was attended by approximately 100 investors and analysts. In addition, Mr. Ryan led the presentation and tour of the Evercore ISI San Diego Office Tour.

Goal: Effective communication with executive management on matters of tactical and strategic importance
Mr. Ryan engaged frequently, quarterly, and throughout the year with executive management in strategy meetings focused on franchise development, C-suite relationship targets for ongoing development of future tenant base, development and construction risk management, proactive management of contractual lease expirations, and review of operational efficiency, energy efficiency, and sustainability initiatives.

Goal: Oversight of industry-leading sustainability initiatives and programming
Our industry-leading sustainability initiatives and programming — which are overseen by the Alexandria Sustainability
Committee, which includes Mr. Ryan — directly benefit our tenants, employees, and communities and create long-term value for our stockholders. During 2018, as a result of these efforts, we earned our second consecutive prestigious “Green Star” designation and our first “A” disclosure score from the GRESB, which recognizes our strong ESG policies, practices, and performance. Alexandria was also recognized by the Center for Active Design, which operates Fitwel, as the inaugural Industry Leading Company in Fitwel’s 2018 Best in Building Health. We were selected based on our 3 Star Fitwel Certification; leadership in promoting and educating the real estate industry on the opportunities for and benefits of building design, construction, and operational practices that support high levels of occupant health and wellness; and our #1 global ranking in the 2018 GRESB Health & Well-being Module.

2019 Proxy Statement	60

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Ms. Banks’s 2018 Goals and Assessment of 2018 Performance

Overview. As Co-Chief Operating Officer, General Counsel, and Corporate Secretary, Ms. Banks, in tandem with Messrs. Marcus, Richardson, Moglia, and Other NEOs, was responsible for working with the Company’s regional leaders to maximize the value of the Company’s individual franchises through the execution of leases for existing space and build-to-suit opportunities, the acquisition of new properties, the execution of joint venture equity recapitalizations, and the sale of real estate. Ms. Banks played an important role in ensuring our leases and Purchase and Sale agreements are in compliance with all applicable rules and regulations and are executed on terms most favorable to our Company.

Goal: Achieving rental rates upon renewal or re-leasing of space at the higher end of prevailing market rates
Ms. Banks led legal and compliance aspects of executing of the leasing aggregating approximately 4.7 million RSF in 2018. This included growth in rental rates of 24.1% and 14.1% (cash basis) on lease renewals and re-leasing of space aggregating 2.1 million RSF, as well as 2.6 million leased for new Class A properties through development and redevelopment. The rental rate increase of 14.1% (cash basis) represents our highest annual increase during the past 10 years. The leasing volume of 4.7 million RSF is an outstanding achievement considering the limited contractual lease expirations in 2018 of 1.3 million RSF as of December 31, 2017.

Goal: Oversight of underwriting, and due diligence of acquisition opportunities
Ms. Banks oversaw all legal aspects of real estate acquisitions aggregating 27 properties and a total purchase price of $1.2 billion. Among these acquisitions, she contributed to the formation of the real estate joint venture with Uber Technologies, Inc. and the Golden State Warriors to develop two office buildings, aggregating 593,765 RSF, adjacent to the new Golden State Warriors arena at 1655 and 1725 Third Street in our Mission Bay/SoMa submarket. Additionally, as part of Alexandria’s expansion of first-in-class New York City cluster, in collaboration with management, she oversaw the due diligence and acquisition for a fee simple interest in an office building which is currently occupied by Pfizer, Inc., aggregating 349,947 RSF, at 219 East 42nd Street in our New York City submarket for a purchase price of $203.0 million.

Goal: Effective communication with executive management on matters of tactical and strategic importance
Ms. Banks engaged frequently, quarterly, and throughout the year with executive management in strategy meetings focused on strategic growth opportunities, franchise development, C-suite relationship targets for development of future tenant base, development and construction risk management, proactive management of contractual lease expirations, and review of Company-wide operational strategy and efficiency, energy efficiency, and sustainability initiatives.

Goal: Oversight of industry-leading sustainability initiatives and programming
Our industry-leading sustainability initiatives and programming — which are overseen by the Alexandria Sustainability
Committee, which includes Ms. Banks — directly benefit our tenants, employees and communities, and create long-term value for our stockholders. During 2018, as a result of Alexandria Sustainability Committee’s efforts, we earned our second consecutive prestigious “Green Star” designation and our first “A” disclosure score from GRESB, which recognizes our strong ESG policies, practices, and performance. Alexandria was also recognized by the Center for Active Design, which operates Fitwel, as the inaugural Industry Leading Company in Fitwel’s 2018 Best in Building Health. We were selected based on our 3 Star Fitwel Certification; leadership in promoting and educating the real estate industry on the opportunities for and benefits of building design, construction and operational practices that support high levels of occupant health and wellness; and our #1 global ranking in the 2018 GRESB Health & Well-being Module.

Goal: Leadership of ongoing risk management strategies and initiatives
Ms. Banks continued to proactively manage litigation matters, led all legal and compliance aspects of the Company’s cybersecurity efforts, including the annual data security review and incident response plan efforts, and oversaw the creation, management and enforcement of the Company’s trademark and intellectual property matters. Ms. Banks was selected by the Los Angeles Business Journal as the 2018 Leaders in Law Awards Winner: Public Small Company In-House Counsel of the Year.

Goal: Value creation through increased operating efficiencies
Ms. Banks initiated and oversaw the implementation of various workflow automation and optimization projects, including the continued roll out of electronic contracting and related procedures, automated workflows with respect to lease execution and referrals of matters to outside counsel, development of a corporate entity database and reporting tool, and implementation of an optimized certificate of insurance management process. She also oversaw the execution of the Company’s business continuity program.

2019 Proxy Statement	61

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Long-Term Incentive Awards Granted in 2018 to Mr. Marcus

Structure of the 2018 Marcus Grant —Target 50% Performance-Based Vesting and Target 50% Service-Based Vesting
Mr. Marcus’s Amended and Restated Executive Employment Agreement (as amended, the “2015 Employment Agreement”) provided for an annual long-term incentive award in the form of restricted stock to be granted in 2018 with an aggregate target of $5,500,000 (the “2018 Marcus Grant”).

Overall LTI Award

Target LTI Award	Maximum LTI Award	Vesting Description
50%	156.4%	3-Yr growth in FFO per share and 3-Yr TSR relative to FTSE Nareit Equity Office Index
50%	No Upside	Time-based vesting over 3 years
100%	128.2%

50% of LTI Award Subject to Three-Year Performance, Forfeiture, and a Cap

FFO/Share		Relative TSR Performance Modifier
Goal	Vesting	Goal(1)	Vesting

Threshold	Target Less 50%	≤25th Percentile	Decrease 50%

Target	50% of LTI Award	At or Above Median	No Change

Maximum	Target Plus 50%	≥75th Percentile	Increase 50%

(1)	Based upon Company TSR relative to the TSR of companies in the FTSE Nareit Equity Office Index.

Rigorous FFO Per Share Performance Goal, Relative TSR Performance Goal, and Three-Year Performance Period
The Compensation Committee designed the performance-based portion of the 2018 Marcus Grant to vest based upon growth in FFO per share over the three-year period of 2018, 2019, and 2020, subject to adjustment based on TSR relative to the TSR of companies in the FTSE Nareit Equity Office Index over that same three-year period. FFO is a measure of performance for REITs that was established by the Board of Governors of Nareit and is widely used both internally by REITs and externally by REIT investors and analysts to measure performance. TSR is also widely regarded as an important measure of company performance.

50% of 2018 Marcus Grant Subject to Three-Year Performance Period, Forfeiture If Minimum Level of Performance Not Achieved and Maximum Size of 2018 Marcus Grant Capped

Target Equity Award	Maximum LTI Award	Accounting Fair Value	Vesting Description
$2,750,000	$4,301,000	$3,730,000	3-Yr growth in FFO per share and 3-Yr TSR relative to FTSE Nareit Equity Office Index
2,750,000	2,750,000	2,723,427	Time-based vesting over 3 years
$5,500,000	$7,051,000	$6,453,427

If FFO per-share growth over the applicable three-year period is equal to or greater than the minimum amount, then the amount of the award eligible for vesting by application of the FFO per-share growth criterion will be subject to adjustment by application of an additional TSR criterion, which also have threshold, target, and maximum goals. The TSR criterion measures the Company’s TSR over the three-year period of 2018, 2019, and 2020 relative to the TSR of companies included in the FTSE Nareit Equity Office Index over the same period. Vesting is interpolated for performance between the minimum and maximum goals.

50% Reduction in Mr. Marcus’s Long-Term Incentive Award Target

Mr. Marcus’s 2015 Employment Agreement, as amended, provides, beginning in 2019, for an annual long-term incentive award in the form of restricted stock with an aggregate target of $2,750,000, representing a 50% reduction compared to the 2018 Marcus Grant. This award was granted in early 2019 and will be disclosed in the “Summary Compensation Table” in our 2020 proxy statement.

2019 Proxy Statement	62

COMPENSATION DISCUSSION AND ANALYSIS (continued)

As shown in the following table, if FFO per-share growth over the applicable three-year period is less than the minimum amount, then the performance-based portion of the 2018 Marcus Grant will be forfeited in its entirety and no shares will vest, and the cap on the amount of the performance-based portion of the 2018 Marcus Grant eligible for vesting in the event of outperformance is 156.4% of the target number of performance-based shares, or 34,049 maximum shares based upon 21,771 target shares.

2018 Marcus Grant: Goals and Portion Subject to Forfeiture and a Cap

FFO/Share		Relative TSR Performance Modifier		Marcus Grant Cap
Goal		Goal(1)	Vesting

Threshold	Target Less 50%	≤25th Percentile	Decrease 50%	34,049 Shares

Target	21,771 Shares	At or Above Median	No Change

Maximum	Target Plus 50%	≥75th Percentile	Increase 50%

(1)	Based upon Company TSR relative to the TSR of companies in the FTSE Nareit Equity Office Index.

Timing of Disclosure of FFO Per Share Performance Goals
The specific FFO per share threshold, target, and maximum for the 2018 Marcus Grant are not disclosed now because we believe such disclosures during the three-year performance period would be inappropriate since most REITs only provide annual guidance for FFO per share. This is a common practice with disclosure of multi-year performance awards. We will disclose the specific FFO per share metrics at the end of the three-year performance period, as included below with respect to the completed performance period for the grant made to Mr. Marcus in 2016 under “Performance Goals for Long-Term Incentive Award Granted to Mr. Marcus in 2016 and Vested in 2019.” We believe that providing disclosure before the end of the performance period would be competitively harmful.

Determining the Number of Shares Subject to the 2018 Marcus Grant and the Reported Value of the 2018 Marcus Grant

The 2018 Marcus Grant was divided into 21,770 target shares of service-vesting restricted stock and 21,771 target shares of performance-vesting restricted stock. However, the 2018 Marcus Grant was in the form of a restricted stock award, and, therefore, with respect to the performance-vesting portion, the maximum number of shares that could vest in the event of outperformance, aggregating 34,049 shares, was granted and subject to forfeiture, as described below. With respect to the service-vesting portion, no more than the target number of shares may ever vest.

The 2018 Marcus Grant is reported for purposes of the tables in this Proxy Statement at its accounting fair value at the grant date of January 11, 2018. For accounting purposes, the grant date fair value of the 2018 Marcus Grant is based on the January 11, 2018 grant date stock price of $125.10, rather than the January 9, 2018, stock price of $126.32 used to determine the number of shares subject to the 2018 Marcus Grant, as described above. As a result, the grant date fair value of the 2018 Marcus Grant is $6,453,427, which is the amount used for disclosure in the “Summary Compensation Table” on page 71 and the “2018 Grants of Plan-Based Awards Table” on page 72. Please also refer to Note 17 of our Form 10-K for the year ended December 31, 2018, for additional information on fair value accounting for stock awards subject to performance and market condition vesting.

Performance Goals for Long-Term Incentive Award Granted to Mr. Marcus in 2016 and Vested in 2019

In early 2016, Mr. Marcus was granted a long-term incentive award, one-half of which was subject to vesting based upon a combination of three-year growth in FFO per share and three-year relative TSR with the remaining one-half of the award subject to time-based vesting over the three-year period ended on March 1, 2019. The specific performance goals for this award are provided in the table below.

2016 Marcus Grant: Goals and Portion Subject to Forfeiture and a Cap

FFO/Share		Relative TSR Performance Modifier		Marcus Grant Cap
Goal	Vesting	Goal(1)	Vesting

Below 10.0%	Forfeiture			50,263 Shares

Threshold: 10.0%	Target Less 50%	≤25th Percentile	Decrease 50%

Target: 12.5%	32,137 Shares	At or Above Median	No Change

Maximum: 15.0%	Target Plus 50%	≥75th Percentile	Increase 50%
Actual: 25.7%		Actual: 91st Percentile		Vested: 50,263 Shares
(1)    Based upon Company TSR relative to the TSR of companies in the FTSE Nareit Equity Office Index.

2019 Proxy Statement	63

COMPENSATION DISCUSSION AND ANALYSIS (continued)

The maximum vesting for Mr. Marcus’s 2016 award was the result of exceptional corporate performance for the three-year performance period. When our Compensation Committee set the goals in 2016, it set rigorous three-year performance goals tied to our long-term strategic goals and creation of stockholder value.

Considerations in Setting Long-Term Incentive Awards Goals for Three-Year Performance Period Ended December 31, 2018
The Compensation Committee believes that the consistency of growth in FFO per share year over year during a period of multiple years will result in solid long-term TSR performance versus outperformance in FFO per-share growth following a period of underperformance. Annual performance-based awards provide appropriate incentives to drive continued and consistent growth in FFO per share even if the Company generates stronger FFO per-share growth in one or more particular year(s) in the three-year performance period.

Funds From Operations Per Share by Quarter(1)

$1.70
$1.60
$1.50
$1.40
$1.30
$1.20
$1.10
1Q14
2Q14
3Q14
4Q14
1Q15
2Q15
3Q15
4Q15
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17
3Q17
4Q17
1Q18
2Q18
3Q18
4Q18

(1)
Represents FFO per share – diluted, as adjusted. For information on the Company’s FFO, including definitions and a reconciliation from the most directly comparable GAAP measure, see “Non-GAAP Measures and Definitions” under Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

When setting the FFO per-share growth goal for Mr. Marcus’s 2016 award, the Compensation Committee also considered the Company’s actual operating and financial results during the most recent three-year period ended December 31, 2015, and future operating and financial performance considerations. Additionally, the Compensation Committee considered microeconomic and macroeconomic factors such as the fundamental shift in Federal Reserve monetary policy beginning to tighten in late 2015, which created concern about whether higher rates without offsetting growth in operating income could undermine property values and cash flows. In addition to rising interest rates and the related headwinds that the real estate industry was facing, the Compensation Committee considered the then-current political uncertainty, global and domestic economic conditions, legal and regulatory changes, rising geopolitical risks, and other factors beyond the control of management.
The Compensation Committee set the goal for FFO per-share growth at a level where outperformance would require significant contribution from external growth through significant additional leasing of new ground-up development projects followed construction of the related new Class A buildings. External growth through acquisitions is much less predictable and less likely given the high-value urban submarkets that generate the majority of the Company’s revenue and the difficulty locating appropriate opportunities that provide for adequate value-creation post acquisition.

2019 Proxy Statement	64

COMPENSATION DISCUSSION AND ANALYSIS (continued)

High Leasing Volume in Light of Minimal Contractual Lease Expirations

•	What the Compensation Committee Considered When Setting the Goals at the End of 2015: Contractual lease expirations in 2016, 2017 and 2018 aggregated 4.4 million RSF as of December 31, 2015.

•
Key Drivers of Actual FFO Per-Share Growth During the Performance Period: During the three years ended December 31, 2018, we executed leases aggregating 12.7 million RSF, of which 6.7 million RSF related to lease renewals and re-leasing of space and 5.9 million RSF related to leasing of new Class A properties through development and redevelopment and of vacant space as of the beginning of each respective year. The strong leasing activity during the three years ended December 31, 2018, representing 8.3 million RSF in excess of the aggregate contractual expirations at the beginning of this period, combined with strong rental rate growth and addition of 16 Class A properties, as noted below, resulted in significant outperformance in FFO per-share growth relative to the goal established at the beginning of the three-year performance period.

Strong Rental Rate Growth

•
What the Compensation Committee Considered When Setting the Goals at the End of 2015: The weighted-average rental rate growth achieved in the three years ended December 31, 2015, was 16.8% and 6.7% (cash basis). At the end of 2015, the Company projected rental rate growth on lease renewals and re-leasing of space in a range from 14% to 17%, and from 6% to 9% (cash basis), for the year ended December 31, 2016.

•
Key Drivers of Actual FFO Per-Share Growth During the Performance Period: Projected rental rate growth was based upon a different set of contractual lease expirations and anticipation of continued strong but moderating rental rate growth. Continued constrained supply of Class A space resulted in strong demand and outperformance in rental rate growth. Actual weighted-average rental rate growth for the three years ended December 31, 2018, was 25.6% and 12.9% (cash basis), significantly above rental rate growth from leasing activity forecasted for 2016 and actual rental rate growth from leasing activity for the three years ended December 31, 2015.

Improvement in Occupancy

•
What the Compensation Committee Considered When Setting the Goals at the End of 2015: Overall occupancy increased from 94.6% at the end of 2012 to 97.2% at the end of 2015, the highest occupancy level achieved in the prior 10 years. The Compensation Committee considered maintaining this high level of occupancy to be a significant goal.

•	Key Drivers of Actual FFO Per-Share Growth During the Performance Period: Actual occupancy at the end of 2018, was 97.3%, consistent with the high level of occupancy achieved as of December 31, 2015.
Addition of Properties That Were Not Under Construction or Identified as Potential Acquisitions

•
What the Compensation Committee Considered When Setting the Goals at the End of 2015: As of December 31, 2015, 17 of the 20 properties discussed below were under active construction. The other three new Class A properties represented development and redevelopment projects that commenced subsequent to December 31, 2015, and generated an additional $33.6 million of incremental annual net operating income.

•	Key Drivers of Actual FFO Per-Share Growth During the Performance Period: During the three years ended December 31, 2018:

•	We had an addition of 79 properties, including 62 properties that were not under construction or identified as potential acquisitions as of December 31, 2015.

•
We completed the acquisition of 43 operating properties, aggregating 4.1 million RSF, for an aggregate purchase price of $2.1 billion. These 43 properties generated incremental annual net operating income of $137.8 million.

•
We placed into service 16 new Class A properties aggregating 3.9 million RSF through ground-up development. Fourteen of the 16 properties were under active construction as of December 31, 2015. The remaining two properties were leased, developed, and placed into service subsequent to December 31, 2015; these two properties generated an additional $32.2 million of incremental annual net operating income.

•
We placed into service four new Class A properties aggregating 573,476 RSF through redevelopment. Three of the four properties were under active construction as of December 31, 2015. The remaining one property was leased, redeveloped, and placed into service subsequent to December 31, 2015; this one property generated an additional $1.4 million of incremental annual net operating income.

•
As of December 31, 2018, the Company had development and redevelopment projects aggregating 2.2 million RSF of new Class A properties under construction that were 88% leased and are expected to be delivered in 2019.

2019 Proxy Statement	65

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Improvement in Long-Term Cost of Capital

•
What the Compensation Committee Considered When Setting the Goals at the End of 2015: The corporate credit rating from S&P Global Ratings was BBB-/positive, credit rating from Moody’s Investor Services was Baa2, net asset value per share(1) was $101.00 and FFO per share multiple(2) was 17.2x.

•
Key Drivers of Actual FFO Per-Share Growth During the Performance Period: The following items, combined with the items noted above, contributed to improvement in our long-term cost of capital and our outperformance in FFO per-share growth for the three-year performance period:

•	Improved fourth quarter annualized net debt to Adjusted EBITDA from 6.6x in 2015, to 5.4x in 2018.

•
Further strengthened the Company’s credit profile, which resulted in a corporate credit rating upgrade to Baa1 by Moody’s Investor Services. Our corporate credit rating by S&P Global Ratings increased to BBB in 2018 and was further upgraded to BBB+ in February 2019.

•	Improved our net asset value per share(1) of $101.00 as of December 31, 2015, to $137.00 as of December 31, 2018.

•	Improved average FFO per share multiple(2) from 17.2x in 2015 to 18.7x in 2018.

•
In 2015, Mr. Marcus established an important relationship with a high-quality institutional investor, which allowed us to generate approximately $736 million during 2015-2017 through the sales of partial interests in seven properties. These sales allowed us to raise strategic capital at an attractive cost to fund the growth of our business with the addition of properties discussed above.

(1)
Net asset value per share for each year is calculated as an average of net asset value estimates from Bank of America Merrill Lynch, Barclays Capital Inc., Citigroup Global Markets Inc., Evercore ISI, Green Street Advisors, Inc., J.P. Morgan Securities LLC, and UBS Securities LLC.

(2)	FFO per share multiple is calculated using the average quarter end stock price divided by FFO per share - diluted, as adjusted, for the respective year.

Interior of 400 Dexter Avenue North, Lake Union, Seattle

2019 Proxy Statement	66

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Performance-Based Long-Term Incentive Awards Granted in 2018 to All NEOs

Structure of Awards

Each of our NEOs received an award, 75% of which is eligible to vest upon achievement of TSR on a relative basis compared to the constituents of the FTSE Nareit Equity Office Index (the “Index Companies”), and 25% of which is eligible to vest upon achievement of TSR on an absolute basis, over a three-year performance period. The shares subject to each award are also subject to a one-year holding period after vesting to further underscore the long-term retentive element.

Rigorous Performance Goals

In order for an NEO to earn the full award, our TSR during the three-year performance period must be in the top 25% of Index Companies and must equal or exceed 36%. If our TSR is 36% during the three-year performance period, the value of the maximum payout will be less than 0.3% of the overall value generated for stockholders.

The relative and absolute portions of each award can be earned as follows (with linear interpolation for performance in between levels):

75% Relative TSR			25% Absolute TSR
TSR		Vesting	TSR	Vesting

Forfeiture:	<25th Percentile of Index Companies	0%	Forfeiture: <18%	0%

Threshold:	25th Percentile of Index Companies	25%	Threshold: 18%	25%

Maximum:	≥75th Percentile of Index Companies	100%	Maximum: ≥36%	100%

Changes of Control and Termination of Service

In the event of a change of control during the performance period:

•
The performance goals for the relative portion of each award will be earned based on the Company’s TSR through the change of control against that of the Index Companies for the same period. If the change of control occurs during the first year of the performance period, the number of shares earned is also prorated for the same period.

•
The performance goals for the absolute portion of each award will be prorated for the portion of the performance period elapsed through the change of control and actual performance measured against those prorated goals. If the change of control occurs during the first year of the performance period, the number of shares earned is also prorated for the same period.

If an NEO is terminated without Cause or resigns for good reason, or the NEO’s service is terminated due to his or her death or disability, in each case prior to the vesting date, his or her award will remain outstanding and subject to vesting based on attainment of the performance goals through the original performance period, as if termination had not occurred, but with the number of shares earned prorated for the portion of the performance period worked.

Service-Based Long-Term Incentive Awards Granted in 2018 to the Co-CEOs and Other NEOs
Each of the employment agreements for Messrs. Stephen Richardson, Moglia, Shigenaga, Andrews, and Ryan and Ms. Banks provides for long-term incentive awards at the discretion of the Compensation Committee. Annual long-term incentive awards are granted in the year following the year of performance, but shown in the “Summary Compensation Table” for the year of grant in accordance with the rules for disclosing equity compensation. Based on the achievement of 2017 corporate performance accomplishments; an evaluation of each NEO’s performance, position, tenure, experience, expertise, leadership, management capability, and contribution to profitability, growth in FFO per share and NAV, and long-term stockholder value; and 2017 individual performance accomplishments, each NEO was granted a restricted stock award for the number of shares set forth below in the “2018 Grants of Plan-Based Awards Table” on page 72. These restricted stock awards vest based on each NEO’s continued service over a four-year period. The value of each restricted stock award increases or decreases with our stock price. Our Compensation Committee believes that granting restricted stock awards is appropriate for several reasons, including that it is consistent with the practices at our peer companies, that it provides a useful retention tool, and that it helps us manage dilution because fewer shares are granted subject to restricted stock awards than would be granted subject to stock options. The 2018 Executive Employment Agreements with each of our Co-CEOs provide beginning in 2019 for long-term incentive awards with the same structure as the 2018 Marcus Grant described above.

2019 Proxy Statement	67

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Perquisites and Other Benefits

The Company provides certain perquisites and other benefits to our NEOs as discussed in the “Summary Compensation Table.” The Compensation Committee believes that these types of benefits are highly effective in retaining qualified executive officers because they provide the executive officers with longer-term security and protection for the future. The Company believes that providing these benefits is a relatively inexpensive way to enhance the competitiveness of the executives’ compensation packages and furthers the Company’s goal of retaining and rewarding highly qualified executives. The Company generally believes that all the perquisites have greater value to the executives than cost to the Company to provide them, thus providing a return on the cost of providing such benefits.

Other Compensation Policies

Stock Ownership Guidelines

Our NEOs are subject to the stock ownership requirements described under “Stock Ownership Guidelines” on page 15 of this Proxy Statement.

Clawback Policy

The Company has a clawback policy applicable to NEOs. The policy allows for the recoupment of cash and long-term incentive awards paid to an NEO on the basis of the Company’s performance in the event of a material restatement of the Company’s financial results (other than a restatement caused by a change in applicable accounting rules or interpretations) as a result of actual fraud or willful unlawful misconduct by the NEO that materially contributed to the need for the restatement. The policy is administered by the Compensation Committee.

Anti-Hedging and Anti-Pledging Policies

Our NEOs are subject to anti-hedging, anti-short sale, and anti-pledging policies described under “Anti-Hedging, Anti-Short Sale, and Anti-Pledging Policies” on page 15 of this Proxy Statement.

Tax Treatment

Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible.

Prior to the enactment of the Tax Cuts and Jobs Act, Section 162(m) provided a performance-based compensation exception, pursuant to which the deduction limit under Section 162(m) did not apply to any compensation that qualified as “performance-based compensation” under Section 162(m). Pursuant to the Tax Cuts and Jobs Act, the performance-based compensation exception under Section 162(m) was repealed with respect to taxable years beginning after December 31, 2017, except that certain transition relief is provided for compensation paid pursuant to a written binding contract which was in effect on November 2, 2017, and is not modified in any material respect on or after such date.

Compensation paid to each of the Company’s “covered employees” in excess of $1 million per taxable year generally will not be deductible unless it qualifies for the performance-based compensation exception under Section 162(m) pursuant to the transition relief described above. Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m), as well as other factors beyond the control of the Compensation Committee, no assurance can be given that any compensation paid by the Company will be eligible for such transition relief and be deductible by the Company in the future. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s NEOs in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.

2019 Proxy Statement	68

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Compensation Risk Assessment

The Compensation Committee considers potential risks when reviewing and approving the compensation program and has designed the Company’s compensation program with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through balancing appropriate entrepreneurship and risk‑taking with the exercise of prudent business judgment. The Compensation Committee believes that the following risk oversight and compensation design features assist in guarding against excessive risk-taking and has concluded that our compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company’s business or financial condition:

•
The Company’s processes for developing strategic and annual operating plans, approval of capital investments, internal control over financial reporting, and other financial, operational, and compliance policies and practices (see “The Board’s Role in Risk Oversight” on page 22 for a discussion of the role of the Board of Directors in the risk oversight process);

•	The diversified nature of the Company’s overall real estate asset base and tenant mix with respect to industries and markets served and geographic footprints;

•
The review and approval of corporate objectives by the Compensation Committee to ensure that these goals are aligned with the Company’s annual operating and strategic plans, achieve the proper risk reward balance, and do not encourage unnecessary or excessive risk-taking;

•	Competitive base salaries consistent with executives’ responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security;

•	The determination of stock awards based on a review of a variety of qualitative factors;

•	Stock compensation and vesting periods for stock awards that encourage executives to focus on sustained stock price appreciation;

•	A mix between cash and equity compensation that is designed to encourage strategies and actions that are in the long-term best interests of the Company;

•	Meaningful stock ownership guidelines for executive officers and directors;

•	The Company’s clawback policy, which is described above; and

•	The anti-hedging policy described above.

450 East Jamie Court, South San Francisco, San Francisco

2019 Proxy Statement	69

Compensation Tables and Related Narrative

Summary Compensation Table Introduction

As described under “Compensation Philosophy,” the fundamental principle that drives pay decisions of the Compensation Committee is to align pay with performance. The experience, abilities, and commitment of our NEOs (whose tenure ranges from 16 to 25 years) provide unique skill sets to the Company in its business of owning and operating niche real estate for the broad and diverse life science and technology industries and therefore have been, and will continue to be, critical to the Company’s long-term success, including the achievement of each of our key objectives: profitability, growth in FFO per share and NAV, and creation of long-term stockholder value. The Compensation Committee believes that each NEO’s total annual compensation should vary with the performance of the Company for the year in question. 2018 was a year of significant achievements, as described throughout this Proxy Statement and in the following charts:

TSR
1 Year Ended		3 Years Ended		5 Years Ended		5/28/97 (IPO) through
12/31/18		12/31/18		12/31/18		12/31/18

S&P	(4.4)%	ARE	39.7%	ARE	112.9%	ARE	1,218.5%
ARE	(9.0)%	S&P	30.4%	S&P	50.3%	Peers	589.6%
Peers	(10.3)%	Russell	23.8%	Peers	35.7%	FTSE	411.2%
Russell	(11.0)%	FTSE	1.8%	FTSE	28.5%	Russell	374.5%
FTSE	(14.5)%	Peers	0.5%	Russell	24.1%	S&P	342.3%
SNL	(17.8)%	SNL	(5.7)%	SNL	19.9%	SNL	324.8%

High ARE Percentile Ranking (1)

FTSE	82%	FTSE	91%	FTSE	100%	FTSE	100%
SNL	83%	SNL	92%	SNL	100%	SNL	100%
Peers	78%	Peers	100%	Peers	100%	Peers	100%

(1) See additional information on page 39.

Three-year average NEO total compensation percentile ranking within 2018 Peer Group	67%

2019 Proxy Statement	70

COMPENSATION TABLES AND RELATED NARRATIVE (continued)

Summary Compensation Table

As a result of the changes in roles and responsibilities that occurred during 2018, the employment agreements with our Executive Chairman and Co-CEOs provide for the following beginning in 2019: (i) a 50% reduction in Mr. Marcus’s annual long-term incentive award target, as described under “Long-Term Incentive Awards Granted in 2018 to Mr. Marcus” on page 62; (ii) long-term incentive awards to Messrs. Marcus, Richardson and Moglia with the same structure as Mr. Marcus’s grant described under “Long-Term Incentive Awards Granted in 2018 to Mr. Marcus” on page 62. These changes in long-term incentive awards are required to be disclosed in our 2020 proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
Joel S. Marcus,	2018	1,010,000	—	8,271,427	2,272,500	—	252,870	11,806,797
Executive Chairman and Founder	2017	980,000	—	7,336,239	2,205,000	1,474,990	246,831	12,243,060
	2016	950,000	—	7,438,836	2,126,813	563,249	228,601	11,307,499

Stephen A. Richardson,	2018	625,000	—	5,259,240	1,406,250	17,059	141,148	7,448,697
Co-Chief Executive Officer	2017	525,000	995,000	4,750,520	—	21,246	140,998	6,432,764
	2016	495,000	900,000	3,795,236	—	60,890	89,998	5,341,124

Peter M. Moglia,	2018	625,000	—	5,259,240	1,406,250	15,612	141,357	7,447,459
Co-Chief Executive Officer and Co-Chief Investment Officer	2017	525,000	1,020,000	4,750,520	—	13,983	140,857	6,450,360
	2016	495,000	850,000	3,484,676	—	10,084	89,857	4,929,617

Dean A. Shigenaga,	2018	595,000	1,050,000	5,259,240	—	40,663	144,403	7,089,306
Co-President and Chief Financial Officer	2017	525,000	995,000	4,750,520	—	15,349	143,903	6,429,772
	2016	495,000	950,000	4,105,796	—	12,416	92,903	5,656,115

Thomas J. Andrews,	2018	595,000	1,050,000	5,259,240	—	60,342	146,527	7,111,109
Co-President and Regional Market Director – Greater Boston	2017	525,000	995,000	4,750,520	—	467,871	146,027	6,884,418
	2016	495,000	950,000	4,105,796	—	1,035,359	95,027	6,681,182

Daniel J. Ryan,	2018	595,000	925,000	4,875,510	—	10,228	136,500	6,542,238
Co-Chief Investment Officer and Regional Market Director – San Diego

Jennifer J. Banks	2018	450,000	350,000	2,724,040	—	7,682	114,927	3,646,649
Co-Chief Operating Officer, General Counsel, and Corporate Secretary

(1)
The dollar values of restricted stock awards set forth in this column are equal to the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating the grant date fair value is set forth in Notes 2 and 17 of the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Certain amounts shown in this column relate to restricted stock awards that were tied to the achievement of predetermined corporate and individual goals. Assuming achievement of the highest level of performance, the accounting fair values of the restricted stock awards to Mr. Marcus that will ultimately be recognized as compensation expense are as follows: 2016: $9,715,241; 2017: $7,946,239; and 2018: $8,271,427.

(2)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	Joel S. Marcus	Stephen A. Richardson	Peter M. Moglia	Dean A. Shigenaga	Thomas J. Andrews	Daniel J. Ryan	Jennifer J. Banks
	Aggregate change in the actuarial present value of accumulated benefits under the Company’s Pension Plan	$—	$17,059	$15,612	$16,866	$17,010	$10,228	$7,682
	Above-market or preferential earnings under the DC Plan	—	—	—	23,797	43,332	—	—
	Earnings reflected in the table above	$—	$17,059	$15,612	$40,663	$60,342	$10,228	$7,682
	Below-market losses under the DC Plan not shown above	$(118,638)	$(16,206)	$—	$—	$—	$(30,397)	$—

(3)
The amounts set forth in this column include the Company’s contribution to: (a) NEOs’ employee accounts under the Company’s 401(k) plan and Pension Plan; (b) the Company’s profit-sharing and executive profit-sharing plans; (c) life insurance premiums; (d) medical premiums; and (e) disability premiums:

All Other Compensation ($)	Joel S. Marcus	Stephen A. Richardson	Peter M. Moglia	Dean A. Shigenaga	Thomas J. Andrews	Daniel J. Ryan	Jennifer J. Banks
Pension Plan	$—	$100,000	$100,000	$100,000	$100,000	$100,000	$75,000
Profit-sharing plan	36,500	36,500	36,500	36,500	36,500	36,500	36,500
Insurance premiums	216,370	4,648	4,857	7,903	10,027	—	3,427
All other compensation	$252,870	$141,148	$141,357	$144,403	$146,527	$136,500	$114,927

2019 Proxy Statement	71

COMPENSATION TABLES AND RELATED NARRATIVE (continued)

2018 Grants of Plan-Based Awards Table

			Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joel S. Marcus	1/11/2018	(1)	N/A	N/A	N/A	N/A	N/A	N/A	21,770	2,723,427
	1/11/2018	(2)	N/A	N/A	N/A	5,443	21,771	34,049	N/A	3,730,000
	N/A	(3)	757,500	1,515,000	2,272,500	N/A	N/A	N/A	N/A	N/A
	3/29/2018	(4)	N/A	N/A	N/A	6,250	15,625	25,000	N/A	1,818,000
Stephen A. Richardson	N/A	(3)	468,750	937,500	1,406,250	N/A	N/A	N/A	N/A	N/A
	3/29/2018	(4)	N/A	N/A	N/A	2,250	5,625	9,000	N/A	654,480
	7/15/2018	(5)	N/A	N/A	N/A	N/A	N/A	N/A	36,000	4,604,760
Peter M. Moglia	N/A	(3)	468,750	937,500	1,406,250	N/A	N/A	N/A	N/A	N/A
	3/29/2018	(4)	N/A	N/A	N/A	2,250	5,625	9,000	N/A	654,480
	7/15/2018	(5)	N/A	N/A	N/A	N/A	N/A	N/A	36,000	4,604,760
Dean A. Shigenaga	3/29/2018	(4)	N/A	N/A	N/A	2,250	5,625	9,000	N/A	654,480
	7/15/2018	(5)	N/A	N/A	N/A	N/A	N/A	N/A	36,000	4,604,760
Thomas J. Andrews	3/29/2018	(4)	N/A	N/A	N/A	2,250	5,625	9,000	N/A	654,480
	7/15/2018	(5)	N/A	N/A	N/A	N/A	N/A	N/A	36,000	4,604,760
Daniel J. Ryan	3/29/2018	(4)	N/A	N/A	N/A	2,250	5,625	9,000	N/A	654,480
	7/15/2018	(5)	N/A	N/A	N/A	N/A	N/A	N/A	33,000	4,221,030
Jennifer J. Banks	3/29/2018	(4)	N/A	N/A	N/A	750	1,875	3,000	N/A	218,160
	4/23/2018	(6)	N/A	N/A	N/A	N/A	N/A	N/A	8,000	970,960
	7/15/2018	(5)	N/A	N/A	N/A	N/A	N/A	N/A	12,000	1,534,920

(1)	Represents restricted stock grant related to performance in 2017 subject to time-based vesting over a three-year period.

(2)	Represents restricted stock grant related to performance in 2017 with vesting subject to performance over the three-year period ending December 31, 2020.

(3)	Represents an annual cash incentive bonus tied to achievement of predetermined corporate and individual goals. See “Cash Incentive Bonuses” on page 48 for additional information.

(4)	Represents performance grant. See “Performance-Based Long-Term Incentive Awards Granted in 2018 to All NEOs” on page 67 for additional information.

(5)	Represents restricted stock grant related to performance in 2017 subject to time-based vesting over a four-year period.

(6)	Represents restricted stock grant subject to time-based vesting in connection with appointment as the Company’s Co-Chief Operating Officer on April 23, 2018.

The stock awards indicated in the table above were granted under the 1997 Incentive Plan. Holders of Common Stock of the Company, including recipients of the restricted stock awards shown above, are eligible to receive distributions as determined by our Board of Directors. See Note 14 of the Consolidated Financial Statements and Item 5 in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for information on dividends declared on Common Stock.

2019 Proxy Statement	72

COMPENSATION TABLES AND RELATED NARRATIVE (continued)

Employment Agreements

The Company has individual employment agreements with Messrs. Marcus, Stephen Richardson, Moglia, Shigenaga, Andrews and Ryan and Ms. Banks.

Mr. Marcus’s 2015 Employment Agreement, as amended, provides that Mr. Marcus serve as full-time Executive Chairman beginning on April 23, 2018, through December 31, 2020, which term will be extended for additional one-year periods thereafter unless and until the Company or Mr. Marcus provides notice of non-renewal. The 2015 Employment Agreement (i) incorporates the objective annual incentive award individual criteria described under “Corporate Performance Measures for Executive Chairman and Co-CEO Cash Incentive Bonuses,” (ii) provides for a cash incentive bonus for Mr. Marcus as described above under “Structure and Target Value of Executive Chairman and Co-CEO Cash Incentive Bonuses” and (iii) provides for an annual long-term incentive award in the form of restricted stock as described above under “Long-Term Incentive Awards Granted in 2018 to Mr. Marcus”. The 2015 Employment Agreement also provides for the double-trigger vesting of equity awards granted on or after January 1, 2015. The 2015 Employment Agreement is further described below under “Potential Payments upon Termination or Change in Control — Mr. Marcus.”

In March 2016, the Company entered into amended and restated executive employment agreements (the “2016 Executive Employment Agreements”) with Messrs. Stephen Richardson, Moglia, Shigenaga, and Andrews. The 2016 Executive Employment Agreements amended and restated in their entirety the prior employment agreements between the Company and each of Messrs. Stephen Richardson, Moglia, Shigenaga, and Andrews. The 2016 Executive Employment Agreements provide for the double-trigger vesting of equity awards granted to each of these executives on or after January 1, 2016, as described below under “Potential Payments upon Termination or Change in Control — Other Named Executive Officers.” The 2016 Executive Employment Agreements also provide for at-will employment, a base salary to be increased annually by no less than a cost-of-living adjustment based on the consumer price index for each officer’s residence location, and eligibility to receive discretionary cash incentive bonuses and periodic equity awards.

The Company entered into amended and restated executive employment agreements (the “2018 Executive Employment Agreements”) with Messrs. Stephen Richardson, Moglia, Shigenaga and Andrews and Ms. Banks effective as of April 2018, and with Mr. Ryan effective as of May 2018. The 2018 Executive Employment Agreements provide that each executive is employed at will, with the term of each agreement beginning April 23, 2018 (except for Mr. Ryan’s agreement, the term of which begins on May 22, 2018) and ending on the date that the agreement is terminated by either party pursuant to the provisions of the applicable agreement. The 2018 Executive Employment Agreements with Mr. Ryan and Ms. Banks provide for the double-trigger vesting of equity awards granted to each of these executives, as described below under “Potential Payments upon Termination or Change in Control — Other Named Executive Officers,” a base salary to be increased annually by no less than a cost-of-living adjustment based on the consumer price index for each officer’s residence location, and eligibility to receive discretionary cash incentive bonuses and periodic equity awards.

The 2018 Executive Employment Agreements with Messrs. Stephen Richardson and Moglia reflected their new positions and duties as Co-Chief Executive Officer and as Co-Chief Executive Officer and Co-Chief Investment Officer, respectively, and provided that each individual’s annual base salary be $625,000, effective as of April 23, 2018. In addition, each individual is eligible to receive an annual cash bonus, 60% of which shall be payable based on the achievement of certain corporate performance criteria and 40% of which shall be payable based on the achievement of each individual’s performance criteria. The cash bonus payable, if any, will have a threshold amount equal to 75% of each individual’s base salary, a target amount equal to 150% of base salary, and a maximum amount equal to 225% of base salary. Determination and payment of any cash bonus will be based upon the achievement of personal and corporate goals determined by the Compensation Committee. Each individual is also eligible to receive an annual award of restricted stock for each fiscal year of the Company occurring during the term of his agreement, with 50% of any such target award vesting over a three-year period following the grant date based solely on his continued service, and the remaining award vesting on or after the third anniversary of the end of the fiscal year in which the award was made, based on and subject to certain corporate performance criteria over a three-year performance period. These cash incentive bonuses and long-term incentive awards have the same structure as the 2018 Marcus Grant described in “Compensation Discussion and Analysis” beginning on page 36.

The 2018 Executive Employment Agreements with Messrs. Shigenaga and Andrews reflected their new positions and duties as Co-President and Chief Financial Officer and Co-President and Regional Market Director — Greater Boston, respectively, and provided that each individual’s annual base salary be $595,000, effective as of April 23, 2018. The 2018 Executive Employment Agreement with Mr. Ryan reflected his new position and duties as Co-Chief Investment Officer and Regional Market Director – San Diego, and provided that Mr. Ryan’s annual base salary be $595,000, effective as of May 22, 2018. The 2018 Executive Employment Agreement with Ms. Banks reflected her new position and duties as Co-Chief Operating Officer, General Counsel, and Corporate Secretary, and provided that Ms. Banks’s annual base salary be $450,000, effective as of April 23, 2018. Messrs. Shigenaga, Andrews, and Ryan and Ms. Banks continue to be eligible for an annual bonus and periodic equity awards as the Board of Directors may determine.

2019 Proxy Statement	73

COMPENSATION TABLES AND RELATED NARRATIVE (continued)

Outstanding Equity Awards at Fiscal Year End Table

The following table shows unvested stock awards assuming a market value of $115.24 per share (the closing market price of the Common Stock on December 31, 2018).

	Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Joel S. Marcus	240,601	27,726,859
Stephen A. Richardson	113,700	13,102,788
Peter M. Moglia	111,450	12,843,498
Dean A. Shigenaga	115,950	13,362,078
Thomas J. Andrews	115,950	13,362,078
Daniel J. Ryan	104,450	12,036,818
Jennifer J. Banks	46,800	5,393,232

(1)	Represents restricted stock awards granted pursuant to the 1997 Incentive Plan, which are scheduled to vest in the years shown below:

Shares scheduled to vest during the year ended December 31,	Joel S. Marcus	Stephen A. Richardson	Peter M. Moglia	Dean A. Shigenaga	Thomas J. Andrews	Daniel J. Ryan	Jennifer J. Banks
2019	151,342	43,450	41,950	44,950	44,950	39,200	16,950
2020	64,259	34,250	33,500	35,000	35,000	31,500	13,850
2021	25,000	27,000	27,000	27,000	27,000	25,500	11,000
2022	—	9,000	9,000	9,000	9,000	8,250	5,000
Total shares that have not vested	240,601	113,700	111,450	115,950	115,950	104,450	46,800

2018 Option Exercises(1) and Stock Vested Table

The following table sets forth certain information regarding vesting of restricted stock awards during 2018 for the NEOs.

	Stock Awards(2)

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Joel S. Marcus	77,200	9,917,901
Stephen A. Richardson	24,750	3,126,982
Peter M. Moglia	23,250	2,937,300
Dean A. Shigenaga	26,250	3,316,665
Thomas J. Andrews	26,250	3,316,665
Daniel J. Ryan	21,250	2,684,532
Jennifer J. Banks	8,500	1,073,870

(1)	We have not issued any options since 2002, no options have been exercised since 2012, and no options were outstanding as of December 31, 2018.

(2)	Represents restricted stock awards granted pursuant to the 1997 Incentive Plan.

(3)	Represents the number of shares of stock that vested multiplied by the market price of the Common Stock on the vesting date.

2019 Proxy Statement	74

COMPENSATION TABLES AND RELATED NARRATIVE (continued)

Pension Benefits Table

The following table discloses the years of credited service of, the actuarial present value of the accumulated benefits for, and payments during the last fiscal year to each NEO under the Alexandria Real Estate Equities, Inc. Cash Balance Pension Plan ( the “Pension Plan”). For a more detailed description of the Pension Plan, see “Pension Plan” on page 45.

Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Joel S. Marcus	25	—	—
Stephen A. Richardson	19	732,911	—
Peter M. Moglia	21	679,219	—
Dean A. Shigenaga	18	725,743	—
Thomas J. Andrews	19	731,073	—
Daniel J. Ryan	8	479,475	—
Jennifer J. Banks	16	360,011	—

(1)	The present value of the accumulated benefit represents present value of the accrued benefits in each NEO’s account under the Pension Plan.

2018 Nonqualified Deferred Compensation Table

The following table discloses contributions, earnings, and balances under the nonqualified deferred compensation plan for each of the NEOs.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Joel S. Marcus	965,862	—	(118,638)	—	9,917,511
Stephen A. Richardson	—	—	(16,206)	(293)	134,750
Peter M. Moglia	—	—	—	—	—
Dean A. Shigenaga	497,500	—	23,797	—	1,393,574
Thomas J. Andrews	—	—	43,332	—	2,557,395
Daniel J. Ryan	140,596	—	(30,397)	—	2,225,616
Jennifer J. Banks	—	—	—	—	—

(1)	All contributions in this column are also included as compensation to the NEOs in the “Salary” and “Bonus” columns of the “Summary Compensation Table” for 2018 on page 71.

(2)
Aggregate earnings include above-market gains/preferential earnings and below-market losses as shown for each NEO in the table under footnote 2 to the “Summary Compensation Table” on page 71. Below-market losses are excluded from the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the “Summary Compensation Table.” Advisory fees paid to the plan administrator have been deducted from aggregate earnings reported in this column.

(3)    The following amounts included in this column have been reported as compensation to the NEOs in the “Summary Compensation Table” for 2017 and 2016 as follows (excluding Daniel J. Ryan and Jennifer J. Banks, who became NEOs beginning in 2018):

	Executive Contributions by Year ($)
Name	2017	2016
Joel S. Marcus	679,278	543,575
Stephen A. Richardson	—	—
Peter M. Moglia	—	—
Dean A. Shigenaga	475,000	375,000
Thomas J. Andrews	—	—

2019 Proxy Statement	75

COMPENSATION TABLES AND RELATED NARRATIVE (continued)

The Company has in place the DC Plan, which is an unfunded plan designed to permit compensation deferrals for a select group of the Company’s management or highly compensated employees. Eligibility to participate in the DC Plan is limited to employees of the Company who (i) qualify as accredited investors under the Securities Act of 1933, (ii) fall within a select group of management or highly compensated employees for purposes of ERISA, and (iii) are selected and designated as eligible to participate by the Company with respect to a plan year based on their level of responsibility and anticipated compensation levels for such plan year.

Under the DC Plan, a participant may elect annually to defer up to 70% of the participant’s salary, 70% of the participant’s eligible earned leasing incentive compensation (if applicable), and up to 100% of the participant’s cash incentive bonus, provided that the minimum deferral amount of any cash incentive bonus be $10,000 and the aggregate minimum deferral amount of any salary and cash incentive bonus be $10,000. A participant must generally make deferral elections during an election period that is prior to the beginning of the plan year in which the related compensation is earned. The Company may permit a newly eligible participant to make a deferral election within the first 30 days of first becoming eligible to participate in the plan with respect to compensation earned during the portion of the plan year after such election becomes irrevocable.

Participants’ deferral amounts under the DC Plan are credited or charged, as the case may be, with the investment performance of mutual funds and other publicly traded securities designated by the participants and certain other investments designated by the Company. The mutual funds, other publicly traded securities, and certain investments designated by the Company for the deemed investment of participants’ accounts under the DC Plan may change from time to time. Participants may change their investment selections prospectively on a daily basis by contacting the advisor associated with the DC Plan.

Except with respect to certain VIP Grandfathered Amounts (defined below), a participant may elect to receive amounts deferred under the DC Plan on a date specified by the participant or upon the termination of such participant’s service with the Company. With respect to amounts deferred prior to January 1, 2005, such amounts will be distributed in a single lump sum upon termination. With respect to amounts deferred after January 1, 2005 (409A Non-Grandfathered Amounts), if such termination is for any reason other than death or disability, such amounts will be in accordance with the participant’s election in either a lump sum or in up to 15 annual installments, which payments either commence immediately upon termination or on the fifth anniversary of termination in accordance with the participant’s election; provided that no payment is made prior to the six-month anniversary of termination. If the participant’s termination is due to death or disability, amounts are distributed immediately in a single lump sum. In addition, if a change in control (as defined under the DC Plan) occurs prior to any such date specified by the participant for distribution or the participant’s termination of service, payment of any vested 409A Non-Grandfathered Amounts will be made in a lump sum as soon as administratively feasible following the change in control.

A participant’s account under the DC Plan may include amounts that were initially deferred under the Company’s 2000 Venture Investment Deferred Compensation Plan (the “VIP”) prior to January 1, 2005, as adjusted for any gains and losses credited to such amounts (“VIP Grandfathered Amounts”). Any such vested amounts will be distributed to participants upon the occurrence of certain distribution events related to the investments designated by the Company for the deemed investment of such amounts, except that such amounts will continue to be deferred under the DC Plan if the participant made an election at the time of initial deferral of such amounts under the VIP to further defer such amounts under the DC Plan following a distribution event and the participant has not terminated employment prior to the distribution event.

With respect to amounts that are attributable to deferrals made under the DC Plan prior to January 1, 2005, as adjusted for any gains and losses credited to such amounts (“409A Grandfathered Amounts”), other than any VIP Grandfathered Amounts, a participant may elect to receive an early distribution of any such vested amounts if he or she experiences an unforeseeable emergency (as defined in the DC Plan). In addition, a participant may elect to receive an early distribution of any vested 409A Grandfathered Amounts, other than any VIP Grandfathered Amounts, credited to the participant’s account for any reason, provided that the amount distributed will be equal to 90% of the amount elected by the participant and the remaining 10% of the amount elected by the participant will be forfeited by the participant. During 2018, the Company did not contribute any amount to participants’ accounts under the DC Plan in addition to the compensation deferred by the participants.

2019 Proxy Statement	76

Potential Payments upon Termination or Change in Control

The discussion and tables below provide information regarding the incremental amount of compensation, if any, that would be paid to each of the NEOs of the Company under various termination scenarios or a change in control.

Mr. Marcus

Mr. Marcus’s 2015 Employment Agreement provides that, in the event of a termination by the Company without Cause, by Mr. Marcus for Good Reason, or on account of Mr. Marcus’s death or Permanent Disability (as such terms are defined in the 2015 Employment Agreement), Mr. Marcus will be entitled to receive the following: (i) any earned and unpaid base salary; (ii) any earned and unpaid cash incentive bonus; (iii) vested benefits under the Company’s employee benefit plans and reimbursable expenses; (iv) any deferred compensation; (v) a pro rata cash incentive bonus for the portion of the year in which the termination occurs; (vi) a severance payment equal to three times the sum of (1) Mr. Marcus’s base salary plus (2) an amount equal to the average cash incentive bonus paid to Mr. Marcus over the Company’s last three fiscal years preceding the year in which the termination of the employment agreement occurs; (vii) continued participation in the Company’s medical and dental benefit plans for the three-year period following the date of termination, or, if earlier, until Mr. Marcus enrolls in a plan of another employer under which he is entitled to receive such benefits, and continued life insurance and long-term care coverage for the three-year period following the date of termination; (viii) continuation of the term life insurance, long-term and short-term disability coverage, and executive/premium long-term care policy the Company provides to Mr. Marcus for the three-year period following the date of termination; (ix) payment of full salary in lieu of all accrued but unused vacation; (x) outplacement services for 180 days following the date of termination; (xi) if such termination occurs after attainment of age 72, or with respect to equity or equity-based awards granted after January 15, 2019, after attainment of age 77, full and immediate vesting of all outstanding and unvested equity or equity-based compensation awards, the vesting of which otherwise depends only upon the passage of time; (xii) if such termination occurs after attainment of age 72, or with respect to equity or equity-based awards granted after January 15, 2019, after attainment of age 77, to the extent that the applicable personal, corporate, or other performance goals are ultimately satisfied, the vesting of all awards of equity or equity-based compensation, the vesting of which otherwise depends upon the satisfaction of personal, corporate, or other performance criteria; (xiii) if such termination occurs after attainment of age 72, or with respect to equity or equity-based awards granted after January 15, 2019, after attainment of age 77, exercisability of all outstanding stock options for their full terms; (xiv) to the extent an annual restricted stock award has not been made with respect to the fiscal year prior to the fiscal year in which the termination occurs, a fully vested grant in an amount of shares equal to the sum of the time-based stock and the maximum performance-based stock (or, if applicable, other equity or equity-based awards) awarded in the year prior to the year in which the termination occurs, or, if higher, the average of the sum of the time-based stock and the maximum performance-based stock (or, if applicable, other equity or equity-based awards) awarded in the second, third, and fourth fiscal years prior to the fiscal year in which the termination occurs; and (xv) a fully vested grant in an amount of shares equal to the sum of the time-based stock and the maximum performance-based stock (or, if applicable, other equity or equity-based awards) awarded in the year prior to the year in which the termination occurs, or, if higher, the average of the sum of the time-based stock and the maximum performance-based stock (or, if applicable, other equity or equity-based awards) awarded in the second, third, and fourth fiscal years prior to the fiscal year in which the termination occurs.

If Mr. Marcus is terminated by the Company for Cause, he will be entitled to receive the following: (i) any earned and unpaid base salary; (ii) any earned and unpaid cash incentive bonus; (iii) vested benefits under the Company’s employee benefit plans and reimbursable expenses; and (iv) any deferred compensation.

If Mr. Marcus terminates his employment other than for Good Reason, he will be entitled to receive the following: (i) any earned and unpaid base salary; (ii) any earned and unpaid cash incentive bonus; (iii) vested benefits under the Company’s employee benefit plans and reimbursable expenses; and (iv) any deferred compensation. In addition, if the termination by Mr. Marcus other than for Good Reason is on or after attainment of age 71, he will be entitled to receive the following: (i) continued participation in the Company’s medical and dental benefit plans for the three-year period following the date of termination, or, if earlier, until Mr. Marcus becomes entitled to such benefits through another employer; (ii) payment of full salary in lieu of all accrued but unused vacation; (iii) to the extent an annual restricted stock award has not been made with respect to the fiscal year prior to the fiscal year in which the termination occurs, a fully vested grant in an amount of shares equal to the sum of the time-based stock and the maximum performance-based stock (or, if applicable, other equity or equity-based awards) awarded in the year prior to the year in which the termination occurs, or, if higher, the average of the sum of the time-based stock and the maximum performance-based stock (or, if applicable, other equity or equity-based awards) awarded in the second, third, and fourth fiscal years prior to the fiscal year in which the termination occurs; and (iv) a fully vested grant in an amount of shares equal to the sum of the time-based stock and the maximum performance-based stock (or, if applicable, other equity or equity-based awards) awarded in the year prior to the year in which the termination occurs, or, if higher, the average of the sum of the time-based stock and the maximum performance-based stock (or, if applicable, other equity or equity-based awards) awarded in the second, third, and fourth fiscal years prior to the fiscal year in which the termination occurs.

2019 Proxy Statement	77

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (continued)

The 2015 Employment Agreement also provides that, upon a Change in Control (as such term is defined in the agreement), (i) any and all equity or equity-based awards granted before January 1, 2015, the vesting of which depends only upon the passage of time, will vest; (ii) any and all equity or equity-based awards granted before January 1, 2015, the vesting of which depends upon the satisfaction of performance criteria, shall vest in an amount equal to (A) the amount of the award that would have been earned if the target level of performance had been achieved, multiplied by (B) a fraction (x) the numerator of which is the number of days during the performance period on which Mr. Marcus was employed and (y) the denominator of which is the number of days in the performance period, and (iii) any and all options granted before January 1, 2015, will be exercisable for their full terms. The 2015 Employment Agreement provides that accelerated vesting upon a Change in Control will not apply to an award granted on or after January 1, 2015, which is substituted in the event of a Change in Control with an alternative award in respect of stock (i) which is traded on an established U.S. securities market, (ii) which vests on the applicable regularly scheduled vesting date or dates (without regard to performance) of the pre-Change in Control award, or an earlier vesting date or dates, subject only to continued service through such date or dates other than as provided in the 2015 Employment Agreement, (iii) which provides Mr. Marcus with rights, terms, and conditions substantially equivalent to or better than those of the pre-Change in Control award, and (iv) which is the economic equivalent of the pre-Change in Control award, all as further described in the 2015 Employment Agreement. Any such alternative awards will be subject following a Change in Control to the provision of the 2015 Employment Agreement generally applicable upon a termination of employment, i.e., double-trigger vesting upon a severance-qualifying termination.

The 2015 Employment Agreement provides that if payments provided to Mr. Marcus under the 2015 Employment Agreement would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then Mr. Marcus is entitled to receive (i) an amount limited so that no portion thereof shall be subject to an excise tax under Section 4999 of the Code (the “Limited Amount”), or (ii) if the amount otherwise payable under the employment agreement reduced by the excise tax imposed by Section 4999 of the Code is greater than the Limited Amount, the amount otherwise payable under the employment agreement.

2019 Proxy Statement	78

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (continued)

Other Named Executive Officers

The 2018 Executive Employment Agreements with Messrs. Stephen Richardson, Moglia, Shigenaga, Andrews, and Ryan and Ms. Banks provide that if their employment is terminated for any reason (including termination by the Company for Cause (as defined in the agreement) or resignation by the executive), they will be entitled to receive all accrued and unused vacation, unpaid base salary, and unpaid cash incentive bonus earned through their last day of employment. If the agreement terminates upon the executive’s death or Disability (as defined in the agreement), the Company shall provide the executive (or his or her beneficiaries or estate, as the case may be) with the following benefits in addition to the payments described in the preceding sentence: (i) a severance payment equal to one year of base salary; (ii) accelerated vesting of any unvested equity awards previously granted to the executive; and (iii) a cash incentive bonus equal to the cash incentive bonus amount they earned for the previous year (or the year prior to the previous year if the cash incentive bonus for the previous year has not been determined prior to termination). The 2018 Executive Employment Agreements with Messrs. Stephen Richardson, Moglia, Shigenaga, Andrews, and Ryan and Ms. Banks provide that if the Company terminates the executive’s employment without Cause or the executive resigns for Good Reason (as defined in the applicable agreement) not in connection with a Change in Control (as defined in the applicable agreement), the executive is entitled to receive severance generally equal to one year of base salary and a cash incentive bonus equal to the cash incentive bonus the executive earned for the previous year (or the year prior to the previous year if the cash incentive bonus for the previous year has not been determined prior to termination). These agreements further provide that if, upon or within two years following a Change in Control, the Company terminates the agreement without Cause or the executive terminates the agreement for Good Reason, the executive is entitled to receive severance generally equal to a multiple of the sum of one year of his or her base salary plus the cash incentive bonus amount he or she earned for the previous year (or the year prior to the previous year if the cash incentive bonus for the previous year has not been determined prior to termination). The multiple for Messrs. Stephen Richardson, Moglia, Shigenaga, Andrews, and Ryan is 2.0x and the multiple for Ms. Banks is 1.5x. In any of the foregoing cases, all of the executive’s unvested shares of restricted stock in the Company will vest on the last day of employment and the executive will receive a prorated grant of fully vested stock based on the Company’s grant to him or her for the prior year and the number of days employed in the year of termination and an additional grant of restricted stock (on a fully vested basis) equal to the higher of the number of shares of restricted stock that the Company had determined to grant to the executive for the prior year, but had not yet granted as of termination, or the average number of shares of restricted stock granted to the executive for the second, third, and fourth years prior to the year in which the executive’s employment terminates. The 2018 Executive Employment Agreements with Messrs. Stephen Richardson, Moglia, Shigenaga, and Andrews provide that upon a Change in Control, any outstanding equity awards held by the executive that were granted prior to January 1, 2016 will become fully vested. All equity awards granted to Messrs. Stephen Richardson, Moglia, Shigenaga, and Andrews prior to January 1, 2016 will be fully vested by the end of August 2019. Any outstanding equity awards held by Messrs. Stephen Richardson, Moglia, Shigenaga, and Andrews that were granted on or after January 1, 2016 and any outstanding equity awards held by Mr. Ryan and Ms. Banks do not automatically become fully vested (and exercisable, if applicable) upon a Change in Control of the Company, but rather only, if upon or within two years of such Change in Control, the Company terminates the individual’s employment without Cause or the individual terminates his or her employment for good reason.

The 2018 Executive Employment Agreements of Messrs. Stephen Richardson, Moglia, Shigenaga, Andrews and Ryan and Ms. Banks also provide that if the Company terminates the executive’s employment without Cause, or the executive terminates their employment for Good Reason, the Company will pay the applicable premiums for the executive’s continued coverage under the Company’s health insurance plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for up to 12 months after his or her last day of employment with the Company, or a taxable payment calculated such that the after-tax amount of the payment would be equal to the applicable COBRA health insurance premiums if the Company determines that it cannot pay COBRA premiums without a substantial risk of violating applicable law.

The table below reflects the amount of compensation and benefits payable to Mr. Marcus under the 2015 Employment Agreement and to each other NEO under his or her respective 2018 Executive Employment Agreement, in each case pursuant to the 1997 Incentive Plan in the event of each scenario listed in the table below. The amounts shown in the table below assume that the termination was effective as of December 31, 2018. The table does not include the pension benefits or nonqualified deferred compensation that would be paid to the NEO, which are set forth in the “Pension Benefits Table” and “2018 Nonqualified Deferred Compensation Table” on page 75. In addition, the table does not include the value of vested restricted stock as of December 31, 2018. Because the payments to be made to the NEO depend on several factors, the actual amounts to be paid out upon the NEO’s termination of employment can be determined only at the time of his or her separation from the Company.

2019 Proxy Statement	79

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (continued)

Name of Executive Cause of Termination	Cash Severance Payment ($)	Pro-Rata Bonus ($)	Restricted Stock Grants ($)	Acceleration of Equity Awards ($)(1)		Continued Participation in Medical & Dental Benefit Plans ($)	Accrued Vacation ($)	Total ($)
Joel S. Marcus
Without Cause/for Good Reason	4,960,000	2,205,000	13,332,922	21,536,627		716,181	233,077	42,983,807
Death or Disability	4,960,000	2,205,000	13,332,922	21,536,627		716,181	233,077	42,983,807
Change in Control	—	—	—	—	(2)	—	—	—
For Cause/other than Good Reason	—	—	—	—		—	233,077	233,077

Stephen A. Richardson
Without Cause/for Good Reason (CIC)	3,240,000	N/A	4,525,200	12,713,853		36,008	19,231	20,534,292
Without Cause/for Good Reason (no CIC)	1,620,000	N/A	4,525,200	12,713,853		36,008	19,231	18,914,292
Death or Disability	1,620,000	N/A	4,525,200	12,713,853		36,008	19,231	18,914,292
Change in Control	—	N/A	—	2,428,724	(2)	—	—	2,428,724
For Cause/other than Good Reason	—	N/A	—	—		—	19,231	19,231

Peter M. Moglia
Without Cause/for Good Reason (CIC)	3,290,000	N/A	4,525,200	12,454,563		36,216	79,327	20,385,306
Without Cause/for Good Reason (no CIC)	1,645,000	N/A	4,525,200	12,454,563		36,216	79,327	18,740,306
Death or Disability	1,645,000	N/A	4,525,200	12,454,563		36,216	79,327	18,740,306
Change in Control	—	N/A	—	2,342,294	(2)	—	—	2,342,294
For Cause/other than Good Reason	—	N/A	—	—		—	79,327	79,327

Dean A. Shigenaga
Without Cause/for Good Reason (CIC)	3,180,000	N/A	4,525,200	12,973,143		39,419	52,635	20,770,397
Without Cause/for Good Reason (no CIC)	1,590,000	N/A	4,525,200	12,973,143		39,419	52,635	19,180,397
Death or Disability	1,590,000	N/A	4,525,200	12,973,143		39,419	52,635	19,180,397
Change in Control	—	N/A	—	2,515,154	(2)	—	—	2,515,154
For Cause/other than Good Reason	—	N/A	—	—		—	52,635	52,635

Thomas J. Andrews
Without Cause/for Good Reason (CIC)	3,180,000	N/A	4,525,200	12,973,143		44,767	38,904	20,762,014
Without Cause/for Good Reason (no CIC)	1,590,000	N/A	4,525,200	12,973,143		44,767	38,904	19,172,014
Death or Disability	1,590,000	N/A	4,525,200	12,973,143		44,767	38,904	19,172,014
Change in Control	—	N/A	—	2,515,154	(2)	—	—	2,515,154
For Cause/other than Good Reason	—	N/A	—	—		—	38,904	38,904

Daniel J. Ryan
Without Cause/for Good Reason (CIC)	2,980,000	N/A	4,148,100	11,647,883		31,359	61,788	18,869,130
Without Cause/for Good Reason (no CIC)	1,490,000	N/A	4,148,100	11,647,883		31,359	61,788	17,379,130
Death or Disability	1,490,000	N/A	4,148,100	11,647,883		31,359	61,788	17,379,130
Change in Control	—	N/A	—	2,255,864	(2)	—	—	2,255,864
For Cause/other than Good Reason	—	N/A	—	—		—	61,788	61,788

Jennifer J. Banks
Without Cause/for Good Reason (CIC)	1,222,500	N/A	1,508,400	5,263,587		34,943	60,577	8,090,007
Without Cause/for Good Reason (no CIC)	800,000	N/A	1,508,400	5,263,587		34,943	60,577	7,667,507
Death or Disability	800,000	N/A	1,508,400	5,263,587		34,943	60,577	7,667,507
Change in Control	—	N/A	—	841,191	(2)	—	—	841,191
For Cause/other than Good Reason	—	N/A	—	—		—	60,577	60,577

(1)
Represents the value of unvested restricted stock awards based on the closing market price of the Common Stock of $115.24 per share on December 31, 2018, that would vest on an accelerated basis upon the occurrence of certain events. Includes acceleration of vesting for performance-based awards assuming target performance was achieved on the assumed date of termination on December 31, 2018. As of December 31, 2018, none of the executives held stock options.

(2)
Mr. Marcus’s 2015 Employment Agreement provides for the double-trigger vesting of equity awards granted on or after January 1, 2015, as described above under “Potential Payments upon Termination or Change in Control — Mr. Marcus.” The 2018 Executive Employment Agreements provide for the double-trigger vesting of equity awards granted to Messrs. Stephen Richardson, Moglia, Shigenaga, and Andrews on or after January 1, 2016, and all of the equity awards granted to Mr. Ryan and Ms. Banks, as described above under “Potential Payments upon Termination or Change in Control — Other Named Executive Officers.”

2019 Proxy Statement	80

CEO Pay Ratio

Under SEC rules, we are required to calculate and disclose the total annual compensation paid to our median employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Executive Chairman, Mr. Marcus, and our Co-CEOs, Messrs. Richardson and Moglia, (the “CEO Pay Ratio”). Set forth below is a description of the methodology, including material assumptions, adjustments and estimates, we used to identify the median employee for purposes of calculating the CEO Pay Ratio:

•
We identified the median employee using our employee population on December 31, 2018. As of December 31, 2018, we had a total population of 386 employees, including full-time, part-time and temporary employees. From this full population, we excluded our Executive Chairman and Co-CEOs, and four employees located in China and arrived at a population consisting of 379 employees, from which we identified the median total compensation of all employees other than our Executive Chairman and Co-CEOs.

•
We identified the median employee by considering the following three elements of compensation: 2018 base salary, discretionary bonus earned in 2018, and equity awards granted in 2018 (at the grant date fair value). For permanent employees (full-time and part-time) hired after January 1, 2018, we annualized the aforementioned components.

Using the methodology described above, we selected the median of our employee population. For fiscal year 2018, the median of the annual total compensation of our employees (other than our Executive Chairman and Co-CEOs) was $140,000, and the annual total compensation of Messrs. Marcus, Richardson, and Moglia was $11,806,797, $7,448,697, and $7,447,459, respectively. Based on this information, the ratio of the annual total compensation of Mr. Marcus to the median of the annual total compensation of all employees other than our Executive Chairman and Co-CEOs was 84 to 1 and the ratio of the annual total compensation of either Mr. Richardson or Mr. Moglia to the median of the annual total compensation of all employees other than our Executive Chairman and Co-CEOs was 53 to 1. The annual total compensation of Messrs. Marcus, Richardson, and Moglia presented for this purpose is equal to the compensation reported for them in the “Summary Compensation Table” included on page 71 of this Proxy Statement.

The CEO Pay Ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance. SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.

Neither the Compensation Committee nor our management used our CEO Pay Ratio measure in making compensation decisions.

2019 Proxy Statement	81

10290 Campus Point Drive, University Town Center, San Diego

2019 Proxy Statement	82

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of Common Stock as of March 15, 2019, by (i) each of the Company’s directors, (ii) each of the Company’s executive officers, (iii) all directors and executive officers as a group, and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. This table is based on information provided to the Company or filed with the SEC by the Company’s directors, NEOs, and principal stockholders. Except as otherwise indicated, the Company believes, based on such information, that the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

	Number of Shares Beneficially Owned(2)

Name and Address of Beneficial Owner(1)	Number	Percent
Named Executive Officers and Directors
Joel S. Marcus(3)	547,312	*
Stephen A. Richardson	180,875	*
Peter M. Moglia	179,133	*
Dean A. Shigenaga	133,565	*
Thomas J. Andrews(4)	146,916	*
Jennifer J. Banks	53,976	*
Daniel J. Ryan	115,781	*
Steven R. Hash(5)	7,546	*
John L. Atkins, III	19,770	*
James P. Cain(6)	3,040	*
Maria C. Freire, Ph.D.	4,254	*
Richard H. Klein	11,720	*
James H. Richardson(7)	46,250	*
Michael A. Woronoff(8)	1,400	*
Executive officers and directors as a group (17 persons)	1,612,600	1.43%
Five Percent Stockholders
The Vanguard Group, Inc.(9)	16,951,095	15.02%
BlackRock, Inc.(10)	10,970,395	9.72%
State Street Corporation(11)	5,950,045	5.27%

*	less than 1%.

(1)	Unless otherwise indicated, the business address of each beneficial owner is c/o Alexandria Real Estate Equities, Inc., 385 East Colorado Boulevard, Suite 299, Pasadena, California 91101.

(2)
Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after March 15, 2019. Percentage ownership is based on 112,861,022 shares of Common Stock outstanding on March 15, 2019.

(3)	All shares are held by the Joel and Barbara Marcus Family Trust, of which Mr. Marcus is the trustee.

(4)	All shares are held by the Gilman Andrews Revocable Living Trust, of which Mr. Andrews is a trustee and beneficiary.

(5)
As of March 15, 2019, Mr. Hash also held 2,882 phantom stock units of the Company’s Deferred Compensation Plan for Directors, which did not give the right to acquire beneficial ownership of the Company's Common Stock within 60 days after March 15, 2019, and therefore were not included in the number of shares beneficially owned by Mr. Hash.

(6)
As of March 15, 2019, Mr. Cain also held 910 phantom stock units of the Company’s Deferred Compensation Plan for Directors, which did not give the right to acquire beneficial ownership of the Company's Common Stock within 60 days after March 15, 2019, and therefore were not included in the number of shares beneficially owned by Mr. Cain.

(7)
Includes 46,250 shares held by James Harold Richardson IV and Kimberly Paulson Richardson, trustees, or their successors in interest, of the Richardson Family Trust dated June 27, 1991, as may be amended and restated, of which Mr. James Richardson is a trustee.

(8)
All 1,400 shares are held by The Michael and Julianne Woronoff Family Trust, of which Mr. Woronoff is the trustee. In addition, as of March 15, 2019, Mr. Woronoff held 2,945 phantom stock units of the Company’s Deferred Compensation Plan for Directors, which did not give the right to acquire beneficial ownership of the Company's Common Stock within 60 days after March 15, 2019, and therefore were not included in the number of shares beneficially owned by Mr. Woronoff.

2019 Proxy Statement	83

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)

(9)
Derived solely from information contained in a Schedule 13G/A filed with the SEC on February 11, 2019, by the Vanguard Group, Inc. (“Vanguard”). Address: 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. According to the Schedule 13G/A, Vanguard has sole and shared voting power over 217,775 and 134,075 shares, respectively. Vanguard has sole and shared dispositive power over 16,697,394 and 253,701 shares, respectively.

(10)
Derived solely from information contained in a Schedule 13G/A filed with the SEC on January 24, 2019, by BlackRock, Inc. Address: 55 East 52nd Street, New York, New York 10055. According to the Schedule 13G/A, BlackRock, Inc. has sole voting power over 10,041,399 shares and sole dispositive power over 10,963,814 shares.

(11)
Derived solely from information contained in a Schedule 13G/A filed with the SEC on February 13, 2019, by State Street Corporation. Address: One Lincoln Street, Boston, Massachusetts 02111. According to the Schedule 13G/A, State Street Corporation has shared voting power over 5,381,457 shares and shared dispositive power over 5,949,048 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers and beneficial owners of more than 10% of any class of equity securities of the Company to file reports of that ownership, and changes in that ownership, with the SEC, the NYSE, and the Company. Based solely on the Company’s review of copies of such forms received by it and written representations from certain reporting persons, the Company believes that all such SEC filing requirements were timely met.

100 Binney Street, Cambridge, Greater Boston

2019 Proxy Statement	84

AUDIT COMMITTEE REPORT

This Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), specifically incorporates it by reference into a filing.

The Audit Committee of the Board of Directors of the Company (the “Board of Directors”) comprises three directors and acts under a written charter adopted and approved by the Board of Directors. Each member of the Audit Committee has been determined by the Board of Directors to be an independent director in conformity with the listing standards of the New York Stock Exchange and regulations of the Securities and Exchange Commission.

Management has the primary responsibility for the Company’s financial statements and reporting process. The Company’s independent registered public accountants are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles (“GAAP”). The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. The limitations inherent in the oversight role of a committee of the Board of Directors, however, do not provide the Audit Committee with a basis independent of management and the Company’s independent registered public accountants to determine that accounting and financial reporting principles and policies have been appropriately applied by management or that the Company’s internal control procedures designed to ensure compliance with accounting standards and applicable laws and regulations have been appropriately implemented.

The Audit Committee reviewed the Company’s audited financial statements and discussed them with management and the independent registered public accountants. The Audit Committee also discussed with the independent registered public accountants the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board; has received the written disclosures and the letter from the independent registered public accountants required by the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence; and discussed with the independent registered public accountants their independence from the Company and its management. The Audit Committee further considered whether the independent registered public accountants’ provision of non-audit services to the Company is compatible with the auditors’ independence.

The Audit Committee met with the internal and independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. In addition, the Audit Committee met with the Executive Chairman, the Co‑Chief Executive Officers and the Chief Financial Officer of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s system of disclosure controls and procedures.

In reliance on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report filed with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2018.

AUDIT COMMITTEE
Richard H. Klein, Chair Steven R. Hash Michael A. Woronoff

2019 Proxy Statement	85

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed Ernst & Young LLP to be the Company’s independent registered public accountants for the year ending December 31, 2019. Ernst & Young LLP has advised the Company that it does not have any direct or indirect financial interest in the Company. Representatives of Ernst & Young LLP are expected to attend the annual meeting and will be given the opportunity to make a statement if they choose to do so. They will also be available to respond to appropriate questions.

Before appointing Ernst & Young LLP, the Audit Committee carefully considered Ernst & Young LLP’s qualifications, including the firm’s performance as independent registered public accountants for the Company in prior years and its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee also considered whether Ernst & Young LLP’s provision of non-audit services to the Company was compatible with that firm’s independence from the Company.

Stockholders will be asked at the annual meeting to vote upon the ratification of the appointment of Ernst & Young LLP. If the stockholders ratify the appointment, the Audit Committee may still, in its discretion, appoint a different independent registered public accounting firm at any time during the 2019 fiscal year if it concludes that such a change would be in the best interests of the Company. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider, but not necessarily rescind, the appointment of Ernst & Young LLP.

Fees Billed by Independent Registered Public Accountants
The SEC requires disclosure of the fees billed by the Company’s independent registered public accountants for certain services. All audit and non-audit services were preapproved by the Audit Committee. The following table sets forth the aggregate fees billed by Ernst & Young LLP for services related to fiscal years 2018 and 2017:

Description	2018	2017
Audit Fees	$1,808,000	$1,579,500
Audit-Related Fees	—	—
Tax Fees	762,070	889,704
All Other Fees	2,000	3,000
Total	$2,572,070	$2,472,204

Audit fees include amounts billed to the Company related to the audit of the Company’s consolidated financial statements, the review of the Company’s quarterly financial statements, and other services provided in connection with statutory and regulatory filings, including real estate joint ventures. Audit fees for 2018 also include fees related to our (i) issuance of long-term unsecured senior notes payable aggregating $900.0 million, (ii) sales of Common Stock under our at-the-market (“ATM”) common stock program, (iii) sales of Common Stock under forward equity sales agreements, and (iv) audit procedures related to upgrade implementation of our accounting software. Tax fees in 2018 represent tax return preparation and compliance services. All other fees include amounts related to our subscription to Ernst & Young LLP’s technical research database.

Audit fees for 2017 include fees related to our (i) issuance of long-term unsecured senior notes payable aggregating $1.03 billion, (ii) sales of Common Stock under our ATM common stock program, and (iii) sales of Common Stock under forward equity sales agreements. Tax fees in 2017 represent tax return preparation and compliance services. All other fees include amounts related to our subscription to Ernst & Young LLP’s technical research database.

Audit Committee Preapproval Policy
The Audit Committee approves, prior to engagement, all audit and non-audit services provided by Ernst & Young LLP and all fees to be paid for such services. All services are considered and approved on an individual basis. In its preapproval and review of non-audit services, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence.

Required Vote and Board of Directors’ Recommendation
The affirmative vote of a majority of the votes cast on the matter at the annual meeting will be required to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accountants for the fiscal year ending December 31, 2019.

The Board of Directors unanimously recommends a vote FOR Proposal 3.

2019 Proxy Statement	86

OTHER INFORMATION

Annual Report on Form 10-K and Financial Statements and Committee and Corporate Governance Materials of the Company

Copies of the Company’s Annual Report filed with the SEC on Form 10-K for the fiscal year ended December 31, 2018, including the Company’s consolidated financial statements and schedules, will be mailed to interested stockholders, without charge, upon written request. Exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, will be provided upon written request and payment to the Company for the cost of preparing and distributing those materials. Written requests should be sent to Alexandria Real Estate Equities, Inc., 385 East Colorado Boulevard, Suite 299, Pasadena, California 91101, Attention: Investor Relations. The current charters of the Board of Directors’ Audit, Compensation, and Nominating & Governance Committees, along with the Company’s Corporate Governance Guidelines and Business Integrity Policy and Procedures for Reporting Non-Compliance (“Business Integrity Policy”), are available on the Company’s website at www.are.com.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on Thursday, May 9, 2019

The Notice of Annual Meeting of Stockholders and Proxy Statement, the form of proxy card, the Company’s 2018 Annual Report to Stockholders, and directions on how to attend the annual meeting and vote in person or by proxy are available at www.are.com/proxy.

Stockholder Proposals and Director Nominations for the Company’s 2020 Annual Meeting

Stockholder Proposals Under SEC Rule 14a-8

Stockholder proposals that are submitted for possible inclusion in the Company’s Proxy Statement for the Company’s 2020 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the Secretary of the Company, in writing, no later than 5:00 p.m., Pacific Time, on December 11, 2019, in order to be considered for inclusion in the Company’s proxy materials for that annual meeting. Any proposals received after 5:00 p.m., Pacific Time, on December 11, 2019 shall be considered untimely and will not be considered for inclusion in the Company’s proxy materials for the next annual meeting.

Proxy Access

If a stockholder (or a group of up to 20 stockholders) that has owned at least three percent of our shares continuously for at least three years and has complied with the other requirements set forth in in our Bylaws wants us to include director nominees in our proxy statement for the 2020 Annual Meeting of Stockholders, the nominations must be received by the Secretary of the Company and must arrive at the Company in a timely manner, between 120 and 150 days prior to the anniversary of this year’s Proxy Statement, or not earlier than November 11, 2019 and not later than 5:00 p.m., Pacific Time, on December 11, 2019.

Advance Notice

In addition, if a stockholder wishes to nominate someone for election as director of the Company or propose business at an annual meeting of stockholders that is not to be included in our proxy statement, the stockholder must comply with the advance notice and other requirements set forth in the Company’s Bylaws for the nomination or business proposal to be eligible to be presented at an annual meeting. These requirements currently include, in part, the requirement that any such nomination or proposal must, with certain exceptions if the date of the 2020 Annual Meeting of Stockholders is advanced or delayed more than 30 days from the first anniversary of the date of this year’s annual meeting, be submitted to the Secretary of the Company at least 120 days and not more than 150 days prior to the first anniversary of the date of this year’s Proxy Statement, or not earlier than November 11, 2019, and not later than 5:00 p.m., Pacific Time, on December 11, 2019.

2019 Proxy Statement	87

OTHER INFORMATION (continued)

Communicating with the Board

The Board of Directors has designated Steven R. Hash, the Lead Director of the Board of Directors, as the contact person for communications between the Company’s stockholders and other interested parties, on the one hand, and the Board of Directors or the independent directors as a group, on the other hand. Stockholders and other parties interested in communicating with the Board of Directors or with the independent directors of the Company may do so by writing to Steven R. Hash, Alexandria Real Estate Equities, Inc., 385 East Colorado Boulevard, Suite 299, Pasadena, California 91101.

Other Information

Proxy authorizations submitted via telephone or the Internet must be received by 11:59 p.m., Eastern Daylight Time, on May 8, 2019. To authorize a proxy via telephone or the Internet, please read the instructions on the enclosed proxy card. Costs associated with electronic access, such as from access providers or telephone companies, will be borne by the stockholder. Submission of a proxy, or a failure to submit a proxy by the above deadline, will not prevent you from voting in person at the 2019 Annual Meeting of Stockholders so long as you are a record holder of shares of Common Stock or bring a “legal proxy” with you for shares owned beneficially by you in street name through a broker or other nominee. Obtaining a legal proxy may take several days.

Other Matters

The Board of Directors does not know of any other matter that will be brought before the annual meeting. However, if any other matter properly comes before the annual meeting, or any postponement or adjournment thereof, which may properly be acted upon, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named in the proxy cards.

By Order of the Board of Directors

Jennifer J. Banks Co-Chief Operating Officer, General Counsel, and Corporate Secretary
Pasadena, California
April 9, 2019

2019 Proxy Statement	88

ANNUAL MEETING OF STOCKHOLDERS OF

ALEXANDRIA REAL ESTATE EQUITIES, INC.

May 9, 2019

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00033333333303000100 0 050919

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" EACH NOMINEE FOR DIRECTOR, AND "FOR" PROPOSALS 2 AND 3. IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE INSTRUCTIONS MADE BY THE UNDERSIGNED AND, IF NO INSTRUCTION IS MADE BY THE UNDERSIGNED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" ALL NOMINEES FOR DIRECTOR, AND "FOR" PROPOSALS 2 AND 3. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

	FOR	AGAINST	ABSTAIN
1. Election of Directors:			
Joel S. Marcus	☐	☐	☐
Steven R. Hash	☐	☐	☐
John L. Atkins, III	☐	☐	☐
James P. Cain	☐	☐	☐
Maria C. Freire	☐	☐	☐
Richard H. Klein	☐	☐	☐
James H. Richardson	☐	☐	☐
Michael A. Woronoff	☐	☐	☐
2. To cast a non-binding, advisory vote on a resolution to approve the compensation of the Company's named executive officers, as more particularly defined in the accompanying proxy statement.	☐	☐	☐
3. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2019, as more particularly described in the accompanying proxy statement.	☐	☐	☐

4. To vote and otherwise represent the undersigned on any other matter that may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof in the discretion of the Proxy holder.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

CHECK HERE IF YOU PLAN TO ATTEND THE MEETING IN PERSON ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on the records of the Company and date. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation or other entity, please sign the full name of the entity by duly authorized officer, giving full title as such under signatures(s). If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

ALEXANDRIA REAL ESTATE EQUITIES, INC.

May 9, 2019

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00033333333303000100 0 050919

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" EACH NOMINEE FOR DIRECTOR, AND "FOR" PROPOSALS 2 AND 3. IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE INSTRUCTIONS MADE BY THE UNDERSIGNED AND, IF NO INSTRUCTION IS MADE BY THE UNDERSIGNED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" ALL NOMINEES FOR DIRECTOR, AND "FOR" PROPOSALS 2 AND 3. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

	FOR	AGAINST	ABSTAIN
1. Election of Directors:			
Joel S. Marcus	☐	☐	☐
Steven R. Hash	☐	☐	☐
John L. Atkins, III	☐	☐	☐
James P. Cain	☐	☐	☐
Maria C. Freire	☐	☐	☐
Richard H. Klein	☐	☐	☐
James H. Richardson	☐	☐	☐
Michael A. Woronoff	☐	☐	☐
2. To cast a non-binding, advisory vote on a resolution to approve the compensation of the Company's named executive officers, as more particularly defined in the accompanying proxy statement.	☐	☐	☐
3. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2019, as more particularly described in the accompanying proxy statement.	☐	☐	☐

4. To vote and otherwise represent the undersigned on any other matter that may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof in the discretion of the Proxy holder.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

CHECK HERE IF YOU PLAN TO ATTEND THE MEETING IN PERSON ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on the records of the Company and date. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation or other entity, please sign the full name of the entity by duly authorized officer, giving full title as such under signatures(s). If signer is a partnership, please sign in partnership name by authorized person.

0

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Proxy For Annual Meeting of Stockholders

This Proxy is Solicited on Behalf of the Board of Directors

The stockholder of Alexandria Real Estate Equities, Inc., a Maryland corporation (the "Company"), executing the reverse side of this proxy (the "Stockholder") hereby appoints Joel S. Marcus and Steven R. Hash, and each of them, as proxies for the Stockholder, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held on Thursday, May 9, 2019, at 11:00 a.m. Pacific Daylight Time, at Waldorf Astoria Beverly Hills, 9850 Wilshire Boulevard, Beverly Hills, CA 90210, and any postponement(s) or adjournment(s) thereof, to cast on behalf of the Stockholder all votes that the Stockholder is entitled to cast at such meeting and otherwise to represent the Stockholder at the meeting, with the same effect as if the Stockholder were present in person. The Stockholder hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, which are incorporated herein by reference, and revokes any proxy previously given with respect to such meeting.

(Continued and to be signed on reverse side)

1.1 14475

ALEXANDRIA.

ALEXANDRIA.

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